AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 5, 2008
                                                  REGISTRATION NO. 333-_________

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    PURADYN FILTER TECHNOLOGIES INCORPORATED
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                      3714
            (Primary Standard Industrial Classification Code Number)

                                   14-1708544
                     (I.R.S. Employer Identification Number)

                              2017 HIGH RIDGE ROAD
                          BOYNTON BEACH, FLORIDA 33426
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                             MR. JOSEPH V. VITTORIA
                                CHAIRMAN AND CEO
                    PURADYN FILTER TECHNOLOGIES INCORPORATED
                              2017 HIGH RIDGE ROAD
                          BOYNTON BEACH, FLORIDA 33426
                                 (561) 547-9499
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                 --------------
                                 WITH A COPY TO:

                            JAMES M. SCHNEIDER, ESQ.
                        SCHNEIDER WEINBERGER & BEILLY LLP
                         2200 CORPORATE BOULEVARD, N.W.
                                    SUITE 210
                            BOCA RATON, FLORIDA 33431
                            TELEPHONE (561) 362-9595
                            TELECOPIER (561) 362-9612

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

================================================================================

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

   Large accelerated filer         |_|        Accelerated filer             |_|
   Non-accelerated filer           |_|        Smaller reporting company     |X|
  (Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                                 PROPOSED          PROPOSED
                                                 AMOUNT          MAXIMUM           MAXIMUM            AMOUNT OF
          TITLE OF EACH CLASS OF                  TO BE       OFFERING PRICE      AGGREGATE         REGISTRATION
        SECURITIES TO BE REGISTERED            REGISTERED       PER SHARE       OFFERING PRICE        FEE(1)
--------------------------------------------------------------------------------------------------------------------

Common stock, par value $0.001 per share        3,500,000         $0.205           $717,500              $29

====================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 based on the average of the bid and asked price of the common stock as reported on the OTC Bulletin Board on October 30, 2008.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED NOVEMBER 5, 2008
PROSPECTUS
                    PURADYN FILTER TECHNOLOGIES INCORPORATED

                        3,500,000 shares of Common Stock

          We are offering on a best efforts basis a total of 3,500,000 shares of our common stock at a price of $[ ] per share. The offering is being conducted on a self-underwritten basis. There is no underwriter for this offering and we will not pay any commissions on the sale of the shares. Our officers and directors will attempt to sell the shares offered hereby.

          There is no minimum offering and we may receive little or no funds from this offering. All proceeds from the sale of the shares will be delivered directly to us and will not be deposited in any escrow account. If the entire 3,500,000 shares are sold, we will receive gross proceeds of $ [ ] before expenses of approximately $8,600. We plan to end the offering on _________, 200_. However, at our sole discretion, we may end the offering sooner or extend the offering until _____________, 200_. No assurance can be given on the number of shares we will sell or even if we will be able to sell any shares.

         For a description of the plan of distribution of these shares, please see page 8 of this prospectus.

         Our common stock is quoted on the OTC Bulletin Board under the symbol "PFTI." On October 31, 2008 the last reported sale price for our common stock was $0.20 per share.

                              --------------------

          INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS TO READ ABOUT THE RISKS OF INVESTING IN OUR COMMON STOCK.

                              --------------------

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

------------------------------------------------------- ------------ ----------
                                                         PER SHARE      TOTAL
------------------------------------------------------- ------------ ----------
Public offering price                                       $[    ]   $ [    ]
------------------------------------------------------- ------------ ----------
Discounts and commissions                                         0          0
------------------------------------------------------- ------------ ----------
Possible proceeds to the company, before expenses           $ [   ]   $ [    ]
------------------------------------------------------- ------------ ----------


                              --------------------

                   THE DATE OF THIS PROSPECTUS IS ______, 2008

                              ABOUT THIS PROSPECTUS

         You should only rely on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

                               PROSPECTUS SUMMARY

ABOUT US

         We design, manufacture, market and distribute the PURADYN(R) bypass oil filtration system for use with substantially all internal combustion engines and hydraulic equipment that use lubricating oil. Working in conjunction with an engine's full-flow oil filter, the PURADYN bypass oil filtration system cleans oil by continually removing solid, liquid and gaseous contaminants from the oil through a sophisticated and unique filtration and evaporation process. For engine lubricating oil, our filters incorporate an additive package. Because lubricating oil is kept in a continually clean state, the PURADYN bypass oil filtration system has been used effectively to extend oil-drain intervals and to extend the time between engine overhauls. We are also the exclusive manufacturer of the disposable replacement filter elements for the PURADYN bypass oil filtration system.

            The report of our independent registered public accounting firm on our financial statements for the year ended December 31, 2007 contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern based upon our recurring losses from operations, our total liabilities exceeding our total assets, and our reliance on cash inflows from institutional investors and a current stockholder.

         Our principal executive offices are located at 2017 High Ridge Road, Boynton Beach, Florida 33426 and our telephone number at that office is (561) 547-9499. Our fiscal year end is December 31. Our website is located at www.puradyn.com.

                  When used in this prospectus, "Puradyn," "we," "us," "ours," and similar terms refers to Puradyn Filter Technologies Incorporated, a Delaware corporation, and our wholly-owned subsidiary Puradyn Filter Technologies, Ltd., a U.K. limited company which we also refer to as "Puradyn Ltd."

                      SELECTED CONSOLIDATED FINANCIAL DATA

         The following summary of our financial information for the six months ended June 30, 2008 and 2007 (unaudited) and the years ended December 31, 2007 and 2006 which have been derived from, and should be read in conjunction with, our consolidated financial statements included elsewhere in this prospectus.

SELECTED INCOME STATEMENT DATA:

------------------------------------ -------------------------------- --------------------------------
                                        SIX MONTHS ENDED JUNE 30,         YEAR ENDED DECEMBER 31,
------------------------------------ -------------------------------- --------------------------------
                                          2008             2007            2007            2006
------------------------------------ -------------------------------- --------------- ----------------
                                               (UNAUDITED)
------------------------------------ ---------------- --------------- --------------- ----------------
Net sales                                 $1,555,206      $1,553,187      $3,082,873       $3,072,947
------------------------------------ ---------------- --------------- --------------- ----------------
Total operating costs                      2,257,474       2,440,581       4,967,907        5,258,558
                                           ---------       ---------       ---------        ---------
------------------------------------ ---------------- --------------- --------------- ----------------
Loss from operations                       (702,268)       (887,394)     (1,885,034)      (2,185,611)
------------------------------------ ---------------- --------------- --------------- ----------------
Total other expense, net                   (166,847)       (321,221)       (556,067)        (467,852)
                                            -------         -------         -------          -------
------------------------------------ ---------------- --------------- --------------- ----------------
Net loss                                  $(869,115)    $(1,208,614)    $(2,441,101)     $(2,653,463)
------------------------------------ ---------------- --------------- --------------- ----------------

SELECTED BALANCE SHEET DATA:

------------------------------------ ------------------ ------------------ -----------------
                                       JUNE 30, 2008    DECEMBER 31, 2007    DECEMBER 31,
                                        (UNAUDITED)                              2006
------------------------------------ ------------------ ------------------ -----------------

------------------------------------ ------------------ ------------------ -----------------
Working capital                             $1,065,847           $365,917          $691,856
------------------------------------ ------------------ ------------------ -----------------
Cash and cash equivalents                     $324,223           $112,270           $55,175
------------------------------------ ------------------ ------------------ -----------------
Total current assets                        $2,684,343         $2,151,577        $1,999,534
------------------------------------ ------------------ ------------------ -----------------
Total assets                                $2,878,796         $2,373,867        $2,275,045
------------------------------------ ------------------ ------------------ -----------------
Total current liabilities                   $1,618,496         $1,785,660        $1,307,678
------------------------------------ ------------------ ------------------ -----------------
Notes payable - stockholder                 $6,150,000         $6,250,000        $5,839,000
------------------------------------ ------------------ ------------------ -----------------
Total liabilities                           $7,774,819         $8,042,799        $7,146,678
------------------------------------ ------------------ ------------------ -----------------

                                  THE OFFERING

Price per share offered:                             $[     ]

Securities offered:                                  3,500,000 shares of common
                                                     stock on a best efforts
                                                     basis

Common stock outstanding prior to the offering:      35,005,018 shares

Common stock outstanding after the offering,
assuming the sale of all 3,500,000 shares
offered hereby:                                      38,505,018 shares

Use of proceeds:                                     working capital

OTC Bulletin Board symbol                            PFTI

                                  RISK FACTORS

         AN INVESTMENT IN OUR COMMON STOCK INVOLVES A SIGNIFICANT DEGREE OF RISK. YOU SHOULD NOT INVEST IN OUR COMMON STOCK UNLESS YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS AND OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING TO INVEST IN OUR COMMON STOCK.

                          RISKS RELATED TO OUR COMPANY

WE HAVE A HISTORY OF LOSSESS AND OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS DOUBTS ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

         We have incurred substantial operating and net losses, as well as negative operating cash flows, since our inception through June 30, 2008. For the years ended December 31, 2007 and 2006, we reported net losses of $2,441,101 and $2,653,463, respectively. For the six months ended June 30, 2008, we reported a net loss of $869,115 and at June 30, 2008, we had an accumulated deficit of approximately $46.7 million. These recurring operating losses, liabilities exceeding assets and the reliance on cash inflows from an institutional investor and current stockholder have led our independent registered public accounting firm to include a statement in its audit report relating to our audited consolidated financial statements for the years ended December 31, 2007 and December 31, 2006 expressing substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to obtain the necessary financing to meet our obligations and repay our liabilities when they become due and to generate profitable operations in the future. We have no firm commitments from any third party to provide this financing and we cannot assure you we will be successful in raising working capital as needed. There are no assurances that we will have sufficient funds to execute our business plan, pay our obligations as they become due or generate positive operating results and it is possible that we will be required to cease some or all of our operations if we are not successful in raising capital as needed. In that event, you could lose your entire investment in our company.

OUR NET SALES ARE NOT SUFFICIENT TO FUND OUR OPERATING EXPENSES AND OUR SALES HAVE REMAINED RELATIVELY FLAT OVER THE PAST SEVERAL YEARS. THERE ARE NO ASSURANCES WE WILL BE ABLE TO INCREASE OUR SALES, IN THE NEAR FUTURE, TO A LEVEL WHICH WILL FUND OUR OPERATING EXPENSES.

         We used cash in operations of approximately $1,809,000 and approximately $1,940,000 in 2007 and 2006, respectively, and approximately $1,250,000 for the six months ended June 30, 2008. Our net sales are not sufficient to fund our operating expenses and despite our efforts our sales have remained relatively flat from period to period. During 2008 we continue to implement cost reductions in an effort to improve margins, including securing alternative suppliers for raw materials and manufacturing and we anticipate these costs reductions will impact our results of operations during the balance of 2008 and beyond. In addition, we are also reviewing cost of material increases, some of which were passed through to our customers as product price increases beginning January 2008 which have served to improve our margins. As long as our cash flow from operations remains insufficient to fund our operations, we will continue depleting our cash and other financial resources. Our failure to achieve profitable operations in future periods will adversely affect our ability to continue as a going concern. In this event, you could lose all of your investment in our company.

EVEN IF WE SELL ALL THE SHARES OFFERED HEREBY, WE WILL NEED ADDITIONAL FINANCING WHICH WE MAY NOT BE ABLE TO OBTAIN ON ACCEPTABLE TERMS. IF WE CANNOT RAISE ADDITIONAL CAPITAL AS NEEDED, OUR ABILITY TO EXECUTE OUR GROWTH STRATEGY AND FUND OUR ONGOING OPERATIONS WILL BE IN JEOPARDY.

         Historically, our operations have been financed primarily through the issuance of equity and short-term loans. Our future capital requirements, however, depend on a number of factors, including our ability to internally grow our revenues, manage our business and control our expenses. At June 30, 2008, we had a working capital of $1,065,847 as compared to working capital of $365,917 at December 31, 2007. This change is primarily attributable to proceeds from the sale of our securities during the 2008 period. Even if we sell all 3,500,000 shares offered hereby, of which there are no assurances, we will need to raise additional capital to fund our ongoing operations, pay our existing obligations and for future growth of our company. We cannot assure you we will sell any of the shares offered hereby or that any additional capital will be available to us in the future upon terms acceptable to us. Given our history of losses, debt levels and general uncertainties of the capital markets, we face a number of challenges in our ability to raise capital. If we do not raise funds as needed, our ability to provide for current working capital needs, pay our obligations as they become due, grow our company, and continue our existing business and operations is in jeopardy. In this event, you could lose all of your investment in our company.

WE OWE OUR CHAIRMAN AND CEO APPROXIMATELY $6.2 MILLION WHICH IS DUE IN DECEMBER 31, 2009.

         Since March 2002, our CEO has been providing funding to us for working capital on an unsecured basis. At June 30, 2008 we owed him $6.1 million, and he had advanced an additional $100,000 to us subsequent thereto. This loan is due on December 31, 2009 or (i) at such time as we have raised an additional $7 million over the $3.5 million raised in prior offerings, or (ii) at such time as we are operating within sufficient cash flow parameters to sustain operations, or (iii) until a disposition of our company, such as an acquisition or merger, occurs. We do not have sufficient funds to pay this loan when it becomes due and there are no assurances our CEO will extend the due date. While the loan is unsecured, this obligation makes it more difficult for us to secure the additional financing we need to fund our operations.

WE RELY ON SALES TO A LIMITED NUMBER OF CUSTOMERS AND THERE ARE NO ASSURANCES THAT THESE CUSTOMERS WILL CONTINUE TO PURCHASE PRODUCTS FROM US.

         We are dependent upon sales to a limited number of customers. During the six months ended June 30, 2008 two customers individually accounted for approximately 24% and approximately 16% (for a total of approximately 40%) of our net sales. During 2007 and 2006 two customers together accounted for approximately 44% and 39%, respectively, of our consolidated net sales. We do not have contracts with our customers and the loss of sales from one or more of these customers could materially impact our results of operations in future periods.

WE ARE DEPENDENT ON A LIMITED NUMBER OF SUPPLIERS. WHILE WE HAVE IDENTIFIED ALTERNATIVE SOURCES FOR VARIOUS MATERIALS WE USE, A TEMPORARY DISRUPTION IN OUR ABILITY TO PROCURE NECESSARY MATERIALS AND PARTS COULD ADVERSELY IMPACT OUR NET SALES IN FUTURE PERIODS.

         A substantial portion of the component parts to our products are manufactured by various suppliers for assembly by us. We believe the relationships with our suppliers are satisfactory and that alternative suppliers are available if relationships falter or existing suppliers should become unable to keep up with our requirements. However, there can be no assurance that our current or future suppliers will be able to meet our requirements on commercially reasonable terms or within scheduled delivery times. An interruption of our arrangements with suppliers could cause a delay in the production of our products for timely delivery to distributors and customers which could result in a loss of sales revenue in future periods.

WE FACE COMPETION FROM A NUMBER OF COMPANIES AND THERE ARE NO ASSURANCES WE CAN EFFECTIVELY COMPETE IN OUR SECTOR.

         There are a number of companies which sell bypass oil filtration systems. Most of our competitors have more capital, greater brand recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. These competitors may also engage in more extensive development of their technologies, adopt more aggressive pricing policies and establish more comprehensive marketing and advertising campaigns than we can. While we believe that our product is superior in performance to our competitors' products, there are no assurances our belief is correct. For these and other reasons, our competitors' products may achieve greater acceptance in the marketplace than our own, limiting our ability to gain market share and customer loyalty and to generate sufficient revenues to achieve a profitable level of operations.

IF WE ARE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY OUR ABILITY TO CONDUCT OUR BUSINESS AS IT IS PRESENTLY CONDUCTED IS IN JEOPARDY.

         Our success is heavily dependent on our proprietary technology and we rely on a combination of contractual rights, patents, trade secrets, trademarks and non-disclosure agreements to establish and protect our proprietary rights. There can be no assurances that the steps we take to protect our proprietary rights will be adequate to prevent misappropriation of the technology or independent development by others of products with features based upon, or otherwise similar to, our products. In addition, although we believe that any new technology currently in development or patent pending has been independently developed and does not infringe on the proprietary rights of others, there can be no assurance that we are correct or that third parties will not assert infringement claims against us in the future. If instituted, there can be no assurances we will have adequate resources to defend a patent infringement or other proprietary rights infringement action. If we are unable to adequately protect our proprietary rights or if other products should be developed which are substantially similar to ours, our ability to continue our operations as they are presently conducted could be in jeopardy and we could be forced to cease operations.

                         RISKS RELATED TO THIS OFFERING

THERE IS NO MINIMUM NUMBER OF SHARES WHICH MUST BE SOLD. WE ARE DEPENDENT UPON THE PROCEEDS OF THIS OFFERING.

         We are dependent upon the proceeds from this offering to provide funds for working capital. This is a best efforts offering which means there is no minimum number of shares, which must be sold. As a result, if we sell less than all of the shares offered hereby, we will have significantly less funds available to us to implement our business strategy, and our ability to generate any significant increases in our sales may be adversely affected. Even if we sell all of the shares offered hereby, we cannot guarantee prospective investors that we will ever generate any significant increases sales or report profitable operations, or that our sales will not decline in future periods.

OUR MANAGEMENT HAS FULL DISCRETION AS TO THE USE OF PROCEEDS FROM THIS OFFERING.

         We presently anticipate that the net proceeds from this offering will be used for working capital. We reserve the right to use the funds from this offering for other purposes not presently contemplated which we deem to be in our best interests in order to address changed circumstances and opportunities. As a result of the foregoing, purchasers of the shares offered hereby will be entrusting their funds to our management, upon whose judgment and discretion the investors must depend, with only limited information concerning management's specific intentions.


                     RISKS RELATED TO HOLDING OUR SECURITIES

THE EXERCISE OF OUTSTANDING WARRANTS AND OPTIONS WILL BE DILUTIVE TO OUR EXISTING STOCKHOLDERS.

         At October 29, 2008 we had 35,005,018 shares of our common stock issued and outstanding and the following securities, which are exercisable into shares of our common stock, were outstanding:

         o 3,005,739 shares of our common stock issuable upon the exercise of warrants with exercise prices ranging from $0.75 to $2.00 per share; and

         o 2,350,400 shares of our common stock issuable upon the exercise of options with exercise prices ranging from $.21 per share to $9.25 per share.

         The issuance of these shares will be dilutive to our existing stockholders, including purchasers of shares in this offering.

BECAUSE OUR STOCK CURRENTLY TRADES BELOW $5.00 PER SHARE, AND IS QUOTED ON THE OTC BULLETIN BOARD, OUR STOCK IS CONSIDERED A "PENNY STOCK" WHICH CAN ADVERSELY AFFECT ITS LIQUIDITY.

         As the trading price of our common stock is less than $5.00 per share, our common stock is considered a "penny stock," and trading in our common stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

         Securities and Exchange Commission regulations also require additional disclosure in connection with any trades involving a "penny stock," including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of our common stock in the secondary market because few broker or dealers are likely to undertake these compliance activities. Purchasers of our common stock may find it difficult to resell the shares in the secondary market.

           CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

         Various statements in this prospectus contain or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to successfully implement our strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, global competition, and other factors. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this prospectus in its entirety, including the risks described in "Risk Factors." Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock is quoted on the OTC Bulletin Board under the symbol PFTI. The reported high and low sales prices for the common stock as reported on the OTC Bulletin Board are shown below for the periods indicated. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

                                                    HIGH        LOW
                                                 ----------- -----------
2006
First quarter ended March 31, 2006                    $1.90       $0.67
Second quarter ended June 30, 2006                    $1.75       $1.00
Third quarter ended September 30, 2006                $1.33       $0.90
Fourth quarter ended December 31, 2006                $1.20       $0.55

2007
First quarter ended March 31, 2007                    $0.96       $0.56
Second quarter ended June 30, 2007                    $0.80       $0.40
Third quarter ended September 30, 2007                $0.50       $0.30
Fourth quarter ended December 31, 2007                $0.60       $0.32

2008
First quarter ended March 31, 2008                    $0.40       $0.30
Second quarter ended June 30, 2008                    $0.31       $0.25
Third quarter ended September 30, 2008                $0.40       $0.20

         On October 31, 2008, the last sale price of our common stock as reported on the OTC Bulletin Board was $0.20. As of October 29, 2008, there were approximately 300 record owners of our common stock.

DIVIDEND POLICY

         We have never paid cash dividends on our common stock. Under Delaware law, we may declare and pay dividends on our capital stock either out of our surplus, as defined in the relevant Delaware statutes, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If, however, the capital of our company, computed in accordance with the relevant Delaware statutes, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits and dividends upon any shares of our capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of June 30, 2008 and as adjusted to give proforma effect to the sale of all 3,500,000 shares offered hereby. The table should be read in conjunction with the consolidated financial statements and related notes included elsewhere in this prospectus.

                                                                                           JUNE 30, 2008
                                                                                     --------------------------
                                                                                            (UNAUDITED)
                                                                                     -------------- -----------
                                                                                        ACTUAL       PROFORMA
Long term liabilities                                                                $   6,156,323  $     [    ]
Preferred stock, $0.001 par value, 500,000 shares authorized,
  no shares issued and outstanding                                                               -             -
Common stock, $0.001 par value, 40,000,000 shares authorized,
  34,428,888 shares issued and outstanding, 37,928,888 as
  adjusted                                                                                  34,429        [    ]
Additional paid-in capital                                                              42,963,955        [    ]
Notes receivable from stockholders                                                      (1,064,031)   (1,064,031)
Accumulated deficit                                                                    (46,694,325)  (46,694,325)
Accumulated other comprehensive loss                                                      (136,051)     (136,051)
                                                                                     -------------  ------------
         Total stockholders' deficit                                                 $  (4,896,023) $     [    ]
Total capitalization                                                                 $   1,260,300  $     [    ]

                                 USE OF PROCEEDS

         Assuming all 3,500,000 shares offered hereby, the net proceeds to be received by us after deducting the expenses of this offering including legal, accounting, printing, filing fees and miscellaneous costs estimated at $8,600, will total approximately $[ ]. However, as there is no minimum number of shares which must be sold in this offering, we could receive substantially less proceeds than $[ ]. We intend to use the net proceeds from this offering for working capital. We reserve the right, however, to use the funds obtained from this offering for other purposes not presently contemplated which management deems to be in our best interests in order to address changes circumstances and opportunities.

                                    DILUTION

         As of June 30, 2008, the net tangible book value of our shares of common stock was $(4,896,023) or approximately $(0.14215) per share, based upon an aggregate of 34,428,888 shares of common stock outstanding. Net tangible book value per share represents our total tangible assets less our total liabilities and divided by the aggregate number of shares of our common stock outstanding. Dilution in net tangible book value per share represents the difference between the amount per share of our common stock that you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.

         After giving effect to the sale by us of all 3,500,000 shares of common stock in this offering at an offering price of $[ ] per share, the net tangible book value of our common stock as of June 30, 2008 would have been $[ ] per share. This represents an immediate increase in the net tangible book value of $[ ] to our existing stockholders and an immediate dilution in net tangible book value of $[ ] per share to new investors purchasing shares in this offering. The following table illustrates this dilution per share, assuming all 3,500,000 shares offered hereby are sold:

--------------------------------------------------------------------------- ------------ -------------
Offering price per share                                                                    $ [      ]
--------------------------------------------------------------------------- ------------ -------------
Net tangible book value per share at June 30, 2008                           $(0.14215)
 --------------------------------------------------------------------------- ------------ ------------
Increase in net tangible book value per share attributed to new investors     [       ]
--------------------------------------------------------------------------- ------------ -------------
Net tangible book value per share after this offering                                         [      ]
--------------------------------------------------------------------------- ------------ -------------
Dilution in net tangible book value per share to new investors                              $ [     ]\
--------------------------------------------------------------------------- ------------ -------------

         The following table provides information as of June 30, 2008 of the differences between the amounts paid or to be paid by the groups set forth below with respect to the aggregate number of shares of our common stock to be held by each group:

------------------------------------ ---------------------------- ---------------------------- ----------------
                                          SHARES PURCHASED            TOTAL CONSIDERATION       AVERAGE PRICE
------------------------------------ --------------- ------------ ---------------- -----------    PER SHARE
                                         NUMBER           %          AMOUNT(1)         %
------------------------------------ --------------- ------------ ---------------- ----------- ----------------

------------------------------------ --------------- ------------ ---------------- ----------- ----------------
Existing stockholders                    34,428,888        90.8%       42,998,384  [      ]%           $1.2489
------------------------------------ --------------- ------------ ---------------- ----------- ----------------
New investors                             3,500,000         9.2%     [          ]  [      ]%           $[    ]
------------------------------------ --------------- ------------ ---------------- ----------- ----------------
               Total                     37,928,888         100%     [          ]  [      ]%           $[    ]
------------------------------------ --------------- ------------ ---------------- ----------- ----------------

(1) Dollar amount, in thousands.

                              PLAN OF DISTRIBUTION

         Our common stock is quoted on the OTC Bulletin Board under the symbol PFTI. The market for our common stock is limited and the liquidity of our shares may be severely limited. The market price of the shares of common stock is likely to be highly volatile and may be significantly affected by factors such as actual or anticipated fluctuations in our operating results, announcements of technological innovations, new products or new contracts by us or our competitors, adoption of new accounting standards affecting our company, general economic and market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market price for the common stocks of technology companies. These types of broad market fluctuations may adversely affect the market price of our common stock.


          We are offering 3,500,000 shares of common stock, using our executive officers and directors, on a self-underwritten, best-efforts basis. There is no minimum amount of securities that we must sell in order to receive any subscriptions. The common stock will be offered at a price of $[ ] per share. This offering will commence on the date of this prospectus and will continue until the ___________, 2000_, or the date all of the shares offered are sold. However, at our sole discretion, we may end the offering sooner or extend the offering until _____________, 200_. No assurance can be given on the number of shares we will sell or even if we will be able to sell any shares.

         Our officers and directors may not purchase any securities in this offering.

         As of the date of this prospectus, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

         In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this prospectus, we have not identified the specific states, where the offering will be sold. We will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

         The proceeds from the sale of the shares in this offering will be payable to us. No escrow account has been established, and all subscription funds will be paid directly to our company.

         Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99.1 to the registration statement of which this prospectus is a part) and sending it together with payment in full to Puradyn Filter Technologies Incorporated, 2017 High Ridge Road, Boynton Beach, Florida 33426, Attention: Mr. Joseph V. Vittoria, CEO. All payments must be made in United States currency either by personal check, bank draft, or cashier's check. There is no minimum subscription requirement. An investors' failure to pay the full subscription amount will entitle us to disregard the investors' subscription. All subscription agreements and checks are irrevocable. We reserve the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within five business days of the rejection date, without interest or deduction. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

GENERAL

         Sales of our products, the PURADYN bypass oil filtration system, and replaceable filter elements will depend principally upon end user demand for such products and acceptance of our products by original equipment manufacturers
(OEMs). The oil filtration industry has historically been competitive and, as is typically the case with innovative products, the ultimate level of demand for our products is subject to a high degree of uncertainty. Developing market acceptance for our existing and proposed products will require substantial marketing and sales efforts and the expenditure of a significant amount of funds to inform customers of the perceived benefits and cost advantages of its products. As a result of our limited resources, to date we have not had adequate funds available to undertake these necessary marketing efforts.

         Currently no bypass oil filtration system has captured a substantial share of the estimated recurring $15 billion potential market, based upon figures supplied by The Rhein Report, a diesel engine industry consulting, publishing and market research company. We believe we are in a unique position to capitalize on the growing acceptance of bypass oil filtration given that our product and our company are positioned as, including, but not limited to:

         o A competitively priced, value-added product based on patented technology;
         o An alternative solution to the rising costs and national concerns over dependence on foreign oil; and
         o Providing an operational maintenance solution to end users in conjunction with existing and reasonably foreseeable federal environmental legislation such as new regulations affecting diesel engines and diesel fuels mandating cleaner diesel engines that went into effect January 1, 2007. Additional and more stringent legislation is anticipated in 2010.

         We focus our sales strategy on individual sales and distribution efforts as well as on the development of a nationwide distribution network that will not only sell but also install and support our product. We currently have approximately 140 active distributors in the U.S. and internationally. The number of distributors will constantly change as we add new distributors as well as when OEMs come onboard with their distribution network. Additionally, in late 2005 we began to focus our sales and marketing efforts to target industries which we believe are more open to innovative methods to reduce operating costs. This strategy includes a focus on:

         o the expansion of existing strategic relationships we have, such as those with John Deere, Western Star,

         o continued development and expansion of our distribution network with distributors who are trained by us and stock inventory in order to establish a sales and service oriented nationwide infrastructure,

         o continuing to target existing and new industrial/construction equipment fleets and major diesel engine and generator set OEMs,

         o creating customer `pull-through', a sustained level of request for our product on the OEM level, and

         o converting customer evaluations into sales, both immediate and long term.

         While this is a long-term and ongoing commitment, we believe we have achieved a limited amount of industry acceptance based on recent accomplishments:

         o in September 2008 we announced that Avis Budget Group will be installing the PURADYN bypass oil filtration system as standard equipment on its fleet of over 300 heavy duty buses. Avis is the first major car rental company to use bypass oil filtration.

         o in August 2008, we announced that John Deere Forestry Division is factory-installing the Puradyn bypass oil filtration system in Joensuu, Finland on equipment to be utilized in Russia and other countries where high sulfur fuel is used.

         o during 2008 we received the initial and repeat orders from the Foreign Military Sales program, the government-to-government method for selling U.S. defense equipment, services, and training, to supply the PURADYN bypass oil filtration systems for the line haul fleet;

         o in July 2008 we received a contract from the U.S. Army to supply the PURADYN bypass oil filtration systems to outfit JERRV vehicles used in combat in Iraq and Afghanistan;

         o in April 2008 an international distributor placed purchase orders totaling over $1.1 million for shipment over 2008 and 2009. This is our first order to date of this magnitude;

         o the November 2007 announcement that a fleet of 100 trucks have exceeded 100 million miles without an oil-related oil change during the course of an eight-year period using the PURADYN bypass oil filtration system.

         o in June 2006 the U.S. Department of Energy announced final results of a three-year test conducted on the benefits, cost, and engine oil consumption analyses of bypass oil filtration technology that showed 89% oil savings using PURADYN bypass technology on heavy-duty engines and sport utility vehicles.

         We believe that the renewed interest shown in the technology of bypass oil filtration as an economic alternative to significantly rising oil prices, dependence upon foreign oil, with the added benefit of being environmentally beneficial, will timely and favorably position us as a manufacturer of a cost efficient "green" product. Sales appear to be comparable from the first six months of 2008 as compared to the first six months of 2007 as a result of one of our largest customers postponing purchases while awaiting installation of new maintenance tracking and reporting procedures. However, excluding this customers decrease in sales, of approximately $184,000, total consolidated sales have actually increased by approximately $186,000 or approximately 12%. We also believe that industry acceptance resulting in sales will continue to grow in 2008; however, there can be no assurance that any of our sales efforts or strategic relationships will meet management's expectations or result in actual revenues.

         Our sales effort not only involves educating the potential customer on the benefits of our product, but also allowing the end-user to test and evaluate the PURADYN bypass oil filtration system on its fleet equipment. While set for a specific period of time, typically ranging from three to 12 months, evaluations are often influenced by a number of variables including equipment applications downtime or servicing, which may extend the evaluation period. Consequently, the sales cycle can be relatively long.

         We believe international sales are especially well suited to our products given that environmental controls are not as regulated in countries outside North America. Certain applications representing a higher return on investment are more prevalent in use outside of North America and end-users consequently are more receptive to the total maintenance package, including the use of oil analysis, which the PURADYN bypass oil filtration system requires to verify oil condition. Our wholly-owned subsidiary in the United Kingdom sells our products in Europe, the Middle East and Africa. In the first six months of 2008, total international sales accounted for approximately 60% of our consolidated net sales as compared to 63% for the first six months of 2007. We believe that the combined effects of the July 2008 relocation and overseeing process of the U.K. office and the marketing of a competitive product to our customers by our former U.K. Managing Director have contributed to a decline in its international sales volume.

         Until late 2005, we were focused on retail sales in order to maintain revenue stream and cash flow. While this was necessary to generate market awareness and industry penetration, it was also extremely costly with respect to company resources. The progress made with a few major accounts, distributors and OEMs allowed us to now start concentrating our efforts to expand our relationships with these OEMs.

         Optimizing our limited resources will be key to accomplishing our goals. We will need to remain focused on working with OEMs, continue developing the independent distributors we have onboard and maintain growth within the major accounts using our system. To accomplish these tasks, we will need to add appropriate sales and marketing support to be sure our distributors and customers are served. At this time, we anticipate the need for at least two salespersons and one sale support person. We will be adding application engineers and product engineers as we grow our OEM account list. A second application engineer and product engineer will be needed as we add our third OEM. The expansion into the OEM area, even though it is very demanding due to response need to meet their needs, is also rewarding in the aspect that it provides a steady flow of material requirements for our manufacturing area giving us more stability in manufacturing personnel, a stronger supply chain with steady production, economics of scale and the ability to better utilize our overhead with higher average material turn rates.

         As described elsewhere herein, we continue to address our liquidity and working capital issues as we continue to seek to raise additional capital from institutional and private investors and current stockholders. Historically, we have faced difficulties in raising adequate capital and we anticipate that those efforts will continue given the uncertainties facing the capital markets in the U.S. We also continue to implement cost reductions in an effort to improve margins, including securing alternative suppliers for raw materials and manufacturing and we anticipate these costs reductions will impact our results of operations during the balance of 2008 and beyond. We are also reviewing cost of material increases, some of which were passed through to our customers as product price increases beginning January 2008. These price increases were generally limited to market conditions, but will continue to be applied each January and were in the range of 4% to 7%.

GOING CONCERN

         Our financial statements have been prepared on the basis that we will operate as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. We have incurred net losses each year since inception and have relied on the sale of our stock from time to time and loans from third parties and from related parties to fund our operations. These recurring operating losses, liabilities exceeding assets and the reliance on cash inflows from an institutional investor and current stockholder have led our independent registered public accounting firm Webb & Company P.A. to include a statement in its audit report relating to ours audited consolidated financial statements for the years ended December 31, 2007 and December 31, 2006 expressing substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to obtain the necessary financing to meet our obligations and repay our liabilities when they become due and to generate profitable operations in the future. We plan to continue to provide for our capital requirements through the sale of equity securities, however, we have no firm commitments from any third party to provide this financing and we cannot assure you we will be successful in raising working capital as needed. There are no assurances that we will have sufficient funds to execute our business plan, pay our obligations as they become due or generate positive operating results.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

         Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to product returns, bad debts, inventories, financing operations, warranty obligations and contingencies and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

         We believe the following critical accounting policies affect us more significant judgments and estimates used in the preparation of our consolidated financial statements.

         ALLOWANCE FOR DOUBTFUL ACCOUNTS

         We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. If the financial conditions of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. We provide for potential uncollectible accounts receivable based on customer specific identification and historical collection experience. If market conditions decline, actual collection experience may not meet expectations and may result in decreased cash flows and increased bad debt expense.

         The policy for determining past due status is based on the contractual payment terms of each customer, which is generally net 30 or net 60 days. Once collection efforts by us and our collection agency are exhausted, the determination for charging off uncollectible receivables is made.

         ESTIMATION OF PRODUCT WARRANTY COST

         We provide for the estimated cost of product warranties at the time revenue is recognized. While we engage in product quality programs and processes, including actively monitoring and evaluating the quality of our component suppliers, our warranty obligation is affected by product failure rates, material usage and service delivery costs incurred in correcting a product failure. Should actual product failure rates, material usage or service delivery costs differ from our estimates, revisions to the estimated warranty liability would be required.

         ESTIMATION OF INVENTORY OBSOLESCENCE

         We provide for estimated inventory obsolescence or unmarketable inventory in amounts equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required.

         IMPAIRMENT OF LONG-LIVED ASSETS

         We periodically evaluate the recoverability of the carrying amount of our long-lived assets under the guidelines of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Factors that we consider in making this evaluation include estimating the undiscounted net cash flows estimated to result from the assets over their remaining useful life. Should our estimates of these factors change, our results of operations and financial condition could be adversely impacted.

         REVENUE RECOGNITION

         Revenue is recognized when earned. Our revenue recognition policies are in compliance with the provisions issued in SAB No. 104, Revenue Recognition in Financial Statements. Revenue from product sales to customers, distributors and resellers is recorded when products that do not require further services or installation us are shipped, when there are no uncertainties surrounding customer acceptance and for which liability is reasonably assured. We provide for sales returns based on an historical analysis of returns. The estimate is updated for current return activity and the provision is adjusted accordingly. Should actual returns exceed management's estimates, the provision may require further adjustment and accordingly, net sales may decrease.

         PRODUCT RETURNS

         Consistent with industry practices, we may accept limited product returns or provide other credits in the event that a distributor holds excess inventory of our products. During the three-months ended June 30, 2008 and June 30, 2007, product returns totaled $12,141 and $452 respectively. During the six-months ended June 30, 2008 and June 30, 2007, product returns totaled $17,915 and $3,594 respectively. Increased product returns during 2008, over 2007, was primarily attributable one customer's excess inventory purchases acquired during 2007. Our sales are made on credit terms, which vary depending on the nature of the sale. We believe we have established sufficient reserves to accurately reflect the amount or likelihood of product returns or credits and uncollectible receivables. However, there can be no assurance that actual returns and uncollectible receivables will not exceed our reserves.

RECENT ACCOUNTING PRONOUNCEMENTS

         In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51". This statement improves the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require : (i) the ownership interests in subsidiaries held by parties, other than the parent, and the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, (ii) changes in a parent's ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, (iii) that when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value, and (iv) that entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS No. 160 affects those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The adoption of this statement is not expected to have a material effect on our financial statements.

         In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133" (SFAS 161). This statement is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity's derivative instruments and hedging activities and their effects on the entity's financial position, financial performance, and cash flows. SFAS 161 applies to all derivative instruments within the scope of SFAS 133. "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133) as well as related hedged items, bifurcated derivatives, and nonderivative instruments that are designed and qualify as hedging instruments. Entities with instruments subject to SFAS 161 must provide more robust qualitative disclosures and expanded quantitative disclosures. SFAS 161 is effective prospectively for financial statements issue for fiscal years and interim periods beginning after November 15, 2008, with early application permitted. We are currently evaluating the disclosure implications of this statement.

         In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles." SFAS No. 162 identifies the sources of accounting principles and provides entities with a framework for selecting the principles used in preparation of financial statements that are presented in conformity with GAAP. The current GAAP hierarchy has been criticized because it is directed to the auditor rather than the entity, it is complex, and it ranks FASB Statements of Financial Accounting Concepts, which are subject to the same level of due process as FASB Statements of Financial Accounting Standards, below industry practices that are widely recognized as generally accepted but that are not subject to due process. The Board believes the GAAP hierarchy should be directed to entities because it is the entity (not its auditors) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. SFAS 162 is effective 60 days following the SEC's approval of PCAOB Auditing Standard No. 6, Evaluating Consistency of Financial Statements (AS/6). The adoption of FASB 162 is not expected to have a material impact on our financial position.

         In May 2008, the FASB issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts-an interpretation of FASB Statement No. 60." Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises. This results in inconsistencies in the recognition and measurement of claim liabilities. This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. SFAS 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The adoption of FASB 163 is not expected to have a material impact on our financial position.

IMPACT OF INFLATION AND FOREIGN CURRENCY TRANSLATION GAINS AND LOSSES

         Inflation has not had a significant impact on our operations. However, any significant decrease in the price for oil or labor, environmental compliance costs, and engine replacement costs could adversely impact the end users cost/benefit analysis as to the use of our products.

         The financial statements of our U.K. subsidiary have been translated into U.S. dollars in accordance with SFAS No. 52, Foreign Currency Translation (SFAS 52). All balance sheet accounts have been translated using the exchange rate in effect at the balance sheet date. Income statement amounts have been translated using an appropriately weighted average exchange rate for the year. The translation gains and losses resulting from the changes in exchange rates during the six months ended June 30, 2008 as well as 2007 and 2006 have been reported in accumulated other comprehensive income, except for gains and losses resulting from the translation of intercompany receivables and payables, which are included in earnings for the period. During the six months ended June 30, 2008 and 2007 , we recorded a foreign currency exchange rate gain of approximately $2,400 and a loss of approximately $35,000, respectively, and for the years ended December 31, 2007 and 2006 we recorded a foreign currency exchange rate gain of approximately $87,000 and a loss of approximately $198,000, respectively, which is included in selling and administrative expenses in the consolidated statements of operations for each period which appear elsewhere herein. The exchange rate of the British pound to the U.S. dollar fluctuated from 1.9973 on December 31, 2007 to 1.9954 on June 30, 2008 as compared to 1.9266 on December 31, 2006 to 2.0039 on June 30, 2007.

RESULTS OF OPERATIONS

THREE AND SIX MONTHS ENDED JUNE 30, 2008 COMPARED TO THE THREE AND SIX MONTHS ENDED JUNE 30, 2007

         The following tables set forth the amount of increase or decrease represented by certain items reflected in our condensed consolidated statements of operations in comparing the three-months ended June 30, 2008 to the three-months ended June 30, 2007:

(IN THOUSANDS)                                                                THREE MONTHS ENDED JUNE 30,
                                                                     ----------------------------------------------
                                                                         2008            2007            CHANGE
                                                                     -------------   -------------   --------------

Net sales                                                            $        792    $        787    $           5
                                                                     -------------   -------------   --------------

Costs and expenses:

  Cost of products sold                                                       642             702              (60)
  Salaries and wages                                                          251             265              (14)
  Selling and administrative                                                  221             197               24
                                                                     -------------   -------------   --------------
Total costs and expenses                                                    1,114           1,164              (50)
                                                                     -------------   -------------   --------------

Other (expense) income:
  Interest income                                                               1              10               (9)
  Interest expense                                                            (78)           (131)              53
                                                                     -------------   -------------   --------------
Total other expense                                                           (77)           (121)              44
                                                                     -------------   -------------   --------------

Net loss                                                             $       (399)   $       (498)   $          99
                                                                     =============   =============   ==============

(IN THOUSANDS)                                                                THREE MONTHS ENDED JUNE 30,
                                                                     ----------------------------------------------
                                                                         2008            2007           CHANGE
                                                                     --------------  --------------  --------------

Gross sales                                                                    809             807               2
Sales returns and allowances                                                   (17)            (20)              3
                                                                     --------------  --------------  --------------
Net Sales                                                                      792             787               5

                                                                                                                --
US domestic sales                                                              305             297               8
US international sales                                                         198             137              61
UK sales                                                                       306             373             (67)
Rentar sales (included in above)                                                 0               5              (5)


         The following tables set forth the amount of increase or decrease represented by certain items reflected in the our condensed consolidated statements of operations in comparing the six-months ended June 30, 2008 to the six-months ended June 30, 2007:

(IN THOUSANDS)                                                                 SIX MONTHS ENDED JUNE 30,
                                                                     ----------------------------------------------
                                                                          2008           2007            CHANGE
                                                                     -------------   -------------   --------------

Net sales                                                            $      1,555    $      1,553    $           2
                                                                     -------------   -------------   --------------

Costs and expenses:
  Cost of products sold                                                     1,267           1,350              (83)
  Salaries and wages                                                          507             526              (19)
  Selling and administrative                                                  483             565              (82)
                                                                     -------------   -------------   --------------
Total costs and expenses                                                    2,257           2,441             (184)
                                                                     -------------   -------------   --------------

Other income (expense):
  Interest income                                                               1              22              (21)
  Interest expense                                                           (168)           (343)             175
                                                                     ----------------------------------------------
Total other expense                                                          (167)           (321)             154
                                                                     -------------   -------------   --------------

Net loss                                                             $       (869)   $     (1,209)   $         340
                                                                     =============   =============   ==============

 (IN THOUSANDS)                                                                SIX MONTHS ENDED JUNE 30,
                                                                     ----------------------------------------------
                                                                          2008            2007           CHANGE
                                                                     --------------  --------------  --------------

Gross sales                                                                  1,525           1,578             (53)
Sales returns and allowances                                                    30             (25)             55
                                                                     --------------  --------------  --------------
Net sales                                                                    1,555           1,553               2

                                                                                                                --
U.S. domestic sales                                                            600             576              24
U.S. international sales                                                       355             325              30
U.K. sales                                                                     570             652             (82)
Rentar sales (included in above)                                                 1              28             (27)


         NET SALES

         Net sales for the three months ended June 30, 2008 increased by approximately $5,000 or approximately 1% from approximately $787,000 in the three months ending June 30, 2007 to approximately $792,000 in the three months ending June 30, 2008. Sales to two customers accounted for approximately 29% and approximately 19% (for a total of 48%) of the consolidated net sales for the three-months ended June 30, 2008. For the three-months ended June 30, 2007, sales to two customers accounted for approximately 29% and approximately 11% (for a total of 40%) of the consolidated net sales. Our U.K. subsidiary's sales decreased by approximately $67,000 (approximately 18%), from approximately $373,000 to approximately $306,000 for the three-month period ended June 30, 2008 compared to the three-month period ended June 30, 2007. This decrease is primarily attributable to the decrease in sales to two customers by approximately $30,000 and $28,000, respectively. This is partially attributable to the customer awaiting installation of new maintenance procedures. International sales totaled approximately $504,000 (64%) of the net consolidated sales for the three-month period ended June 30, 2008 as compared to approximately $510,000 (65%) for the comparable period in 2007. In addition, we believe that the marketing of a competitive product to our customers by our former U.K. Managing Director have contributed to a decline in our international sales volume. Legal action is now being reviewed given the contractual obligations of our former employee.

         Net sales increased by approximately $2,000, from approximately $1,553,000 for the six months ended June 30, 2007 to approximately $1,555,000 for the six months ended June 30, 2008. Sales to two customers individually accounted for approximately 24% and approximately 16% (for a total 40%) and approximately 28% and approximately 16% (for a total of 44%) of net sales for the six-months ended June 30, 2008 and 2007, respectively. Net domestic product sales increased approximately $103,000, or approximately 7%. However, sales of a product of which we are no longer a distributor decreased approximately $21,000 during the fiscal 2008 period from the comparable period in fiscal 2007. The U.K. subsidiary's net sales decreased by approximately $82,000, or approximately 13%, from approximately $652,000 for the six-month period ended June 30, 2007 compared to approximately $570,000 for the six-month period ended June 30, 2008. Sales to their top customer has decreased during the six months ended June 30, 2008 and were approximately $369,000, or approximately 65% of their net sales, as compared to approximately $417,000, or approximately 64% for the six months ending June 30, 2007. In addition, as set forth earlier, we believe that the marketing of a competitive product to our customers by our former U.K. Managing Director has contributed to a decline in our international sales volume.

         During the six months ended we implemented a price increase of approximately 4% on our main product lines, which was effective January 1, 2008. These price increases had the result of increasing our net sales on those products for the three and six months ended June 30, 2008 by approximately $21,000 and approximately $51,000, respectively.

         The mix of product sold during the six months ending June 30, 2008 changed slightly as approximately 51% of sales were comprised of unit sales. During the same period ending June 30, 2007, unit sales consisted of approximately 46% of total sales.

         COST OF PRODUCTS SOLD

         Cost of products sold decreased by approximately $60,000, or 9%, from approximately $702,000 for the three months ended June 30, 2007 to approximately $642,000 for the three months ended June 30, 2008. Cost of products sold, as a percentage of sales, decreased from approximately 89% in the 2007 period to approximately 81% in the 2008 period. The decrease is primarily due to a $72,000 decrease in reserve for slow moving and obsolete inventory. Additionally, in accordance with a U.K. master distributor agreement entered into in February 2008, we were reimbursed approximately $35,000 of our manufacturing expenses. Eliminating the reserve changes and the reimbursement, cost of products sold, as a percentage of sales, would have been approximately 81% for the three-months ending June 30, 2007, as compared to 85% for the three-months ending June 30, 2008.

         For the six months ended June 30, 2008 cost of products sold decreased by approximately $83,000, or approximately 6%, from approximately $1,350,000 for the six months ended June 30, 2007 to approximately $1,267,000 for the six months ended June 30, 2008. Cost of products sold, as a percentage of sales, decreased from approximately 87% for the six-months ended June 30, 2007 to approximately 81% for the six-months ended June 30, 2008. This decrease is attributable to reductions in indirect factory wages, factory overheads and scrap expense of approximately $30,000, $29,000 and $10,000 respectively, and the reimbursement approximately $35,000 of our manufacturing expenses discussed above. These decreases were offset by increases in inventory shrinkage and product price increases of approximately $8,000 and $13,000 respectively.

         SALARIES AND WAGES

         Salaries and wages decreased approximately $14,000, or approximately 5%, for the three months ended June 30, 2008 from the comparable period in 2007. This decrease is the result of a decrease in salaries and wages of approximately $32,000 generated in the U.K. office following the resignation of the U.K. Director in December 2007. This decrease was partially offset by additional salaries and wages expenses incurred in the U.S. office, in the areas of engineering hours, quality personnel, as well as general cost of living salary increases of approximately $3,000, $10,000 and $5,000 respectively.

         For the six months ended June 30, 2008 salaries and wages decreased approximately $19,000, or approximately 4%, from the comparable period in 2007. This decrease is the result of a decrease in salaries and wages of approximately $32,000 generated in the U.K. office as described above, offset by additional salaries and wages expenses incurred in the U.S. office, in the areas of engineering hours and quality personnel of approximately $3,000 and $19,000 respectively.

         SELLING AND ADMINISTRATIVE EXPENSES

         Selling and administrative expenses for the three months ended June 30, 2008 increased by approximately $24,000, or approximately 12%. This increase is due to exchange rate losses, patent expenses, and rent expense by approximately $45,000, $32,000 and $18,000 respectively. These increases were partially offset by decreases in professional fees and bad debt expense and a reimbursement of selling and administrative expenses which are in addition to the reimbursement of certain manufacturing expenses mentioned described above by the U.K. master distributor by approximately $18,000, $17,000 and $13,000 respectively.

         Selling and administrative expenses for the six months ended June 30, 2008 decreased by approximately $82,000 or approximately 15% from approximately $565,000 for the six months ended June 30, 2007 to approximately $483,000 for the six months ended June 30, 2008. This decrease was due to a decrease in bad debt and travel, entertainment and meals expenses and a reimbursement of expenses from the U.K. master distributor of approximately $50,000, $32,000, and $13,000, respectively. The majority of the decrease in travel related expense was attributable to the U.K. office resignation of their director. Bad debt expense decrease was primarily attributable to the reserves established for one delinquent international customer, which we reserved during the quarter ended December 31, 2007. These decreases were partially offset by an increase in stock based compensation expense of approximately $30,000.

         INTEREST INCOME

         Interest income for the three months ended June 30, 208 decreased approximately $9,000 from the comparable period in 2007. Interest income decreased approximately $21,000, from income of approximately $22,000 for the six-month period ending June 30, 2007 to approximately $1,000 for the six-month period ending June 30, 2008. These decreases are attributable to a reserve established, effective October 1, 2007, against stockholder loan interest that was previously accruing at approximately $12,000 per quarter.

         INTEREST EXPENSE

         Interest expense for the three months ended June 30, 2008 decreased by approximately $53,000, or approximately 40% from the comparable period in 2007, as a result of a decrease in the interest rate outstanding balance of the stockholder notes payable. Interest expense for the six months ended June 30, 2008 increased by approximately $175,000, or approximately 51%, from the comparable period in 2007. During the six months period approximately $80,000 of this increase is attributable to a reserve established during the period ending June 30, 2007, toward the accumulation of interest recorded on a stockholder note receivable and approximately $95,000 of the decrease is due to a decrease in the interest rate on the outstanding balance of the stockholder notes payable. We pay interest monthly on the notes payable to stockholder at prime rate less .5%, with rates reset as often as the Federal Reserve changes interest rates, which was 4.5% as of June 30, 2008 as opposed to 8.25% as of June 30, 2007.

YEAR ENDED DECEMBER 31, 2007 AS COMPARED TO YEAR ENDED DECEMBER 31, 2006

         The following table sets forth (amounts in thousands) our operating information for the years ended December 31, 2007 and 2006:

----------------------------------------- -----------------------------------------------------------
                                                                (in thousands)
----------------------------------------- -----------------------------------------------------------
                                                2007               2006               Increase
                                                                                   (decrease)($)
----------------------------------------- ----------------- ------------------- ---------------------

----------------------------------------- ----------------- ------------------- ---------------------
Net sales                                           $3,083              $3,073                    10
----------------------------------------- ----------------- ------------------- ---------------------
Operating costs and expenses:
----------------------------------------- ----------------- ------------------- ---------------------
    Cost of products sold                            2,832               2,567                   265
----------------------------------------- ----------------- ------------------- ---------------------
    Salaries and wages                               1,075               1,348                  (273)
----------------------------------------- ----------------- ------------------- ---------------------
    Selling and administrative                       1,061               1,343                  (282)
                                                     -----               -----
----------------------------------------- ----------------- ------------------- ---------------------
                                                     4,968               5,258                  (290)
----------------------------------------- ----------------- ------------------- ---------------------

----------------------------------------- ----------------- ------------------- ---------------------
Loss from operations                                (1,885)             (2,185)                 (300)
----------------------------------------- ----------------- ------------------- ---------------------

----------------------------------------- ----------------- ------------------- ---------------------
Other income (expense):
----------------------------------------- ----------------- ------------------- ---------------------
    Interest income                                     33                  50                   (17)
----------------------------------------- ----------------- ------------------- ---------------------
    Interest expense                                  (589)               (518)                   71
                                                      ---                 ---
----------------------------------------- ----------------- ------------------- ---------------------
Total other expense                                   (556)               (468)                   88
----------------------------------------- ----------------- ------------------- ---------------------

----------------------------------------- ----------------- ------------------- ---------------------
Net loss                                           $(2,441)            $(2,653)                 (212)
----------------------------------------- ----------------- ------------------- ---------------------

----------------------------------------- ------------------ ------------------ --------------------
                                                2007               2006              Increase
                                                                                   (decrease)($)
----------------------------------------- ------------------ ------------------ --------------------

----------------------------------------- ------------------ ------------------ --------------------
Gross sales                                          $3,126             $3,046                   80
----------------------------------------- ------------------ ------------------ --------------------
Sales returns and allowances                            (43)                27                  (70)
----------------------------------------- ------------------ ------------------ --------------------
Net sales                                           $ 3,083             $3,073                   10
----------------------------------------- ------------------ ------------------ --------------------

----------------------------------------- ------------------ ------------------ --------------------
U.S. domestic sales                                  $1,563             $1,425                  138
----------------------------------------- ------------------ ------------------ --------------------
U.S. international sales                                353                815                 (462)
----------------------------------------- ------------------ ------------------ --------------------
U.K. sales                                            1,210                806                  404
----------------------------------------- ------------------ ------------------ --------------------
Rentar sales (included above)                            38                243                 (205)
----------------------------------------- ------------------ ------------------ --------------------

         NET SALES

         Although net sales increased marginally by approximately $10,000 from approximately $3,073,000 in 2006 to approximately $3,083,000 in 2007, sales of our products actually increased $343,000. Sales of a product for which we are no longer a distributor accounted for a decrease of approximately $205,000 in gross sales for 2007 as compared to 2006. Domestic sales generated from the U.S. operations increased approximately $138,000 in 2007 as compared to 2006. The mix of product sold continues to change as unit sales revenues have decreased slightly while filter sales have increased more significantly. The increase in sales returns and allowances for 2007 was a result of a decrease during 2006, which was due to a reduction in the cumulative historical rate of returns.

         COST OF SALES

         Cost of sales increased by approximately $265,000 from approximately $2,567,000 in 2006 to approximately $2,832,000 in 2007. The increase is primarily due to expensing of scrap inventory and increases in raw material costs. Cost of products sold, as a percentage of sales, increased from 84% in 2006 to 92% in 2007. We are offset a portion of these cost increases with product price increases beginning January, 2008.

         SALARIES AND WAGES

         Salaries and wages decreased approximately $273,000 due to a net reduction of three employees, representing a decrease of approximately $462,000, which was partially offset by cost of living salary increases.

         SELLING AND ADMINISTRATIVE EXPENSES

         Selling and administrative expenses decreased by approximately $281,000 from approximately $1,343,000 in 2006 to approximately $1,062,000 in 2007. During 2007 our expenses related to stock compensation decreased approximately $329,000. These decreases were primarily the result of extension of employee stock options, warrants issued to employees/directors and amortization of warrants issued to investors, of approximately $173,000, $101,000, and $66,000, respectively, all of which occurred in 2006. During 2007 we incurred cost increases in selling and marketing, stockholder loans, rent, and patent expenses of approximately $31,000, $21,000, $14,000 and $13,000 respectively.

         INTEREST INCOME

         Interest income decreased by approximately $17,000 primarily due to reserves established beginning October 1, 2007, against stockholder loan interest that was previously accruing at approximately $12,000 per quarter.

         INTEREST EXPENSE

         Interest expense increased by approximately $71,000 from $518,000 in 2006 to $589,000 in 2007. We pay interest monthly on the note payable to stockholder at the prime rate, which was 6.75% as of December 31, 2007. Approximately $16,000 of this increase was attributable to this credit line interest with a higher average principal balance offset by a lower interest rate of 6.75% at December 31, 2007 as compared to a lower average principal balance and a higher interest rate of 8.25% at December 31, 2006. Approximately $87,000 of this increase is attributable to a reserve established during the period ending June 30, 2007 against a stockholder loan receivable.

This increase was partially offset by a decrease of approximately $38,000 relating to a reduction of amortization of deferred finance costs.

LIQUIDITY AND CAPITAL RESOURCES

         As of June 30, 2008, we had cash and cash equivalents of approximately $324,000 as compared to cash and cash equivalents of approximately $112,000 at December 31, 2007.

         At June 30, 2008, we had working capital of approximately $1,066,000 and our current ratio (current assets to current liabilities) was 1.66 to 1. At December 31, 2007 we had working capital of approximately $366,000 and our current ratio was 1.20 to 1. The increase in working capital and current ratio is primarily attributable to the increases in cash (approximately $212,000), accounts receivable (approximately $133,000), inventories (approximately $89,000) and prepaid assets which includes prepaid oil analysis, rent and vendor deposits (approximately $99,000) and a decrease in accounts payable (approximately $259,000) offset by increases in accrued liabilities which represents deferred salaries and benefits, warranty expense, interest expense and estimated recurring vendor expenses of approximately $87,000.

         We have incurred net losses each year since inception and at June 30, 2008 we had an accumulated deficit of $4,896,023. Our net sales are not sufficient to fund our operating expenses. Historically, we have relied on the sale of our stock from time to time and loans from third parties and from related parties to fund our operations. During 2007, we raised a total of $1.475 million in capital from an institutional investor and current stockholders and during the six months ended June 30, 2008 we raised an additional $1.474 million. In addition, as of June 30, 2008, we owe our CEO $6.1 million for funds he has advanced to us from time to time for working capital . Interest expense on this loan was approximately $168,000 and approximately $589,000, respectively, for the six months ended June 30, 2008 and the year ended June 30, 2008. During the three-month period ended June 30, 2008, we converted $100,000 of stockholder loans into 322,581 common shares. We do not have sufficient funds to pay this loan when it becomes due.

         We do not currently have any commitments for capital expenditures. Currently, without additional equity investments, we expect our operating cash flows will suffice through December 31, 2008. While we anticipate cash flows from 2008 sales activity even if we sell all 3,500,000 shares offered hereby additional cash will still be needed to support operations, meet our working capital needs and satisfy our obligations as they become due. In addition, as set forth elsewhere herein we owe our CEO $6.2 million which is due on December 31, 2009 or (i) at such time as we have raised an additional $7 million over the $3.5 million raised in prior offerings, or (ii) at such time as we are operating within sufficient cash flow parameters to sustain operations, or (iii) until a disposition of our company, such as an acquisition or merger, occurs. We do not have sufficient funds to pay this loan when it becomes due and there are no assurances our CEO will extend the due date. We continue to address liquidity concerns because of inadequate revenue growth. As a result, cash flow from operations is insufficient to cover our liquidity needs for the immediate future. We have implemented measures to preserve our ability to operate, including organizational changes, a reduction and/or deferral of salaries, reduction in personnel and renegotiating creditor and collection arrangements. If budgeted sales levels are not achieved and/or significant unanticipated expenditures occur, or if we are not able to raise additional investment capital, we may have to modify our business plan, reduce or discontinue some of our operations or seek a buyer for part of its assets to continue as a going concern through 2008. There can be no assurance that we will be able to raise additional capital or that sales will increase to the level required to generate profitable operations to provide positive cash flow from operations. In that event, it is possible that stockholders could lose their entire investment in our company.

         OPERATING ACTIVITIES

         For the six-month period ended June 30, 2008, net cash used in operating activities was approximately $1,251,000, which primarily resulted from the net loss of approximately $869,000 and secondarily from reductions in accounts payables, increase in accounts receivable, prepaid expenses of approximately $258,000, $107,000, $99,000 and $91,000 respectively. For the six-month period ended June 30, 2007, net cash used in operating activities was approximately $911,000, which primarily resulted from the net loss of approximately $1,208,000.

         For 2007, net cash used in operating activities was approximately $1,809,000, which primarily resulted from the net loss of approximately $2,441,000, combined with changes in working capital amounts. For 2006, net cash used in operating activities was approximately $1,942,000, which primarily resulted from the net loss of approximately $2,653,000, combined with changes in working capital amounts.

         INVESTING ACTIVITIES

         Net cash used in investing activities for the six months ended June 30, 2008 was approximately $14,000 for the sales and purchases of property and equipment, with approximately $12,000 relating to the purchase of tooling. Net cash used in investing activities for the six months ended June 30, 2007 was approximately $23,000 for the sales and purchases of property and equipment.

         Net cash used in investing activities for 2007 was approximately $55,000 for purchases of property and equipment. Net cash used in investing activities for 2006 was approximately $39,000 for purchases of property and equipment.

         FINANCING ACTIVITIES

         Net cash provided by financing activities for the six months ended June 30, 2008 was approximately $1,472,000 for the period, due to $1,474,000 of proceeds received from stock issued for cash. During the six month period ending June 30, 2007, net cash provided by financing activities was approximately $1,029,000 for the period, due to net proceeds of $975,000 in a private placement offering and $28,500 from the exercise of employee stock options, offset by the net repayment of approximately $780,000 of the stockholder loan.

         Net cash provided by financing activities for 2007 was approximately $1,909,000 for the year, primarily due to proceeds of $1,473,000 of funds from the sale of common stock to a private placement investor, as well as an increase in stockholder loans of $411,000. Net cash provided by financing activities for 2006 was approximately $2,033,000 for the year, primarily due to proceeds of $2,267,000 of funds from the sale of common stock to a private placement investor, offset by a reduction in stockholder loans of $232,000.

                                  OUR BUSINESS

OVERVIEW

         We design, manufacture, market and distribute the PURADYN bypass oil filtration system for use with substantially all internal combustion engines and hydraulic equipment that use lubricating oil. Working in conjunction with an engine's full-flow oil filter, the PURADYN bypass oil filtration system cleans oil by continually removing solid, liquid and gaseous contaminants from the oil through a sophisticated and unique filtration and evaporation process. For engine lubricating oil, our filters incorporate an additive package. Because lubricating oil is kept in a continually clean state, the PURADYN bypass oil filtration system has been used effectively to extend oil-drain intervals and to extend the time between engine overhauls. We are the exclusive manufacturer of the disposable replacement filter elements for the PURADYN bypass oil filtration system.

OUR PRODUCTS

         Our core product, the patented PURADYN bypass oil filtration system, is offered in two models, TF and PFT, and can be attached to almost any engine and hydraulic systems. The concept of bypass filtration is similar to a dialysis machine that filters blood to rid it of impurities, keeping the oil continually clean. Whenever the engine or machinery is operating, the PURADYN bypass oil filtration system is extracting from the oil solid particles down to less than one micron (1/39 millionth of an inch), as well as gaseous and liquid contaminants, while protecting the engine or hydraulic equipment from harmful wear caused by contaminants in the oil. Additive packages in which chemicals are added to the filtering media replenish spent additives in the oil, helping to maintain the oil's proper chemical balance and viscosity.

         The condition of the oil is monitored through use of a simple oil analysis sample taken in lieu of a regularly scheduled maintenance oil change. If the sample results, typically received in five to seven days, show that the condition of the oil is considered good for continued use, only the PURADYN replacement element is to be changed - there is no need to change the oil if it is clean.

         Consequently, we believe that the PURADYN bypass oil filtration system significantly reduces maintenance costs by decreasing oil consumption, engine wear and certain other types of general maintenance as well as reducing environmental concerns and costs associated with the storage and disposal of waste oil. Based upon our experience, these potential savings are achieved from utilizing the PURADYN bypass oil filtration system, which generally has a relatively short payback period of, on average, six to 14 months.

         The PURADYN bypass oil filtration system is currently manufactured in six different sizes suitable for placement on engines or equipment with oil sump capacities ranging from eight to 300 quarts. All PURADYN bypass oil filtration systems are compatible with virtually all standard and synthetic oils on the market and they work with engines using gasoline, diesel, biodiesel, propane or natural gas. The PURADYN bypass oil filtration system cannot be used on engines that do not have a pressurized lubricating system, and none of the products can be used on any engines that mix oil with fuel.

         We also manufacture and distribute replaceable filter elements for the PURADYN bypass oil filtration system. Depending upon the application, we generally recommend that the replaceable filter element be replaced at the engine manufacturer's recommended/approved periodic oil change interval or as oil analysis dictates. The type of element used also depends upon the specific type of engine or hydraulic application. A customer can change the element and take the required oil sample in approximately five to 10 minutes.

         By continually removing contaminants and replacing vital additives through a patented time-release additive package to keep oil constantly clean, we believe that the PURADYN replaceable filter element substantially extends intervals between oil changes. Replaceable filter elements are interchangeable between similar-sized models.

         We have implemented patented and/or proprietary technology in the replaceable filter elements that we believe provides several advantages including:

         o An additive package in which pelletized chemicals are added to the filtering media to replenish additives in the oil. This additive package helps to maintain the oil's chemical balance and viscosity. In 2006, we re-engineered the additive package to be compatible with new oils designed to meet EPA 2007 on-highway exhaust emission standards, and be simultaneously backwards-compatible with all older API diesel lubrication oil service categories.

         o The CGP(R) Extended Life Filter Element containing a patent-pending process for chemical grafting. This new technology, developed in 1999 and2000 and released in 2001, improves the attraction and retention of soot and other solid contaminants to the packed cotton filter material. CGP technology was developed by an outside laboratory over a three-year period inclusive of laboratory and field-testing. Consolidated results from across the country, during 2001, show that test vehicles averaged more than 120,000 miles without the need for a traditional oil change.

         o Ease of maintenance: The filter element can be replaced in a matter of seconds.

         When the replaceable filter element is changed, an insignificant amount of make-up oil is added to replace any oil retained in the used element or consumed during the normal engine combustion process. Our performance warranties require the user to change the Puradyn replaceable filter element and take a small sample of the oil for submission to an oil-testing laboratory at the same intervals that the original equipment manufacturer (OEM) recommends for an oil change, or as oil analysis dictates. The oil analysis allows end users to monitor oil quality and, to some degree, engine condition and provides a trend and timeline for both our company and end user should a problem arise.

         The PURADYN bypass oil filtration system has no moving parts and consequently requires no significant ongoing maintenance. As long as replaceable filter elements are changed at the recommended intervals and other standard preventive maintenance procedures such as changing factory full flow and air filters and oil analysis are completed, based upon our historical experience to date we believe the PURADYN bypass oil filtration system will perform as designed.

         We are also distributor for the MotorCheck(TM) On-Site Oil Analysis. The analyzer combines optical emission and infrared oil analysis with optional viscometer within a desktop-sized enclosure for fast, accurate fluid analysis.

WARRANTIES

         The PURADYN bypass oil filtration system carries a six-month, `money-back' performance guarantee, and is currently warranted to the original user to be free of defects in material and workmanship for five years with unlimited miles/hours, with a one-year limited warranty on the heating element. For our performance guarantee and warranties to remain in effect, users must, among other things, maintain a record of the laboratory oil analysis results. To date, there have been no material warranty claims, although there can be no assurances that such a trend will continue.

         We have received letters from several OEMs including Deere & Company, Detroit Diesel Corporation, Caterpillar, Inc., Ford Motor Company, Mack Trucks, Inc., Cummins Engine Company, Inc., Daimler Corporation, which have all stated that the installation and use of the PURADYN bypass oil filtration system does not void their manufacturer warranties unless an engine failure is attributed to the PURADYN bypass oil filtration system. In addition, under the Magnuson-Moss Act, a manufacturer cannot require the use of any particular brand of filter or oil to satisfy fulfillment of a warranty, unless the manufacturer provides the item free of charge under the terms of the vehicle warranty. The act intends that use of an aftermarket product alone is not ground for denying an OEM warranty. Oil analysis is a standard industry practice endorsed by OEMs and various fleet maintenance organizations and most engine manufacturers will accept oil analyses as alternatives to their recommended oil change intervals.

MARKETING

         Our products are marketed to numerous industries including marine, trucking, agricultural, bus, generator, construction, mining, industrial and a multitude of hydraulic applications, and other users of engines or equipment that utilize up to 50 weight oil for lubrication. Currently, our primary focus is on the industrial/construction, generator set, marine, and OEM segments. Instead of traditional media advertising campaigns, we are concentrating instead on direct sales contacts, trade shows, white papers and other methods of demonstration, such as Internet-based marketing, to promote our products, generate awareness and stimulate sales.

         Our products have achieved recognition from well-known sources, including certification (in 1994) and re-certifications (in 1998 and 2003) by the California Environmental Protection Agency's Department of Toxic Substances as a `Pollution Prevention' technology. We believe that such recognition, as well as our presence at national industry trade shows, have and will continue to enable us to increase industry recognition of the Puradyn name and products.

         One of our marketing strategies is based on creating customer `pull-through', a sustained level of request for our product on the OEM level from end-users. To date, customer pull-through has resulted in a limited number of our systems being factory-installed at individual John Deere, Volvo Trucks, N.A., Mack, Kenworth and Freightliner facilities.

         Taking a long-term approach, we believe that federal government entities and the U.S. military are markets that can be successfully cultivated. In December 2004 we were awarded a new five-year contract from the General Services Administration (GSA) for its Vehicular Multiple Award Schedule, New Technologies, which simplifies the procurement process for governmental agencies. In 2006 final test results from the U.S. Department of Energy, showed that our systems used in evaluation of the benefits and cost analysis of bypass oil filtration produced an estimated savings of 89% in oil usage and purchases when used on heavy-duty diesel engines, and in 2007 a National Stocking Number
(NSN) was assigned to a specific Puradyn system kit to be installed on the U.S. Army's Mine Protection Vehicle family.

         As a result of these efforts, during 2008 we received the initial and repeat orders from the Foreign Military Sales program, the government-to-government method for selling U.S. defense equipment, services, and training, to supply the PURADYN bypass oil filtration systems for the line haul fleet and in July 2008 we received a contract from the U.S. Army to supply the PURADYN bypass oil filtration systems to outfit JERRVvehicles used in combat in Iraq and Afghanistan.

DISTRIBUTION

         We have formal distribution agreements with domestic and international distributors wherein they are required to maintain minimum product inventory levels, maintain a storefront and services bay(s), and retain access to qualified technicians trained by our technical personnel in product installation and service. All distributors must pay in a timely fashion, and with respect to international distributors, the agreements typically establish the minimum dollar amount of inventory to be purchased as well as shipping terms.

         We currently have approximately 105 domestic and 35 international active distributors. However there are additional potential distributors that participate in other programs; such as Freightliner, Western Star, Paccar and John Deere. While not all of these potential distributors actively promote our products, all of these dealers have access to our product and have the capability to sell our product.

         In February 2008 we entered into a Master Distributorship Agreement (International) with Filter Solutions Ltd. pursuant to which we appointed that company as our exclusive master distributor in the U.K., mainland Europe and Ireland, as well as additional future territories which we may agree upon for sales made to end users with fleets of vehicles, users of hydraulic applications for manufacturing processes and distributors who market to end-users with either fleets of vehicles or users of hydraulic applications for manufacturing processes. The distributor agreed to minimum purchases of $900,000 during the first nine months of the term, with successive minimum purchases increasing 15% annually over the previous 12 month annual rate. The agreement is for an initial term of five years with an automatic one year renewal on each anniversary, negotiated for minimum quantities. The agreement may be terminated by either party upon 30 days written notice, or by us without notice upon the occurrence of certain events.

         We have warehouse distributors located throughout North America and we utilize inventory storage space in the U.K. provided by Filter Solutions Ltd., a master distributor. Our U.K. subsidiary generates distribution and sales in Europe, the Middle East, the former Soviet Union, South Africa and Scandinavia. The remaining distributors are located primarily in South America, England, Europe and Asia. These distributors purchase product directly from us and sell to their existing or new customers. We will accept returns of products that are defective at the time of sale to the distributor or prove to be defective during the warranty period. Returns are subject to specific conditions.

SALES

         We directly and/or with the assistance of our distributors market our products directly to OEMs, other distributors and national accounts. Typically larger customers, and some smaller customers, require an evaluation period to operate the system on their equipment. While set for a specific period of time, usually ranging from three to 12 months, evaluations are often influenced by a number of variables including equipment downtime or servicing which may extend the evaluation period. Consequently, the sales period can be relatively long. We are beginning to see evidence that this evaluation period has shortened as our products continue to gain wider acceptance and support from well-known end users and OEMs.

         As of October 24, 2008, our products are being evaluated (in various stages of progress) by numerous potential end users and existing customers including, among others, a major engine OEM, a major transmission OEM, a road materials handling company, two leading food companies, the U.S. military and two major long-haul carriers, which have been conducted over the past 12 to 18 months.

         In December 2004 we were awarded a new five-year contract on the Vehicular Multiple Award Schedule, New Technologies, which replaced the then current GSA schedule. The contract enables us to offer our PURADYN bypass oil filtration system to all federal government agencies and allows easy access to our products without the usual lengthy bid process to all federal agencies that purchase vehicles, including construction equipment, medium and heavy trucks, waste disposal vehicles, aerial lift vehicles and fire trucks. The contract period is for five years from the date of the award (to December 2009) with three five-year options. To date sales under this contact have totaled approximately $22,000.

         We are dependent upon sales to a limited number of customers. During the six months ended June 30, 2008 two customers individually accounted for approximately 24% and approximately 16% (for a total of approximately 40%) of our net sales. During 2007 and 2006 two customers together accounted for approximately 44% and 39%, respectively, of our consolidated net sales. Although we receive customer purchase orders, we do not have contracts with our customers and the loss of sales from one or more of these customers could materially impact our results of operations in future periods.

MANUFACTURING AND PRODUCTION

         We purchase component parts for our PURADYN bypass oil filtration systems and manufacture our entire line of replaceable filter elements. The component parts are assembled, packed and shipped from our facility in Boynton Beach, Florida.

         We currently purchase each substantially all of our raw materials and component parts from various vendors in the United States. Substantially all the tools and dies used by certain of our vendors are owned by us. We have researched alternative sources of supply and do not anticipate that the loss of any single supplier would have a material long-term adverse effect on our business, operations or financial condition.

         In January 2004, we received ISO 9001:2000 certification from the International Organization for Standardization. ISO 9001:2000 is a series of internationally accepted, multi-part quality management systems for industry-wide standardization applied to manufacturing and service organizations. We successfully completed subsequent surveillance audits and in December 2007, completed our recertification audit to retain 9001:2000 certification.

COMPETITION

         Our primary competitors are Premo Lubrication Technologies, Inc., OilGuard, Amsoil Inc., and Oil Purification Systems, Inc. Competitive bypass oil filters produced by other companies in varying degrees address the issues of solid or liquid contaminant filtration through centrifugal design, media filtration or evaporation. Most of our competitors have more capital, greater brand recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. However, we believe that we design and manufacture the only bypass oil filtration system that incorporates all of the following features which we believe provides us with a competitive advantage:

         o filtering solid contaminants to below one micron, including enhanced soot retention through the use of a patent-pending process for chemical grafting;
         o effectively removing harmful gaseous and liquid contaminants through a heated evaporation chamber;
         o    replenishing the base additives; and
         o    maintaining oil viscosity.

INTELLECTUAL PROPERTY

         Our intellectual property is critical to our business, and we may seek to protect our intellectual property through copyrights, trademarks, patents, trade secrets, confidentiality provisions in our customer, supplier, potential investors, and strategic relationship agreements, nondisclosure agreements with third parties, and invention assignment agreements with our employees and contractors, although we do not execute such agreements in every case. Our protection efforts may prove to be unsuccessful, and unauthorized parties may copy or infringe upon aspects of our technology, services or other intellectual property rights. In addition, these parties may develop similar technology independently. Existing trade secret, copyright and trademark laws offer only limited protection and may not be available in every country in which we will offer our services.

         We own patents for the PURADYN bypass oil filtration system; replaceable filter elements, oil flow meter, and two patents for technology which include a manifold type full-flow filter/bypass filtration unit (side-by-side) in the U.S. and certain other countries. The expiration dates of these patents range from May 2014 to October 2016. The following table provides information on our current U.S. patents.

------------ -------------------------------------------------------------------- -----------------------
 PATENT NO.                              DESCRIPTION                                   DATE ISSUED
------------ -------------------------------------------------------------------- -----------------------
  5,630,912  oil reclamation device with evaporator base and head mounted filter       May 20, 1997
------------ -------------------------------------------------------------------- -----------------------
  5,591,330  oil filter containing a soluble thermoplastic additive material           July 7, 1997
             therein
------------ -------------------------------------------------------------------- -----------------------
  5,639,965  oil reclamation system flow meter                                        July 17, 1997
------------ -------------------------------------------------------------------- -----------------------
  5,718,258  releasing additives into engine oil                                    February 17, 1998
------------ -------------------------------------------------------------------- -----------------------
  6,139,715  oil reclamation device with vaporization chamber                        October 31, 2000
------------ -------------------------------------------------------------------- -----------------------

         We believe that the patented technology is especially useful for engines built since the enactment of the Clean Air Act of 1992 which requires tighter specifications for diesel engines. We have also applied for and received patents on these technologies in a number of foreign counties.

         In April 2001 we applied for a provisional patent application for improved filtration efficiency using CGP(R), a process for chemical grafting that we believe can significantly increase the life of the filter element and further safely extend oil drain intervals.

         We have registered the product trademark "Puradyn" in the United States, Canada, Mexico and a number of foreign countries, and have registered the product trademarks "CGP" and "Keep It Clean!" in the United States.

         We have also obtained the rights to the domain name www.puradyn.com as well as the domain names puradyn.asia, puradyn.org, puradyn.us, puradyn.info and puradyn.biz. As with telephone numbers, we do not have and cannot acquire any property rights in an Internet address. We do not expect to lose the ability to use these Internet address; however, there can be no assurance in this regard.

EMPLOYEES

         At October 24, 2008, we had 21 full-time employees, including our executive officers. None of our employees are covered by collective bargaining agreements, and we believe our relationships with our employees to be good.

LEGAL PROCEEDINGS

         We are not a party to any pending or threatened litigation.

PROPERTIES

         We lease approximately 25,500 square feet of office and warehouse space in Boynton Beach, Florida from an unrelated third party which serves as our principal executive offices. Under the term of the five year lease which expires on July 31, 2013 we pay rent of approximately $179,000 per year which will increase 3% annually during the term of the lease.

HISTORY OF OUR COMPANY

         The patents issued on the oil filtration system that, after further development, has evolved into the current PURADYN bypass oil filtration system, were issued in the early 1980's. The owners of these patents attempted to market and sell the original system under various other trade names, but were not successful. In 1987, T/F Systems, Inc., a Delaware corporation, of which Messrs. Richard C. Ford and Willard H. Taylor (deceased) were equal stockholders, obtained certain limited distribution rights to the PURADYN bypass oil filtration system, previously known as the "Purifiner" in several states from Refineco Manufacturing Company, Inc. Mr. Ford served as an executive officer and director of our company from inception to October 2006. In 1988, T/F Systems, Inc. obtained an option to acquire the exclusive manufacturing and marketing rights to the Purifiner in the event Refineco

Manufacturing Company, Inc., and subsequently, Purifiner Distribution Corporation of Chicago, Illinois, were unable to meet their commitments to supply Purifiners to T/F Systems, Inc. As a result of a default, and a failure of the manufacturer to meet this supply commitment, T/F Systems, Inc. obtained the worldwide manufacturing and marketing rights to the Purifiner in 1990.

         In February 1988, we were incorporated in Delaware under the name "Econology Systems, Inc." On October 16, 1990, the name was changed to "T/F Purifiner, Inc." We were inactive until 1991, when we obtained the distribution and marketing rights to the Purifiner by virtue of an assignment from T/F Systems, Inc. However, T/F System, Inc.'s ownership of the rights to the Purifiner were contested in court by other third parties who were also manufacturing and marketing a device similar to the Purifiner and using the Purifiner trademark. Eventually, the court ruled in favor of T/F Systems, Inc. with respect to its manufacturing and marketing rights, and in May 1993 all appeals by the other parties were exhausted. During the period of this litigation, we continued to market the Purifiner, but success was limited due to various factors including the pending litigation and the actions by these other parties in the marketplace.

         Prior to December 31, 1995, we were the exclusive distributor and T/F Systems, Inc. was the exclusive manufacturer of the Purifiner. On December 31, 1995, in exchange for any claims we had in the delay damage award, we purchased all operating assets and assumed all operating liabilities of T/F Systems, Inc. except for any benefits and/or liabilities related to a delay damage judgment awarded in December 1994 against the other parties discussed above, and liabilities related to certain stockholder advances made to T/F Systems, Inc. by Messrs. Ford and Taylor.

         On February 4, 1998, the company filed a Certificate of Amendment to its Certificate of Incorporation, which changed its name from T/F Purifiner, Inc. to Puradyn Filter Technologies Incorporated.

                                   MANAGEMENT
DIRECTORS AND EXECUTIVE OFFICERS

--------------------------------------------------- --------- --------------------------------------------------------
                       NAME                           AGE                            POSITIONS
--------------------------------------------------- --------- --------------------------------------------------------
Joseph V. Vittoria                                     72     Chairman of the Board of Directors and Chief Executive
                                                              Officer
--------------------------------------------------- --------- --------------------------------------------------------
Kevin G. Kroger                                        56     President, Chief Operating Officer and director
--------------------------------------------------- --------- --------------------------------------------------------
Alan J. Sandler                                        70     Vice President, Chief Administrative Officer and
                                                              corporate secretary
--------------------------------------------------- --------- --------------------------------------------------------
Cindy Lea Gimler                                       42     Chief Financial Officer
--------------------------------------------------- --------- --------------------------------------------------------
Lieutenant General John S. Caldwell, U.S. Army         63     Director
(retired) (2)
--------------------------------------------------- --------- --------------------------------------------------------
Forrest D. Hayes (1)(2)                                75     Director
--------------------------------------------------- --------- --------------------------------------------------------
Dominick Telesco                                       78     Director
--------------------------------------------------- --------- --------------------------------------------------------
Dr. Charles W. Walton (1)                              75     Director
--------------------------------------------------- --------- --------------------------------------------------------

(1)      Audit Committee member
(2)      Compensation Committee member

         JOSEPH V. VITTORIA. Mr. Vittoria was appointed to the Board of Directors and appointed as Chairman on February 8, 2000. Mr. Vittoria was Chairman and Chief Executive Officer of Travel Services International, Inc. where he served from 1998 to 2000. From 1987 to 1997, Mr. Vittoria served as Chairman and Chief Executive Officer of Avis, Inc. and was President and Chief Operating Officer of Avis, Inc. from 1982 to 1987. Mr. Vittoria also serves as Chairman of the Board of Great Wolf Resorts (since November 2006) and is a member of the Board of Vectrix Corporation (since May 2008).

         KEVIN G. KROGER. Mr. Kroger joined our company July 3, 2000 as President and Chief Operating Officer, and was appointed to the Board of Directors in November 2000. He was also appointed to the Board of Puradyn, Ltd. In December 2000, Mr. Kroger was with Detroit Diesel Corporation from 1989 to the time he joined our company, serving in various executive positions prior to his appointment in 1998 to the position of Vice President and General Manager of Series 30/40 Product. From 1987 to 1989 he was Vice President of R.E.S. Leasing and of VE Corporation. Prior to this, from 1971 to 1987, he held several management positions with Caterpillar Corporation.

         ALAN J. SANDLER. Mr. Sandler joined our company in June 1998 and has served in various positions including President (June 1998 until January 2000), Vice President (January 2000 to present), Chief Operating Officer (June 1998 to January 2000), Chief Administrative Officer (February 2000 to present) Secretary (June 1998 to President), Chief Financial Officer (June 1998 to March 2001 and August 2001 to March 2002), and Director (June 1998 to December 2004). Prior to joining our company, from 1995 until 1997 Mr. Sandler served as President and Chief Executive Officer to Hood Depot, Inc., a national restaurant supply manufacturer/distributor. From 1979 to 1995 he was President and Chief Executive Officer of Sandler & Sons Dental Supply Company, a regional dental supply and equipment distributor. Previous to this position he was a Vice President of Gardner Advertising Company, a national advertising agency, from 1965 to 1979.

         CINDY LEA GIMLER. Ms. Gimler has served as Chief Financial Officer since February 2005 and from October 2003 until October 2004 she held the position of Accounting Manager with our company. Prior to her employment with our company, she served as Controller of Bio-Engineered Supplements & Nutrition, Inc., a nutrition products company, from October 2004 through February 2005. Ms Gimler also served as Chief Financial Officer of Universal Jet Aviation, a private jet charter company, from August 2000 through July 2003 and as Accounting Manager for Singer Asset Finance Co., LLC from July 1999 through August 2000. From November 1989 through August 2000 she was employed as an Accountant and Financial Analyst for Oxbow Corporation, an energy finance company. Ms. Gimler received a Masters of Business Administration and a Bachelor of Business Administration from Florida Atlantic University and is a CPA in the State of Florida.

         LIEUTENANT GENERAL (RETIRED) JOHN S. CALDWELL, JR. General Caldwell was appointed to our Board of Directors on August 25, 2005 and serves as Chairman of the Compensation Committee. General Caldwell served as the Army's top ranking officer for Acquisition, Logistics and Technology when he retired in January 2004. In that capacity, he was responsible to the Assistant Secretary for the direction and oversight of the Army's Research, Development and Acquisition
(RDA) programs valued at approximately $20 billion per year. He was also Director of the 50,000-person Army Acquisition Workforce, responsible for personnel development and training policy and key assignment recommendations. From July 2004 until May 2007, General Caldwell served as Senior Vice-President of QSS Group, an IT services company supporting Federal agencies, which was acquired by Perot Systems in January 2007. General Caldwell is currently employed as a consultant and serves on the Board of Directors of TASER International, Inc., Marlow Industries, a subsidiary of II-IV Incorporated, and SemiSouth Laboratories, Inc. General Caldwell holds the degrees of Bachelor of Science from the US Military Academy, West Point in New York, Master in Mechanical Engineering from Georgia Institute of Technology in Atlanta, GA, and the Industrial College of the Armed Forces.

         FORREST D. HAYES. Mr. Hayes was appointed to our Board of Directors on November 10, 2005. Mr. Hayes is Chairman of the Audit Committee and a member of Compensation Committee. Mr. Hayes served as Vice President and Chief Financial Officer of Wastequip, Inc., a privately owned manufacturer of waste equipment in 1990 and 1991, and from 1992 to 2000, as a member of the Wastequip Board of Directors. Mr. Hayes was President and Chief Executive Officer of Brittany Corporation, a privately owned manufacturer of auto/truck parts from 1992 to 2000, and Vice-Chairman from 2000 through 2003. Prior to this, Mr. Hayes served as a CPA with Arthur Andersen from 1954 to 1990 in various capacities including Managing Partner, of the Cleveland and Cincinnati, Ohio offices. Mr. Hayes currently serves on the boards of Polychem Corporation and Brittany Stamping LLC.

         DOMINICK TELESCO. Mr. Telesco was appointed to our Board of Directors on December 19, 2006. Mr. Telesco has been President and CEO of Boxwood Associates, Inc. since October 1999. Mr. Telesco also serves on the Board of Directors of Lydian Private Bank, the Palm Beach United Way, the Palm Beach County Cultural Council and the Boxwood Association, Inc.

         CHARLES W. WALTON, PH.D.. Dr. Walton was appointed to our Board of Directors on August 25, 2005 and is a member of the Audit Committee. Dr. Walton is Chairman Emeritus of Wastequip, Inc., which he founded in 1989 with the goal of consolidating the equipment segment of the waste management industry. As a result of over 25 successful acquisitions and internal growth, Wastequip, Inc. which is owned by Odyssey Investment Partners, a private equity firm, is now the largest supplier of equipment in the industry with approximately $500 million in sales and 30 manufacturing plants in North America and Mexico. Prior to founding Wastequip, Inc. Dr. Walton was President and Chief Executive Officer of Sudbury, Inc., a Fortune 500 diversified manufacturing company, which he co-founded in 1983. In 1987, he was awarded the Dively Entrepreneurship Award by Case Western Reserve Weatherhead School of Management and the Harvard Business School Club of Cleveland. Dr. Walton holds the degrees of Bachelor of Science in Foreign Service and Ph.D. in economics from Georgetown University, Washington, D.C.

         Each director is elected at our annual meeting of stockholders and holds office until the next annual meeting of stockholders, or until his successor is elected and qualified.

DIRECTOR COMPENSATION

         Each member of the Board of Directors is automatically granted 5,000 options upon election or appointment as a new member of the Board of Directors. Each director receives an additional 5,000 options at the close of each annual meeting of stockholders or on the anniversary of their appointment to the Board. Additionally, each director automatically received 2,500 options for each committee of the Board on which the director serves. Options are granted at a price equal to the fair market value of the stock on the date of grant, are exercisable commencing two years following grant, and will expire five years from the date of grant. In the event a person ceases to serve on the Board of Directors, the outstanding options expire one year from the date of cessation of service.

         The following table provides information concerning the compensation of our Board members for their services as members of our Board of Directors for the year ended December 31, 2007. The value of the warrant and options described below were calculated in accordance with FAS 123 I

----------------------------------------------------------------------------------------------------------------------
                                             DIRECTOR COMPENSATION
----------------------------------------------------------------------------------------------------------------------
NAME                       FEES      STOCK      OPTION      NON-EQUITY     CHANGE IN       ALL OTHER     TOTAL
                           EARNED    AWARDS     AWARDS      INCENTIVE      PENSION VALUE   COMPENSATION
                           OR PAID                          PLAN           AND
                           IN                               COMPENSATION   NONQUALIFIED
                           CASH                                            DEFERRED
                                                            ($)            COMPENSATION
                                                                           EARNINGS        ($)
                           ($)       ($)        ($)                        ($)                           ($)
(a)                        (b)       I          (d)         (e)            (f)             (g)           (j)
-------------------------- --------- ---------- ----------- -------------- --------------- ------------- -------------
Joseph V. Vittoria                0          0           0              0               0             0             0
-------------------------- --------- ---------- ----------- -------------- --------------- ------------- -------------
Richard C. Ford (1)               0          0           0              0               0             0             0
-------------------------- --------- ---------- ----------- -------------- --------------- ------------- -------------
Kevin G. Kroger                   0          0           0              0               0             0             0
-------------------------- --------- ---------- ----------- -------------- --------------- ------------- -------------
Lieutenant General John           0          0       3,750              0               0             0         3,750
S. Caldwell U.S. Army
(retired) (2)
-------------------------- --------- ---------- ----------- -------------- --------------- ------------- -------------
Forrest D. Hayes (3)              0          0       5,000              0               0             0         5,000
-------------------------- --------- ---------- ----------- -------------- --------------- ------------- -------------
Dominick Telesco (4)              0          0       1,650              0               0             0         1,650
-------------------------- --------- ---------- ----------- -------------- --------------- ------------- -------------
Dr. Charles W. Walton (5)         0          0       3,750              0               0             0         3,750
-------------------------- --------- ---------- ----------- -------------- --------------- ------------- -------------

(1) On September 7, 2007 Mr. Ford submitted his resignation as Vice-Chairman and a member of the Board.

(2) On October 10, 2007, General Caldwell was granted options to purchase 7,500 shares of our common stock at an exercise price of $0.37 per share, vesting on August 25, 2008 and expiring on August 25, 2011; and options to purchase 7,500 shares of our common stock at an exercise price of $0.37 per share, vesting on August 25, 2009 and expiring on August 25, 2012.

(3) On October 10, 2007, Mr. Hayes was granted options to purchase 10,000 shares of our common stock at an exercise price of $0.37 per share, vesting on November 10, 2008 and expiring on November 10, 2011; and options to purchase 10,000 shares of our common stock at an exercise price of $0.37 per share, vesting November 10, 2009 and expiring on November 10, 2012.

(4) On December 19, 2007 Mr. Telesco was granted options to purchase 5,000 shares of our common stock at an exercise price of $0.47 per share, vesting on December 19, 2009 and expiring on December 16, 2012.

(5) On October 10, 2007, Dr. Walton was granted options to purchase 7,500 shares of our common stock at an exercise price of $0.37 per share, vesting on August 25, 2008 and expiring on August 25, 2011; and options to purchase 7,500 shares of our common stock at an exercise price of $0.37 per share, vesting on August 25, 2009 and expiring on August 25, 2012.

COMMITTEES OF THE BOARD OF DIRECTORS

         We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. We do not anticipate that any of our stockholders will make such a recommendation in the near future given the small size of our company. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.

         Our Board of Directors has created both an Audit Committee and a Compensation Committee.

         AUDIT COMMITTEE

         The Audit Committee of the Board of Directors, which operates under a written charter, reviews our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls. The Audit Committee of the Board of Directors is composed of two independent directors, Mr. Hayes (Chairperson) and Dr. Walton. The Board has determined that Mr. Hayes satisfies the criteria as an audit committee financial expert as established by the Securities and Exchange Commission pursuant to Item 407(d)(5) of Regulation S-K. In general, an "audit committee financial expert" is an individual member of the audit committee or Board of Directors who:

o understands generally accepted accounting principles and financial statements,
o is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,
o has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,
o        understands internal controls over financial reporting, and
o        understands audit committee functions.

         COMPENSATION COMMITTEE

         The Compensation Committee of the Board of Directors provides overall guidance for officer compensation programs, including salaries and other forms of compensation including all employee stock option grants and warrant grants to non-employees. The members of the Compensation Committee are General Caldwell (Chairperson) and Mr. Hayes, both independent directors. The Compensation Committee does not presently have a written charter however we anticipate that one will be adopted by the Board of Directors during fiscal 2009.

CODE OF ETHICS

         We have adopted a Business Ethics and Conflicts of Interest Statement outlining business ethics and conflicts of interest for all officers, directors and employees of our company, including procedures for prompt internal reporting of violations of the code to the appropriate persons. Our Business Ethics and Conflicts of Interest Statement applies to all directors, officers and employees.

         You will find a copy of our Business Ethics and Conflicts of Interest Statement posted on our website at http://www.puradyn.com under Investor Relations, or you may write to us at Puradyn Investor Relations, 2017 High Ridge Road, Boynton Beach, FL 33426 and we will provide a copy to you upon request at no charge.

EXECUTIVE COMPENSATION

         The following table summarizes all compensation recorded by us in the last completed year for:

         o our principal executive officer or other individual serving in a similar capacity,
         o our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at December 31, 2007 as that term is defined under Rule 3b-7 of the Securities Exchange Act of 1934, and
         o up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at December 31, 2007.

         For definitional purposes, these individuals are sometimes referred to as the "named executive officers." The value attributable to any warrant or option awards in the following table is computed in accordance with FAS 123R. During each of fiscal 2006 and fiscal 2007, each named executive officer listed below has deferred 50% of their base wages and/or annual increases. The amounts included above reflect wages actually earned during the respective periods.


---------------------------------------------------------------------------------------------------------------------------
                                                SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------------------------
                                                               NON-EQUITY       NONQUALIFIED     ALL
NAME AND                                  STOCK      OPTION    INCENTIVE PLAN   DEFERRED         OTHER
PRINCIPAL      YEAR    SALARY    BONUS    AWARDS     AWARDS    COMPENSATION     COMPENSATION     COMPENSATION      TOTAL
POSITION               ($)       ($)      ($)        ($)       ($)              EARNINGS ($)     ($)               ($)
(A)            (B)     I         (D)      (E)        (F)       (G)              (H)              (I)               (J)
-------------- ------- --------- -------- ---------- --------- ---------------- ---------------- ----------------- --------

-------------- ------- --------- -------- ---------- --------- ---------------- ---------------- ----------------- --------
Joseph V.      2007           0        0          0         0                0                0                 0        0
Vittoria (1)
-------------- ------- --------- -------- ---------- --------- ---------------- ---------------- ----------------- --------
               2006           0        0          0         0                0                0                 0        0
-------------- ------- --------- -------- ---------- --------- ---------------- ---------------- ----------------- --------

-------------- ------- --------- -------- ---------- --------- ---------------- ---------------- ----------------- --------
Richard Ford   2006     196,575        0      6,300    85,750                0                0             9,743  298,368
(2)
-------------- ------- --------- -------- ---------- --------- ---------------- ---------------- ----------------- --------

-------------- ------- --------- -------- ---------- --------- ---------------- ---------------- ----------------- --------
Kevin Kroger   2007     186,315        0          0         0                0                0            21,089  207,404
(3)
-------------- ------- --------- -------- ---------- --------- ---------------- ---------------- ----------------- --------
               2006     195,270        0      5,565         0                0                0            24,714  225,549
-------------- ------- --------- -------- ---------- --------- ---------------- ---------------- ----------------- --------

-------------- ------- --------- -------- ---------- --------- ---------------- ---------------- ----------------- --------
Alan Sandler   2007     112,238        0          0         0                0                0                 0  112,238
(4)
-------------- ------- --------- -------- ---------- --------- ---------------- ---------------- ----------------- --------
               2006     108,308        0      2,520         0                0                0                 0  110,828
-------------- ------- --------- -------- ---------- --------- ---------------- ---------------- ----------------- --------

(1) On October 24, 2006, Mr. Vittoria, who is also the Chairman of our Board of Directors, was appointed by the Board of Directors to the position of Chief Executive Officer. Mr. Vittoria serves in that position on a non-salaried basis.

(2) Mr. Ford served as our CEO through October, 2006. Mr. Ford's compensation for fiscal 2006 included 6,000 shares of our common stock, with a value of $1.05 per share at the time of issuance, which were granted as additional compensation. In addition, on October 24, 2006, we extended the expiration of options previously awarded to Mr. Ford purchase an aggregate of 375,000 shares of our common stock with exercise prices ranging from $0.21 per share to $0.94 per share from November 30, 2006 to November 30, 2008. Pursuant to FAS 123R there was an expense of $85,750 to us as a result of this modification. All Other Compensation in the foregoing table represents the aggregate dollar amount of a car allowance received by Mr. Ford during fiscal 2006.

(3) Mr. Kroger serves as our Chief Operating Officer. Mr. Kroger's compensation for fiscal 2006 includes 5,300 shares of our common stock with a value of $1.05 per share at the time of issuance. All Other Compensation in the foregoing table represents the aggregate dollar amount of a car allowance received by Mr. Kroger during each fiscal year as well as the amount of disability and life insurance premiums we pay on his behalf.

(4) Mr. Sandler serves as our Chief Administrative Officer. Mr. Sandler's fiscal 2006 compensation includes 2,400 shares of our common stock with a value of $1.05 per share at the time of issuance.

HOW OUR EXECUTIVE OFFICERS COMPENSATION IS DETERMINED

         Mr. Vittoria, who has served as our Chief Executive Officer since October 2006, is not a party to an employment agreement with our company. He receives no compensation and does not participate in any of our insurance plans.

         On July 3, 2000, we entered into an employment agreement, with an initial term of three years, with Mr. Kroger, who serves as our President and Chief Operating Officer. The contract provided for an annual salary of $166,000, subject to annual review by the Board of Directors, and minimum bonuses of $50,000, $80,000 and $80,000, respectively, for the years 2000 through 2002. Mr. Kroger is also entitled to paid health insurance, a life insurance and disability policy, a $1,000 per month car allowance, four weeks paid vacation and other executive benefits which may be made available from time to time. Upon entering into the agreement we granted Mr. Kroger 10 year options to purchase 300,000 shares of our common stock at the then fair market value of our common stock which vested in equal installments on the first, second, third and fourth anniversary date of the agreement. The agreement also contains customary indemnification, non-compete, confidentiality and invention assignment clauses. The term of the agreement continues on a year-to-year basis on the same terms and conditions as were in effect at the time of renewal. The agreement may be terminated by us upon Mr. Kroger's death or disability, by us for good cause as defined in the agreement, or by either party without cause. In the event the agreement is terminated on Mr. Kroger's death, by us for cause or by him without cause, we do not owe any severance benefits. If the agreement is terminated as a result of his disability, we are required to pay him a lump sum equal to the greater of the base salary then in effect for the remaining term of the agreement or for one year. If the agreement is terminated by us without cause or by Mr. Kroger in the event of a change of control of our company, we are required to pay him a lump sum equal to the greater of the base salary then in effect for the remaining term of the agreement or for one year, together with any declared but unpaid bonus. On December 23, 2002, the agreement was amended to provide that he was issued options to purchase 100,000 shares of common stock in lieu of the $80,000 bonus due on December 31, 2002.

         Mr. Sandler, who has served as our Chief Administrative Officer since January 2000, is not a party to an employment agreement with our company. His compensation was determined by the Compensation Committee of our Board of Directors. The Compensation Committee considered a number of factors in determining Mr. Sandler's compensation including the scope of his duties and responsibilities to our company and the time he devotes to our business. The Compensation Committee did not consult with any experts or other third parties in determining the amount of Mr. Sandler's compensation. During the fiscal year 2007 Mr. Sandler's compensation package included a base annual salary of $112,000, with approximately $62,000 deferred annually, and company provided insurance benefits. The amount of payable to Mr. Sandler can be increased at any time upon the determination of the Compensation Committee of our Board of Directors.

INCENTIVE AND NON-QUALIFIED STOCK OPTION PLANS

            The Board of Directors adopted the 2000 Non-Employee Directors' Plan (the "Directors' Plan") on November 8, 2000 under which options to purchase 400,000 shares have been authorized for issuance. The Directors' Plan will provide a means for us to attract and retain highly qualified persons to serve as non-employee directors and advisory directors.

            Each member of the Board of Directors was automatically granted 5,000 options at the date of commencement of the Directors' Plan and on their initial election as new members to the Board of Directors. Each director receives an additional 5,000 options at the close of each annual meeting of stockholders. Additionally, each director automatically receives 2,500 options for each committee of the Board on which the director serves. Options are granted at a price equal to the fair market value of the stock on the date of grant, are exercisable commencing two years following grant, and will expire five years from the date of grant. In the event a person ceases to serve on the Board of Directors, the outstanding options expire one year from the date of cessation of service. The Board of Directors administers the Directors' Plan.

            Our 1999 Stock Option Plan (the "1999 Plan") and the 1996 Stock Option Plan (the "1996 Plan"), were adopted on September 15, 1999 and amended in June 2000, and on July 31, 1996, respectively. The plans were adopted to increase proprietary interest in our company of our employees, consultants, and non-employee directors and to align more closely their interests with the interests of our stockholders. The plans may also serve to enhance our ability to attract and retain the services of experienced and highly qualified employees and non-employee directors.

            Under the 1999 Plan and 1996 Plan, we reserved an aggregate of 3,000,000 and 2,200,000 shares, respectively, of common stock for issuance pursuant to options granted under the plans. The Compensation Committee of the Board of Directors administers the plans including, without limitation, the selection of the persons who will be granted plan options under the plans, the type of plan options to be granted, the number of shares subject to each plan option and the plan option price.

            Options granted under the 1996 Plan and the 1999 Plan may either be options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified options. In addition, the plans also allow for the inclusion of a reload option provision, which permits an eligible person to pay the exercise price of the plan option with shares of common stock owned by the eligible person and receive a new plan option to purchase shares of common stock equal in number to the tendered shares. Any incentive option granted under the plans must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our common stock must be at least 110% of such fair market value as determined on the date of the grant. The term of each plan option and the manner in which it may be exercised is determined by the Board of the Directors or the Committee, provided that no plan option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of our common stock, no more than five years after the date of the grant.

            The exercise price of non-qualified options is determined by the Board of Directors or the Committee and cannot be less than the par value of our common stock. The per share purchase price of shares subject to plan options granted under the plans may be adjusted in the event of certain changes in our capitalization, but any such adjustment will not change the total purchase price payable upon the exercise in full of plan options granted under the plans. Our officers, directors, key employees and consultants are eligible to receive non-qualified options under the plans. Only our officers, directors and employees who are employed by us are eligible to receive incentive options.

         All plan options are generally nonassignable and nontransferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee. If an optionee's employment is terminated for any reason, other than his death or disability or termination for cause, or if an optionee is not our employee but is a member of our Board of Directors and his service as a director is terminated for any reason, other than death or disability, the plan option granted to him generally will lapse to the extent unexercised on the earlier of the expiration date or one year following the date of termination. If the optionee dies during the term of his employment, the plan option granted to him generally will lapse to the extent unexercised on the earlier of the expiration date of the plan option or the date one year following the date of the optionee's death. If the optionee is permanently and totally disabled within the meaning of Section 22 (c)(3) of the Internal Revenue Code of 1986, the plan option granted to him generally lapses to the extent unexercised on the earlier of the expiration date of the option or one year following the date of such disability.

         The Board of Directors or the Committee may amend, suspend or terminate the plans at any time, except that no amendment shall be made which:

         o increases the total number of shares subject to the plans or changes the minimum purchase price therefore (except in either case in the event of adjustments due to changes in ours capitalization),
         o        extends the term of any plan option beyond 10 years, or

         o        extends the termination date of the plan.

         The 1996 Plan terminated on July 31, 2006. As of September 30, 2008 options to purchase 400,150 which were granted under the 1996 Plan prior to its termination remain outstanding. Unless the plan has been suspended or terminated by the Board of Directors, the 1999 Plan will terminate on September 15, 2009. Any such termination will not affect the validity of any plan options previously granted thereunder.

         As of December 31, 2007, under the Directors' Plan, options to purchase 85,000 shares of common stock were outstanding. As of December 31, 2007, under the 1996 Plan, incentive stock options to purchase 108,232 shares of common stock were outstanding and non-qualified options to purchase 394,418 shares of common stock were outstanding and, under the 1999 Plan, incentive stock options to purchase 1,099,250 shares of common stock were outstanding and non-qualified options to purchase 80,000 shares of common stock were outstanding.

         The following table provides information concerning unexercised options; stock that has not vested; and equity incentive plan awards for each named executive officer outstanding as of December 31, 2007:

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                      EQUITY
                                                                                  NUMBER              INCENTIVE    EQUITY
                                                                                  OF                  PLAN         INCENTIVE
                                           EQUITY                                 SHARES              AWARDS:      PLAN AWARDS:
                                           INCENTIVE                              OR       MARKET     NUMBER OF    MARKET OR
                                           PLAN AWARDS:                           UNITS    VALUE OF   UNEARNED     PAYOUT VALUE
            NUMBER OF      NUMBER OF       NUMBER OF                              OF       SHARES     SHARES,      OF UNEARNED
            SECURITIES     SECURITIES      SECURITIES                             STOCK    OR UNITS   UNITS OR     SHARES,
            UNDERLYING     UNDERLYING      UNDERLYING                             THAT     OF STOCK   OTHER        UNITS OR
            UNEXERCISED    UNEXERCISED     UNEXERCISED    OPTION    OPTION        HAVE     THAT       RIGHTS       OTHER RIGHTS
            OPTIONS        OPTIONS         UNEARNED       EXERCISE  EXPIRATION    NOT      HAVE NOT   THAT HAVE    THAT HAVE
NAME        (#)            (#)             OPTIONS        PRICE     DATE          VESTED   VESTED     NOT VESTED   NOT VESTED
            EXERCISABLE    UNEXERCISABLE   (#)            ($)                     (#)      ($)        (#)          (#)
(A)         (B)            I               (D)            (E)       (F)           (G)      (H)        (I)          (J)
----------- -------------- --------------- -------------- --------- ------------- -------- ---------- ------------ --------------

----------- -------------- --------------- -------------- --------- ------------- -------- ---------- ------------ --------------
Joseph V.         125,000                                     2.25       3/28/08
Vittoria
----------- -------------- --------------- -------------- --------- ------------- -------- ---------- ------------ --------------
                  150,000                                     2.00       2/02/09
----------- -------------- --------------- -------------- --------- ------------- -------- ---------- ------------ --------------
                  100,000                                     0.95       4/13/10
----------- -------------- --------------- -------------- --------- ------------- -------- ---------- ------------ --------------
                   80,000                                     1.25      11/15/11
----------- -------------- --------------- -------------- --------- ------------- -------- ---------- ------------ --------------

----------- -------------- --------------- -------------- --------- ------------- -------- ---------- ------------ --------------
Richard           100,000                                     0.21      11/30/08
Ford
----------- -------------- --------------- -------------- --------- ------------- -------- ---------- ------------ --------------
                  100,000                                     0.56      11/30/08
----------- -------------- --------------- -------------- --------- ------------- -------- ---------- ------------ --------------
                  175,000                                     0.94      11/30/08
----------- -------------- --------------- -------------- --------- ------------- -------- ---------- ------------ --------------

----------- -------------- --------------- -------------- --------- ------------- -------- ---------- ------------ --------------
Kevin             100,000                                     1.70       1/10/13
Kroger
----------- -------------- --------------- -------------- --------- ------------- -------- ---------- ------------ --------------
                  300,000                                     9.25       7/03/10
----------- -------------- --------------- -------------- --------- ------------- -------- ---------- ------------ --------------

----------- -------------- --------------- -------------- --------- ------------- -------- ---------- ------------ --------------
Alan                    0                                      n/a           n/a
Sandler
----------- -------------- --------------- -------------- --------- ------------- -------- ---------- ------------ --------------

LIMITATION ON LIABILITY

         Under our certificate of incorporation, our directors are not liable for monetary damages for breach of fiduciary duty, except in connection with:

         o breach of the director's duty of loyalty to us or our stockholders;

         o acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law;

         o a transaction from which our director received an improper benefit; or

         o an act or omission for which the liability of a director is expressly provided under Delaware law.

         In addition, our bylaws provides that we must indemnify our officers and directors to the fullest extent permitted by Delaware law for all expenses incurred in the settlement of any actions against such persons in connection with their having served as officers or directors.

         Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In July 2001, we received promissory notes from two of our officers, Messrs. Richard C. Ford and Alan J. Sandler, for the exercise of their vested stock options in the amount of $875,256 and bearing interest of 5.63%. The principal and accrued interest are due upon the earlier of the expiration of the original option periods, which range from July 2008 to December 2009, or upon the sale of the common stock acquired by the execution of the options. During 2007, we recorded approximately $99,000 of interest reserves relating to these stockholder notes.

         In July 2008, we extended the expiration date by six months of a loan of $123,750 which bears interest at 5.63% per annum and is collateralized by 300,000 shares of our common stock, made to Mr. Ford, a former executive officer and director, in July 2001. As extended, the loan matures on January 8, 2009.

         In July 2008 we agreed to receive from Mr. Sandler, an executive officer, a stock certificate for 260,000 shares of our common stock which served as collateral for a loan in the principal amount of $97,500 made to him in July 2001 as satisfaction for the principal amount of the loan. Accrued but unpaid interest in the amount of $38,000 at June 30, 2008 remains outstanding.

         On March 28, 2002, we executed a letter agreement with Mr. Vittoria, our CEO and Chairman, whereby he agreed to initially fund up to $2.5 million. The letter agreement, as currently amended, provides that he will fund up to $6.1 million to us on a unsecured basis. Amounts drawn bear interest at the prime rate per annum payable monthly and are due December 31, 2009or (i) at such time as we have raised an additional $7 million over the $3.5 million raised in prior offerings, or (ii) at such time as we are operating within sufficient cash flow parameters to sustain operations, or (iii) until a disposition of our company, such as an acquisition or merger, occurs. In consideration entering into this loan agreement, we granted Mr. Vittoria common stock purchase warrants to purchase a total of 475,000 shares of our common stock at an exercise price equal to the closing market price on the dates of grant. As of June 30, 2008, we have drawn the entire $6.1 million of the available funds, together with an additional $100,000 and paid approximately $157,000 in related interest.

                             PRINCIPAL STOCKHOLDERS

         At October 29, 2008 we had 35,005,018 shares of our common stock issued and outstanding. The following table sets forth information regarding the beneficial ownership of our common stock as of October 29, 2008 by:

         o each person known by us to be the beneficial owner of more than 5% of our common stock;
         o        each of our directors;
         o        each of our named executive officers; and
         o our named executive officers, directors and director nominees as a group.

         Unless otherwise indicated, the business address of each person listed is in care of 2017 High Ridge Road, Boynton Beach, Florida 33426. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

-------------------------------------------------------------------------- --------------------------- -------------
                                                                              AMOUNT AND NATURE OF      % OF CLASS
NAME OF BENEFICIAL OWNER                                                      BENEFICIAL OWNERSHIP
-------------------------------------------------------------------------- --------------------------- -------------

-------------------------------------------------------------------------- --------------------------- -------------
Joseph V. Vittoria (1)                                                                      5,364,226         15.0%
-------------------------------------------------------------------------- --------------------------- -------------
Kevin G. Kroger (2)                                                                         1,092,633          3.1%
-------------------------------------------------------------------------- --------------------------- -------------
Alan J. Sandler (3)                                                                            58,392             *
-------------------------------------------------------------------------- --------------------------- -------------
Cindy Lea Gimler (4)                                                                           60,250             *
-------------------------------------------------------------------------- --------------------------- -------------
Lieutenant General John S. Caldwell, Jr.  US Army (retired)(5)                                 65,000             *
-------------------------------------------------------------------------- --------------------------- -------------
Forrest D. Hayes (6)                                                                           20,000             *
-------------------------------------------------------------------------- --------------------------- -------------
Dominick Telesco (7)                                                                        4,042,085         11.4%
-------------------------------------------------------------------------- --------------------------- -------------
Dr. Charles W. Walton (8)                                                                     415,357          1.2%
-------------------------------------------------------------------------- --------------------------- -------------
All officers and directors as a group (eight persons)                                      11,117,943         30.3%
(1)(2)(3)(4)(5)(6)(7)(8)
-------------------------------------------------------------------------- --------------------------- -------------
Quantum Industrial Partners, LDC (9)                                                        4,570,000         13.1%
-------------------------------------------------------------------------- --------------------------- -------------
Glenhill Capital Management, LP (10)                                                        4,364,661         12.4%
-------------------------------------------------------------------------- --------------------------- -------------
Richard C. Ford (11)                                                                        3,606,651         10.2%
-------------------------------------------------------------------------- --------------------------- -------------

*        represents less than 1%

(1)      The number of shares beneficially owned by Mr. Vittoria includes:

         o warrants to purchase 150,000 shares of common stock at $2.00 per share through February 2, 2009;
         o warrants to purchase 100,000 shares of common stock at $0.95 per share through April 14, 2010;
         o warrants to purchase 80,000 shares of common stock at $1.25 per share through November 15, 2011;
         o warrants to purchase 150,000 shares of common stock at $1.25 per share through March 24, 2013;
         o warrants to purchase 71,429 shares of common stock at $1.25 per share through March 26, 2013;
         o warrants to purchase 80,645 shares of common stock at $1.25 per share through April 4, 2013; and
         o warrants to purchase 86,207 shares of common stock at $1.25 per share through May 9, 2013.

(2)      The number of shares beneficially owned by Mr. Kroger includes:

         o options to purchase 300,000 shares of common stock at $9.25 per share through July 3, 2010; and
         o options to purchase 100,000 shares of common stock at $1.70 per share through January 10, 2013.

         The number of shares beneficially owned by Mr. Kroger excludes unvested options to purchase 100,000 shares of our common stock at an exercise price of $.26 per share through June 10, 2018.

(3) The number of shares beneficially owned by Mr. Sandler excludes unvested options to purchase 100,000 shares of our common stock at an exercise price of $.26 per share through June 10, 2018 and unvested options to purchase 100,000 shares of our common stock at an exercise price of $.30 per share through August 5, 2018.

(4)      The number of shares beneficially owned by Ms. Gimler includes:

         o options to purchase 50,000 shares of common stock at $0.93 per share through February 28, 2015; and
         o options to purchase 6,500 shares of common stock at $0.40 per share through September 26, 2017.

         The number of shares beneficially owned by Ms. Gimler excludes unvested options to purchase 18,750 shares of our common stock at an exercise price of $.40 per share through September 26, 2017.

(5)      The number of shares beneficially owned by General Caldwell includes:

         o options to purchase 5,000 shares of common stock at $0.42 per share through August 25, 2010;
         o options to purchase 2,500 shares of common stock at $0.68 per share through November 30, 2010;
         o options to purchase 7,500 shares of common stock at $0.37 per share through August 25, 2011; and
         o options to purchase 50,000 shares of common stock at $0.97 per share through March 9, 2015.

         The number of shares beneficially owned by General Caldwell excludes unvested options to purchase 7,500 shares of common stock at $0.37 per share through August 25, 2012 and unvested options to purchase 7,500 shares of common stock at $0.38 per share through September 22, 2013.

(6)      The number of shares beneficially owned by Mr. Hayes includes:

         o options to purchase 7,500 shares of common stock at $1.00 per share through November 10, 2010;
         o options to purchase 2,500 shares of common stock at $0.68 per share through November 30, 2010; and
         o options to purchase 10,000 shares of common stock at $0.37 per share through November 10, 2011.

         The number of shares beneficially owned by Mr. Hayes excludes unvested options to purchase 10,000 shares of common stock at $0.37 per share through November 10, 2012 and unvested options to purchase 10,000 shares of common stock at $.38 per share through September 22, 2013.

(7)      The number of shares beneficially owned by Mr. Telesco includes:

         o warrants to purchase 100,000 shares of common stock at $1.25 per share through October 1, 2011;
         o warrants to purchase 150,000 shares of common stock at $1.25 per share through March 24, 2013.;
         o warrants to purchase 81,967 shares of common stock at $1.25 per share through May 14, 2013;
         o warrants to purchase 92,593 shares of common stock at $1.25 per share through July 1, 2013; and
         o options to purchase 5,000 shares of common stock at $.66 per share through December 18, 2011.

         The number of shares beneficially owned by Mr. Telesco excludes unvested options to purchase 5,000 shares of common stock at $0.47 per share through December 17, 2012.

(8)      The number of shares beneficially owned by Dr. Walton includes:

         o options to purchase 5,000 shares of common stock at $0.42 per share through August 25, 2010;
         o options to purchase 2,500 shares of common stock $0.68 per share through November 30, 2010;
         o warrants to purchase 21,429 shares of common stock at $1.25 per share through October 1, 2011; and
         o options to purchase 7,500 shares of common stock at $0.37 per share through August 25, 2011.

         The number of shares beneficially owned by Dr. Walton excludes unvested options to purchase 7,500 shares of common stock at $0.37 per share through August 25, 2012 and options to purchase 7,500 shares of common stock at $0.38 per share through September 22, 2013.

(9) The address for Quantum Industrial Partners, LTDC is c/o Curacao Corporation Company, N.V., Kaya Flamboyan, Willenstad Curacao, Netherlands, Antilles.

(10) The address for Glenhill Capital Management, LP is 598 Madison Avenue, 12th Floor, New York, NY 10022. The number of shares beneficially owned by Glenhill Capital Management, LP includes warrants to purchase 89,286 shares of common stock at $1.25 per share through October 1, 2011.

(11) Mr. Ford's address is 4720 S. Ocean Blvd. Highland Beach, Florida 33487. The number of shares beneficially owned by Mr. Ford includes:

         o options to purchase 100,000 shares of common stock at $0.56 per share through November 30, 2008;
         o options to purchase 100,000 shares of common stock at $0.21 per share through November 30, 2008; and
         o options to purchase 175,000 shares of common stock at $0.94 per share through November 30, 2008.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

         The following table sets forth securities authorized for issuance under equity compensation plans, including individual compensation arrangements, by us at December 31, 2007.

------------------------------------------------------------- ----------------- ------------------ -------------------
                                                              NUMBER OF         WEIGHTED AVERAGE   NUMBER OF
                                                              SECURITIES TO     EXERCISE PRICE     SECURITIES
                                                              BE ISSUED UPON    OF OUTSTANDING     REMAINING
                                                              EXERCISE OF       OPTIONS,           AVAILABLE FOR
                                                              OUTSTANDING       WARRANTS AND       FUTURE ISSUANCE
                                                              OPTIONS,          RIGHTS (B)         UNDER EQUITY
                                                              WARRANTS AND                         COMPENSATION
                                                              RIGHTS (A)                           PLANS (EXCLUDING
                                                                                                   SECURITIES
                                                                                                   REFLECTED IN
                                                                                                   COLUMN (A)) (C)
------------------------------------------------------------- ----------------- ------------------ -------------------
PLAN CATEGORY
------------------------------------------------------------- ----------------- ------------------ -------------------
Plans approved by stockholders:
------------------------------------------------------------- ----------------- ------------------ -------------------
    1996 Stock Option Plan                                             502,650              $1.61           1,697,350
------------------------------------------------------------- ----------------- ------------------ -------------------
    1999 Stock Option Plan                                           1,179,250              $3.26           1,820,750
------------------------------------------------------------- ----------------- ------------------ -------------------
    2000 Non-Employee Directors Plan                                    85,000              $0.48             315,000
------------------------------------------------------------- ----------------- ------------------ -------------------
Plans not approved by stockholders                                           0                n/a                 n/a
------------------------------------------------------------- ----------------- ------------------ -------------------

                            DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of 40,000,000 shares of common stock, $0.001 par value per share, and 50,000 shares of preferred stock, par value $0.001 per share. As of October 29, 2008, there were 35,005,018 shares of common stock and no shares preferred stock issued and outstanding.

COMMON STOCK

         Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to the preferences of any shares of preferred stock which may then be authorized and outstanding, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

         Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

PREFERRED STOCK

         We are authorized to issue 500,000 shares of preferred stock issuable in such series and bearing such voting, dividend, conversion, liquidation and other rights and preferences as the Board of Directors may determine. The preferred stock is so-called "blank check" preferred stock, which means that our Board of Directors, in its sole discretion, are able to issue the shares of preferred stock in one or more series of classes having such terms, designations and preferences as determined by the Board of Directors and without authorization or confirmation by our stockholders.

COMMON STOCK PURCHASE WARRANTS

         We currently have outstanding common stock purchase warrants to purchase an aggregate of 3,005,739 shares of our common stock at exercise prices ranging from $0.75 per share to $2.00 per share. These warrants expire between February 2, 2009 and October 1, 2013. The exercise price of the warrants is subject to pro-rata adjustment in the event of stock splits, recapitalizations and similar corporate events.

TRANSFER AGENT

         Our transfer agent is Florida Atlantic Stock Transfer, Inc., 7130 Nob Hill Road, Tamarac, Florida 33321, and its telephone number is (954) 726-4954.

                         SHARES ELIGIBLE FOR FUTURE SALE

         At October 29, 2008 we had 35,005,018 shares of common stock issued and outstanding, of which approximately 5,864,380 shares are "restricted securities." In general, under Rule 144, as currently in effect, a person, or person whose shares are aggregated, who is not our affiliate or has not been an affiliate during the prior three months and owns shares that were purchased from us, or any affiliate, at least six months previously, is entitled to make unlimited public resales of such shares provided there is current public information available at the time of the resales. After a one-year holding period a non-affiliate is entitled to make unlimited public resales of our shares without the requirement that current public information be available at the time of the resales. A person, or persons whose shares are aggregated, who are affiliates of our company and own shares that were purchased from us, or any affiliate, at least six months previously is entitled to sell within any three month period, a number of shares of our common stock that does not exceed the greater of 1% of the then outstanding shares of our common stock, subject to manner of sale provisions, notice requirements and the availability of current public information about us.

         Future sales of restricted common stock under Rule 144 could negatively impact the market price of our common stock. We are unable to estimate the number of shares that may be sold in the future by our existing stockholders or the effect, if any, that sales of shares by such stockholders will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock by existing stockholders could adversely affect prevailing market prices.

                                  LEGAL MATTERS

         The validity of the securities offered by this prospectus will be passed upon for us by Schneider Weinberger & Beilly LLP.

                                     EXPERTS

         Our financial statements as of and for the years ended December 31, 2007 and 2006 included in this prospectus have been audited by Webb & Company, P.A., independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We have filed with the Securities and Exchange Commission the registration statement on Form S-1 under the Securities Act of 1933 for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by Securities and Exchange Commission rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

         We file annual and special reports and other information with the Securities and Exchange Commission. Certain of our filings are available over the Internet at the Securities and Exchange Commission's web site at http://www.sec.gov. You may also read and copy any document we file with the Securities and Exchange Commission at its public reference facilities:

                        Public Reference Room Office
                        100 F Street, N.E.
                        Room 1580
                        Washington, D.C. 20549

         You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

                    Puradyn Filter Technologies Incorporated
                      Condensed Consolidated Balance Sheets
                    As of June 30, 2008 and December 31, 2007

Assets                                                                               JUNE 30,       DECEMBER 31,
                                                                                       2008            2007
                                                                                    (UNAUDITED)      (AUDITED)
                                                                                   ------------    ------------
Current assets:
     Cash and cash equivalents                                                     $    324,223    $    112,270
     Accounts receivable, net of allowance for uncollectible accounts of $21,041
         and $46,870 respectively                                                       515,230         382,279
     Inventories, net                                                                 1,563,947       1,475,380
     Prepaid and other current assets                                                   280,943         181,648
                                                                                   ------------    ------------
Total current assets                                                                  2,684,343       2,151,577

Property and equipment, net                                                             140,894         162,838
Deferred financing costs, net                                                            12,629          18,522
Other noncurrent assets                                                                  40,930          40,930
                                                                                   ------------    ------------
Total Other Assets                                                                      194,453         222,290

                                                                                   ============    ============
Total assets                                                                       $  2,878,796    $  2,373,867
                                                                                   ============    ============

Liabilities and stockholders' deficit
Current liabilities:
     Accounts payable                                                              $    335,696    $    594,372
     Accrued liabilities                                                              1,141,263       1,054,071
     Current portion of capital lease obligation                                          1,398           1,048
     Deferred revenue                                                                   140,139         136,169
                                                                                   ------------    ------------
Total current liabilities                                                             1,618,496       1,785,660

Notes Payable - stockholder                                                           6,150,000       6,250,000
Capital lease obligation, less current portion                                            6,323           7,139
                                                                                   ------------    ------------

Total Long Term Liabilities                                                           6,156,323       6,257,139

Total Liabilities                                                                     7,774,819       8,042,799
                                                                                   ------------    ------------

Commitments and contingencies                                                                --              --

Stockholders' deficit:
     Preferred stock, $.001 par value:

         Authorized shares - 500,000; none issued and outstanding                            --              --
     Common stock, $.001 par value:
         Authorized shares - 40,000,000                                                                      --
         Issued and outstanding - 34,428,888 and 29,400,638 respectively                 34,429          29,401
     Additional paid-in capital                                                      42,963,955      41,329,330
     Notes receivable from stockholders                                              (1,064,031)     (1,064,031)
     Accumulated deficit                                                            (46,694,325)    (45,825,210)
     Accumulated other comprehensive loss                                              (136,051)       (138,422)
                                                                                   ------------    ------------
Total stockholders' deficit                                                          (4,896,023)     (5,668,932)
                                                                                   ------------    ------------
Total liabilities and stockholders' deficit                                        $  2,878,796    $  2,373,867
                                                                                   ============    ============

SEE ACCOMPANYING NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                    Puradyn Filter Technologies Incorporated
                 Condensed Consolidated Statements of Operations
        For the Three Months and Six Months Ended June 30, 2008 and 2007
                                   (Unaudited)


                                                          THREE MONTHS ENDED               SIX MONTHS ENDED
                                                               JUNE 30,                        JUNE 30,
                                                         2008            2007            2008            2007
                                                     -------------   -------------   ------------    -------------
Net sales                                            $     791,781   $     786,990   $  1,555,206    $   1,553,187

Costs and expenses:
     Cost of products sold                                 641,537         702,301      1,266,866        1,350,273
     Salaries and wages                                    250,877         264,768        506,930          525,573
     Selling and administrative                            221,279         196,564        483,678          564,735
                                                     -------------   -------------   ------------    -------------
                                                         1,113,693       1,163,633      2,257,474        2,440,581
                                                     -------------   -------------   ------------    -------------
Loss from operations                                      (321,912)       (376,643)      (702,268)        (887,394)

Other income (expense):
     Interest income                                           595           9,448          1,329           21,918
     Interest expense                                      (77,323)       (130,505)      (168,176)        (343,139)
                                                     -------------   -------------   ------------    -------------
Total other expense, net                                   (76,728)       (121,057)      (166,847)        (321,221)
                                                     -------------   -------------   ------------    -------------
Loss before income taxes                                  (398,640)       (497,701)      (869,115)      (1,208,614)

Income tax expense                                              --              --             --               --
                                                     -------------   -------------   ------------    -------------

Net loss                                             $    (398,640)  $    (497,701)  $   (869,115)   $  (1,208,614)
                                                     =============   =============   ============    =============

Basic and diluted loss per common share              $        (.01)  $        (.02)  $       (.03)   $        (.04)
                                                     =============   =============   ============    =============

Weighted average common shares outstanding (basic
     and diluted)                                       32,447,852      27,514,923     31,250,226       27,440,407
                                                     =============   =============   ============    =============


SEE ACCOMPANYING NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                    Puradyn Filter Technologies Incorporated
                      Consolidated Statements of Cash Flows
                 For the Six Months Ended June 30, 2008 and 2007
                                   (Unaudited)

                                                                               SIX MONTHS ENDED JUNE 30,
                                                                                 2008            2007
                                                                              -----------    -----------
OPERATING ACTIVITIES
Net loss                                                                      $  (869,115)   $(1,208,614)
Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation and amortization                                                 34,498         46,414
     Gain on sale of assets                                                            --            577
     Provision for bad debts                                                      (25,829)        40,197
     Provision for obsolete and slow moving inventory                               2,786         12,425
     Amortization of deferred financing costs included in interest expense          5,893         12,966
     Interest receivable from notes receivable from stockholders                       --         81,195
     Compensation expense on stock-based arrangements with employees,
         consultants, investors and vendors                                        20,653          9,446
     Compensation expense on stock-based arrangements with investors and
         directors                                                                 45,000             --
     Changes in operating assets and liabilities:
         Accounts receivable                                                     (107,121)        77,035
         Inventories                                                              (91,353)       (10,117)
         Prepaid expenses and other current assets                                (99,296)       (39,310)
         Accounts payable                                                        (258,676)       (30,834)
         Accrued liabilities                                                       87,193         81,866
         Deferred revenues                                                          3,969         15,931
                                                                              -----------    -----------
Net cash used in operating activities                                          (1,251,398)      (910,823)

INVESTING ACTIVITIES
Proceeds from sale of property and equipment                                           --          5,458
Purchases of property and equipment                                               (14,487)       (28,390)
                                                                              -----------    -----------
Net cash used in investing activities                                             (14,487)       (22,932)

FINANCING ACTIVITIES
Proceeds from sale of common stock                                              1,474,000        975,000
Proceeds from exercise of stock options                                                --         28,500
Proceeds from issuance of notes payable to stockholders                                --        808,500
Payment of notes payable to stockholder                                                --       (780,000)
Payment of capital lease obligations                                               (2,002)        (3,379)
                                                                              -----------    -----------
Net cash provided by financing activities                                       1,471,998      1,028,621
Effect of exchange rate changes on cash and cash equivalents                        5,840        (36,566)
                                                                              -----------    -----------

Net (decrease) increase in cash and cash equivalents                              211,953         58,300

Cash and cash equivalents at beginning of period                                  112,270         55,175
                                                                              -----------    -----------

Cash and cash equivalents at end of period                                    $   324,223    $   113,475
                                                                              ===========    ===========

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest                                                        $   198,455    $   253,652
                                                                              ===========    ===========

NONCASH INVESTING AND FINANCING ACTIVITIES:
Note Payable of $620,000 converted to stockholder's equity                    $   620,000             --
                                                                              ===========    ===========

SEE ACCOMPANYING NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                    Puradyn Filter Technologies Incorporated
      Condensed Consolidated Statements of Changes in Stockholders' Deficit
                         Six Months ended June 30, 2008
                                   (Unaudited)

                                                                         NOTES                       ACCUMULATED
                                   COMMON STOCK          ADDITIONAL    RECEIVABLE                       OTHER           TOTAL
                                ---------------------     PAID-IN         FROM        ACCUMULATED    COMPREHENSIVE   STOCKHOLDERS'
                                  SHARES      AMOUNT      CAPITAL     STOCKHOLDERS      DEFICIT      INCOME (LOSS)     DEFICIT
                                ----------   --------   ------------  ------------   -------------   -------------   ------------
Balance at December 31, 2007    29,400,638   $ 29,401   $ 41,329,330  $ (1,064,031)  $ (45,825,210)  $    (138,422)  $ (5,668,932)
Foreign currency
     translation
     adjustment                                                                                              2,371          2,371

Net loss                                                                                  (869,115)                      (869,115)
                                                                                                                     ------------
Total comprehensive loss                                                                                                 (866,744)
Stock issued for private
     placement                   5,028,250      5,028      1,568,972                                                    1,574,000
Compensation expense on
     stock-based
     arrangements with
     investors and
     directors                                                45,000                                                       45,000
Compensation expense
     associated with
     unvested options                                         20,653                                                       20,653
                                ----------   --------   ------------  ------------   -------------   -------------   ------------

Balance at June 30, 2008        34,428,888   $ 34,429   $ 42,963,955  $ (1,064,031)  $ (46,694,325)  $    (136,051)  $ (4,896,023)
                                ==========   ========   ============  ============   =============   =============   ============

SEE ACCOMPANYING NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                    Puradyn Filter Technologies Incorporated
              Notes to Condensed Consolidated Financial Statements
                                  June 30, 2008
                                   (Unaudited)


1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim information and with the instructions to Form 10-Q and Regulation S-K. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments consisting of a normal and recurring nature considered necessary for a fair presentation have been included. Operating results for the three-month and six-month periods ended June 30, 2008 may not necessarily be indicative of the results that may be expected for the year ending December 31, 2008.

For further information, refer to Puradyn Filter Technologies Incorporated's ("the Company") consolidated financial statements and footnotes thereto included in the Form 10-KSB for the year ended December 31, 2007.

Going Concern

The Company's financial statements have been prepared on the basis that it will operate as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has incurred net losses each year since inception and has relied on the sale of its stock from time to time and loans from third parties and from related parties to fund its operations.

These recurring operating losses, liabilities exceeding assets and the reliance on cash inflows from an institutional investor and current stockholder have led the Company's independent registered public accounting firm Webb & Company, P.A. to include a statement in its audit report relating to the Company's audited consolidated financial statements for the year ended December 31, 2007 expressing substantial doubt about the Company's ability to continue as a going concern.

The Company has been addressing the liquidity and working capital issues and continues to attempt to raise additional capital with institutional and private investors and current stockholders. Cost reductions continue to be implemented by the Company, including acquiring alternative suppliers for raw materials. The Company expects to see results from these reductions, as well as from other cost reduction plans through 2008. Additionally, the Company is reviewing cost of material increases, some of which were passed through to its customers as product price increases, beginning January 2008. There can be no assurance that the Company will be able to raise the additional capital needed or reduce the level of expenditures in order to sustain operations.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Basic and Diluted Loss Per Share

SFAS No. 128, EARNINGS PER SHARE, requires a dual presentation of basic and diluted earnings per share. However, because of the Company's net losses, the effect of outstanding stock options and warrants would be anti-dilutive and, accordingly, is excluded from the computation of diluted loss per share. The number of such shares excluded from the computation of loss per share totaled 4,026,114 and 4,799,606 for the three-month and six-month periods ended June 30, 2008 and 3,231,543 for the three-month and six-month periods ended June 30, 2007.

STOCK COMPENSATION

The Company adopted SFAS 123R effective January 1, 2006 using the modified prospective application method of adoption which requires us to record compensation cost related to unvested stock awards as of December 31, 2005, recognizing the amortized grant date fair value in accordance with provisions of SFAS 123R on straight line basis over the service periods of each award. We have estimated forfeiture rates based on our historical experience. Stock option compensation expense for the periods ended June 30, 2007 and June 30, 2008 have been recognized as a component of cost of goods sold and general and administrative expenses in the accompanying Consolidated Financial Statements.

Stock options and warrants issued to consultants and other non-employees as compensation for services provided to the Company are accounted for based on the fair value of the services provided or the estimated fair market value of the option or warrant, whichever is more reliably measurable in accordance with SFAS 123 and EITF 96-18, ACCOUNTING FOR EQUITY INVESTMENTS THAT ARE ISSUED TO OTHER THAN EMPLOYEES FOR ACQUIRING OR IN CONJUNCTION WITH SELLING GOODS OR SERVICES, including related amendments and interpretations. The related expense is recognized over the period the services are provided.

Inventories

Inventories are stated at the lower of cost or market using the first in, first out (FIFO) method. Production costs, consisting of labor and overhead, are applied to ending inventories at a rate based on estimated production capacity and any excess production costs are charged to cost of products sold. Provisions have been made to reduce excess or obsolete inventories to their net realizable values.

Inventories consisted of the following at June 30, 2008 and December 31, 2007:

                                JUNE 30,     DECEMBER 31,
                                 2008            2007
                              -----------    -----------
        Raw materials         $   851,707    $   780,979
        Finished goods            799,583        779,005
        Valuation allowance       (87,343)       (84,604)
                              -----------    -----------
                              $ 1,563,947    $ 1,475,380
                              ===========    ===========

Deferred Financing Costs

The Company capitalizes financing costs and amortizes them using the straight-line method, which approximates the effective interest method, over the term of the related debt. Amortization of deferred financing costs is included in interest expense and totaled $2,105 and $4,631 for the three-months ended June 30, 2008 and June 30, 2007 and $5,893 and $12,966 for the six-months ended June 30, 2008 and 2007, respectively. Accumulated amortization of deferred financing costs as of June 30, 2008 and 2007 was $668,521 and $653,367, respectively.

Revenue Recognition

The Company recognizes revenue from product sales to customers, distributors and resellers when products that do not require further services or installation by the Company are shipped, when there are no uncertainties surrounding customer acceptance and when collectibility is reasonably assured in accordance with Staff Accounting Bulletin No. 104, REVENUE RECOGNITION IN FINANCIAL STATEMENTS (SAB 104), as amended and interpreted. Cash received by the Company prior to shipment is recorded as deferred revenue. Sales are made to customers under terms allowing certain limited rights of return and other limited product and performance warranties for which provision has been made in the accompanying condensed consolidated financial statements.

Amounts billed to customers in sales transactions related to shipping and handling, represent revenues earned for the goods provided and are included in net sales. Costs of shipping and handling are included in cost of products sold.

Product Warranty Costs

As required by FASB Interpretation No. 45, GUARANTOR'S ACCOUNTING AND DISCLOSURE REQUIREMENTS FOR GUARANTEES, INCLUDING INDIRECT GUARANTEES OF INDEBTEDNESS OF OTHERS (FIN 45), the Company is including the following disclosure applicable to its product warranties.

The Company accrues for warranty costs based on the expected material and labor costs to provide warranty replacement products. The methodology used in determining the liability for warranty cost is based upon historical information and experience. The Company's warranty reserve is calculated as the gross sales multiplied by the historical warranty expense return rate.

The following table shows the changes in the aggregate product warranty liability for the six-months ended June 30, 2008:

        Balance as of December 31, 2007                    $   89,809
        Less:  Payments made                                   (7,138)
               Change in prior period estimate                    355
        Add:   Provision for current period warranties         29,093
                                                           ----------
        Balance as of June 30, 2007                        $  112,119
                                                           ==========

Comprehensive Income

SFAS No. 130, REPORTING COMPREHENSIVE INCOME (SFAS 130) establishes rules for reporting and displaying of comprehensive income and its components. Comprehensive income is the sum of net loss as reported in the consolidated statements of operations and other comprehensive income transactions. Other comprehensive income transactions that currently apply to the Company result from changes in exchange rates used in translating the financial statements of its wholly owned subsidiary, Puradyn Filter Technologies, Ltd. (Ltd). Comprehensive loss as of June 30, 2007 and 2006 is not shown net of taxes because the Company's deferred tax asset has been fully offset by a valuation allowance.

Comprehensive loss consisted of the following for the three and six-months ended June 30, 2007 and 2006:

                                                THREE MONTHS ENDED             SIX MONTHS ENDED
                                                     JUNE 30,                      JUNE 30,
                                                2008           2007           2008           2007
                                            -----------    -----------    -----------    -----------

Net loss                                    $  (398,640)   $  (497,701)   $  (869,115)   $(1,208,614)

Other comprehensive income (loss):
  Foreign currency translation adjustment           658        (30,821)         2,371        (34,928)
                                            -----------    -----------    -----------    -----------

Comprehensive loss                          $  (397,982)   $  (528,522)   $  (866,744)   $(1,243,542)
                                            ===========    ===========    ===========    ===========


New Accounting Standards

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51". This statement improves the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require; the ownership interests in subsidiaries held by parties other than the parent and the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, changes in a parent's ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value, entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS No. 160 affects those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133" (SFAS 161). This statement is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity's derivative instruments and hedging activities and their effects on the entity's financial position, financial performance, and cash flows. SFAS 161 applies to all derivative instruments within the scope of SFAS 133. "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133) as well as related hedged items, bifurcated derivatives, and nonderivative instruments that are designed and qualify as hedging instruments. Entities with instruments subject to SFAS 161 must provide more robust qualitative disclosures and expanded quantitative disclosures. SFAS 161 is effective prospectively for financial statements issue for fiscal years and interim periods beginning after November 15, 2008, with early application permitted. We are currently evaluating the disclosure implications of this statement.

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles." SFAS No. 162 identifies the sources of accounting principles and provides entities with a framework for selecting the principles used in preparation of financial statements that are presented in conformity with GAAP. The current GAAP hierarchy has been criticized because it is directed to the auditor rather than the entity, it is complex, and it ranks FASB Statements of Financial Accounting Concepts, which are subject to the same level of due process as FASB Statements of Financial Accounting Standards, below industry practices that are widely recognized as generally accepted but that are not subject to due process. The Board believes the GAAP hierarchy should be directed to entities because it is the entity (not its auditors) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. SFAS 162 is effective 60 days following the SEC's approval of PCAOB Auditing Standard No. 6, Evaluating Consistency of Financial Statements (AS/6). The adoption of FASB 162 is not expected to have a material impact on the Company's financial position.

In May 2008, the FASB issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts-an interpretation of FASB Statement No. 60." Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises. This results in inconsistencies in the recognition and measurement of claim liabilities. This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. SFAS 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The adoption of FASB 163 is not expected to have a material impact on the Company's financial position.

2. ISSUES AFFECTING LIQUIDITY AND MANAGEMENT'S PLANS

The Company's financial statements have been prepared assuming that the Company will continue as a going concern. The Company has sustained losses since inception in 1987 and used net cash in operations of approximately $1,251,000 and $911,000 during the six-months ended June 30, 2008 and 2007, respectively. As a result, the Company has had to rely principally on private equity funding, including the conversion of debt into stock, as well as stockholder loans to fund its activities to date.

These recurring operating losses, liabilities exceeding assets and the reliance on cash inflows from an institutional investor and current stockholder led the Company's independent registered public accounting firm, Webb & Company, P.A. to include a statement in its audit report relating to the Company's audited consolidated financial statements for the year ended December 31, 2007 expressing substantial doubt about the Company's ability to continue as a going concern.

The Company has been addressing the liquidity and working capital issues and continues to attempt to raise additional capital with institutional and private investors and current stockholders. Cost reductions continue to be implemented by the Company including acquiring alternative suppliers for raw materials and manufacturing and the Company expects to see results from these reductions, as well as other cost reduction plans through 2008. Additionally, the Company is reviewing cost of material increases, some of which were passed through to its customers as product price increases beginning January 2008.

The Company continues to address liquidity concerns because of inadequate revenue growth. As a result, cash flow from operations is insufficient to cover our liquidity needs for the immediate future. The Company is in the process of aggressively seeking to raise capital and is exploring financing availability and options with investment bankers, funds, private sources, members of management and existing shareholders. The Company has implemented measures to preserve its ability to operate, including organizational changes, a reduction and/or deferral of salaries, reduction in personnel and renegotiating creditor and collection arrangements. There can be no assurance that the Company will be able to raise the additional capital needed or reduce the level of expenditures in order to sustain operations.

On March 7, 2008, the stockholder amended the original loan agreements to extend the payback dates to December 31, 2009. The original loan agreements, dated March 28, 2002 and March 14, 2003, were due and payable on December 31, 2003 and December 31, 2004. Previously, the stockholder waived the funding requirement mandating maturity as such time as the Company raised an additional $7.0 million over the $3.5 million previously raised in the Company's private placement offering; or until such time as the Company is operating within sufficient cash flow parameters, as defined, to sustain its operations; or until a disposition of the Company occurs. As of June 30, 2008, the Company had drawn a total of $6.150 million of the available funds.

The Company anticipates increased cash flows from 2008 sales activity; however, additional cash will still be needed to support operations. If additional capital is not raised, budgeted sales levels are not achieved and/or significant unanticipated expenditures occur, the Company will have to modify its business plan, reduce or discontinue some of its operations or seek a buyer for part of its assets to continue as a going concern through 2008. There can be no assurance that the Company will be able to raise the additional capital needed to continue as a going concern.

3. STOCK OPTIONS

During the six-months ended June 30, 2007, the Company received $28,500 when an employee exercised options to purchase 76,000 shares of common stock at $0.375 per share. No options were exercised during the six-months ending June 30, 2008.

During the three-month and six-month periods ended June 30, 2008, the Company recognized compensation expense of approximately $45,000. During the three-month and six-month periods ended June 30, 2007, the Company recognized compensation expense of approximately $2,000 and $25,000, respectively. On February 5, 2008, the Company recorded an expense of $45,000 related to 225,000 warrants granted with an average exercise price of $1.25 and an expiration of February 5, 2018. During the six-month period ended June 30, 2007, approximately $22,000 of shareholder notes receivables were written-off and expensed. The notes receivables originated approximately ten years ago between the company and four former employees or subcontractors and have been disputed by each of the parties. At June 30, 2008, approximately 2,521,706 warrants with an average exercise price of $1.28 remain outstanding and were fully vested.

For the three-month and six-month periods ended June 30, 2008, the Company recorded stock-based compensation expense of $11,298 and $20,653, related to unvested employee stock options. For the three-month and six-month periods ended June 30, 2007, the Company recorded stock-based compensation expense of $4,319 and $8,246. Stock options and warrants issued to consultants and other non-employees as compensation for services provided to the Company are accounted for based on the fair value of the services provided or the estimated fair market value of the option or warrant, whichever is more reliably measurable in accordance with SFAS 123 and EITF 96-18, ACCOUNTING FOR EQUITY INVESTMENTS THAT ARE ISSUED TO OTHER THAN EMPLOYEES FOR ACQUIRING OR IN CONJUNCTION WITH SELLING GOODS OR SERVICES. The related expense is recognized over the period the services are provided.

A summary of the Company's stock option plans as of June 30, 2008, and changed during the six-month period then ended is presented below:

                                                       SIX MONTHS ENDED
                                                        JUNE 30, 2008
                                                               WEIGHTED AVERAGE
                                                   NUMBER OF       EXERCISE
                                                    OPTIONS          PRICE
                                                   ---------  -----------------
Options outstanding at beginning of period         1,766,900        $2.65
Options granted                                      515,000          .27
Options exercised                                         --           --
Options cancelled                                      4,000         2.46
                                                   ---------        -----
Options at end of period                           2,277,900        $2.12
                                                   ---------        -----
Options exercisable at end of period               1,507,900        $3.02
                                                   =========        =====

A summary of the Company's stock option plans as of June 30, 2008, and changed during the three-month period then ended is presented below:

                                                     THREE MONTHS ENDED
                                                       JUNE 30, 2008
                                                              WEIGHTED AVERAGE
                                                   NUMBER OF     EXERCISE
                                                    OPTIONS        PRICE
                                                   ---------  -----------------
Options outstanding at beginning of period         1,827,900       $2.58
Options granted                                      450,000         .26
Options exercised                                         --          --
Options expired                                           --          --
                                                   ---------       -----
Options at end of period                           2,277,900       $2.12
                                                   ---------       -----
Options exercisable at end of period               1,507,900       $3.02
                                                   =========       =====

Changes in the Company's unvested options for the six months ended June 30, 2008 are summarized as follows:
                                                     SIX MONTHS ENDED
                                                      JUNE 30, 2008
                                                              WEIGHTED AVERAGE
                                                   NUMBER OF     EXERCISE
                                                    OPTIONS        PRICE
                                                   ---------  -----------------
Options unvested at beginning of period              261,250       $ .77
Options granted                                      515,000         .27
Options vested                                         6,250        1.00
Options cancelled                                         --          --
                                                   ---------       -----
Options unvested at end of period                    770,000       $ .35
                                                   =========       =====

Changes in the Company's unvested options for the three months ended June 30, 2008 are summarized as follows:
                                                     THREE MONTHS ENDED
                                                       JUNE 30, 2008
                                                              WEIGHTED AVERAGE
                                                   NUMBER OF     EXERCISE
                                                    OPTIONS        PRICE
                                                   ---------  -----------------
Options unvested at beginning of period              320,000        $.48
Options granted                                      450,000         .26
Options vested                                            --          --
Options cancelled                                         --          --
                                                   ---------       -----
Options unvested at end of period                    770,000        $.35
                                                   =========       =====

                              OPTIONS OUTSTANDING                       OPTIONS EXERCISABLE
                   ---------------------------------------------    ----------------------------
                               REMAINING AVERAGE
    RANGE OF         NUMBER     CONTRACTUAL LIFE  WEIGHTED AVERAGE    NUMBER      WEIGHTED AVERAGE
 EXERCISE PRICE    OUTSTANDING     (IN YEARS)     EXERCISE PRICE    EXERCISABLE    EXERCISE PRICE
----------------   -----------    ------------     -------------    -----------     ------------
  $  .21 - $1.70     1,733,400            5.46     $         .67        963,400     $        .93
   1.86 -   4.50       194,500            3.27              2.39        194,500             2.39
   8.50 -   9.25       350,000             .84              9.14        350,000             9.14
                   -----------    ------------     -------------    -----------     ------------
          Totals     2,277,900            4.78     $        2.12      1,507,900     $       3.02
                   ===========    ============     =============    ===========     ============

A summary of the Company's warrant activity as of June 30, 2008 and changed during the six month and three month periods then ended is presented below:

                                                SIX MONTHS ENDED
                                                  JUNE 30, 2008
                                             -------------------------
                                             WEIGHTED AVERAGE EXERCISE
                                             -------------------------
                                               WARRANTS      PRICE
                                             ----------  -------------
Warrants outstanding at the beginning of      1,869,643  $      1.25
     period
     Granted                                  1,257,063         1.25
     Exercised                                       --           --
     Expired                                    605,000         1.10
                                             ----------  -----------
Warrants outstanding at end of period         2,521,706  $      1.28
                                             ==========  ===========


                                               THREE MONTHS ENDED
                                                  JUNE 30, 2008
                                             -------------------------
                                             WEIGHTED AVERAGE EXERCISE
                                             -------------------------
                                              WARRANTS       PRICE
                                             ----------  -------------
Warrants outstanding at the beginning of      2,198,214  $      1.19
     period
     Granted                                    803,492         1.25
     Exercised                                       --           --
     Expired                                    480,000          .80
                                             ----------  -----------
Warrants outstanding at end of period         2,521,706  $      1.28
                                             ==========  ===========


                                    WARRANTS OUTSTANDING
                   --------------------------------------------------------
                                     REMAINING AVERAGE
   RANGE OF            NUMBER         CONTRACTUAL LIFE    WEIGHTED AVERAGE
 EXERCISE PRICE      OUTSTANDING         (IN YEARS)         EXERCISE PRICE
-----------------  -----------------  ----------------    -----------------
  $  .80 - $1.25          2,371,706               4.37    $           1.24
   2.00 -   2.25            150,000                .59                2.00
                   ----------------   ----------------    ----------------
          Totals          2,521,706               4.25    $           1.28
                   ================   ================    ================

4. NOTES PAYABLE TO STOCKHOLDERS

As of June 30, 2008, the Company had drawn all of the $6.150 million from the available line-of-credit, which is provided by a stockholder, who is also a Board Member, of the Company (see Note 2). Amounts drawn bear interest at the prime rate (4.50% as of June 30, 2008) payable monthly and become due and payable on December 31, 2009; or until such time as the Company has raised an additional $7.0 million over the $3.5 million raised in the Company's prior private placement offering; or until such time as the Company is operating within sufficient cash flow parameters, as defined, to sustain its operations; or until a disposition of the Company occurs. Previously, the stockholder waived this funding requirement. On March 7, 2008, the maturity date of the stockholder loan was extended from December 31, 2008 to December 31, 2009.

During the six-months ending June 30, 2008, the Company received advances totaling $520,000 from two members of the Board. In March and May, 2008, these loans were converted into common shares.

For the three-months ended June 30, 2008 and 2007, the Company recorded approximately $71,000 and $125,000, respectively; and for the six-months ended June 30, 2008 and 2007, the Company recorded approximately $157,000 and $249,000, respectively, of interest expense related to the notes payable to stockholder, which is included in interest expense in the accompanying condensed consolidated statements of operations.

5. COMMITMENTS AND CONTINGENCIES AND CONCENTRATIONS

Sales to two customers individually accounted for approximately 24% and approximately 16% (for a total 40%) of the net sales for the six-months ended June 30, 2008.

6. SUBSEQUENT EVENTS

On July 8, 2008 the Board of Directors agreed to extend the expiration date by six months for a loan of $123,750, interest-bearing at a rate of 5.63%, and collateralized by 300,000 shares of the Company's common stock, made to Richard
C. Ford, a former member of management, on July 25, 2001. The loan will expire on January 8, 2009.

On July 21, 2008, the Board of Directors agreed to receive from Alan Sandler, a stock certificate for 260,000 shares of the Company's common stock dated August 8, 2001. These shares were collateral for a loan from the Company. The principal amount of the loan was retired and the related interest remains due.

During July 2008, the Company relocated its UK office from Exeter to Newbury, to the facility of its Master Distributor, Filter Solutions Ltd. Effective August 15, 2008, the Company's lease for the facility in Exeter will terminate.

On July 31, 2008, the Company renewed its lease at its facility in Boynton Beach, for a term of five years.

On August 6, 2008 the Board of Directors awarded Alan Sandler 100,000 employee stock options to purchase common stock at a price of $.30 for consideration of service to the Company as Chief Administrative Officer. The options will vest over four years and expire on August 5, 2018.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Puradyn Filter Technologies Incorporated

         We have audited the accompanying consolidated balance sheet of Puradyn Filter Technologies Incorporated (the Company) as of December 31, 2007, and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Puradyn Filter Technologies Incorporated at December 31, 2007, and the results of their operations and their cash flows for the two years then ended in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company has suffered recurring losses from operations, its total liabilities exceed its total assets, and it has relied on cash inflows from an institutional investor and current stockholder. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                  /s/ Webb and Company, P.A.
                                                  --------------------------

Boynton Beach, Florida
March 10, 2008

                    PURADYN FILTER TECHNOLOGIES INCORPORATED

                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2007

Assets
Current assets:
     Cash and cash equivalents                                                       $    112,270
     Accounts receivable, net of allowance for uncollectible accounts of $46,870          382,279
     Inventories, net                                                                   1,475,380
     Prepaid expenses and other current assets                                            181,648
                                                                                     ------------
Total current assets                                                                    2,151,577

Property and equipment, net                                                               162,838
Other noncurrent assets                                                                    40,930
Deferred financing costs, net                                                              18,522
                                                                                     ============
Total assets                                                                         $  2,373,867
                                                                                     ============
Liabilities and stockholders' deficit
Current liabilities:
     Accounts payable                                                                     594,372
     Accrued liabilities                                                                1,054,071
     Current portion of capital lease obligation                                            1,048
     Deferred revenues                                                                    136,169
                                                                                     ------------
Total current liabilities                                                               1,785,660

Capital lease obligation, less current portion                                              7,139

Notes Payable - stockholder                                                             6,250,000
                                                                                     ------------
Total Long Term Liabilities                                                             6,257,139
                                                                                     ------------
Total Liabilities                                                                       8,042,799

Commitments and contingencies                                                                  --

Stockholders' deficit:
     Preferred stock, $.001 par value:                                                         --
         Authorized shares - 500,000;
         None issued and outstanding
     Common stock, $.001 par value,                                                        29,401
         Authorized shares - 40,000,000;
         Issued and outstanding - 29,400,638
     Additional paid-in capital                                                        41,329,330
     Notes receivable from stockholders                                                (1,064,031)
     Accumulated deficit                                                              (45,825,210)
     Accumulated other comprehensive income                                              (138,422)
                                                                                     ------------
Total stockholders' deficit                                                            (5,668,932)
                                                                                     ------------
Total liabilities and stockholders' deficit                                          $  2,373,867
                                                                                     ============


          See accompanying notes to consolidated financial statements.

                    PURADYN FILTER TECHNOLOGIES INCORPORATED

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                         YEAR ENDED DECEMBER 31
                                                         2007              2006
                                                     ------------      ------------
Net sales                                            $  3,082,873      $  3,072,947

Costs and expenses:
     Cost of products sold                              2,831,560         2,566,572
     Salaries and wages                                 1,074,519         1,348,335
     Selling and administrative                         1,061,828         1,343,651
                                                     ------------      ------------
     Total operating costs                              4,967,907         5,258,558
                                                     ------------      ------------
Loss from operations                                   (1,885,034)       (2,185,611)

Other (expense) income:
     Interest income                                       32,516            50,413
     Interest expense                                    (588,583)         (518,265)
                                                     ------------      ------------
Total other expense                                      (556,067)         (467,852)
                                                     ------------      ------------
Income taxes                                                   --                --
                                                     ============      ============
Net loss                                             $ (2,441,101)     $ (2,653,463)
                                                     ============      ============
Basic and diluted loss per common share              $       (.09)     $       (.10)
                                                     ============      ============
Basic and diluted weighted average common shares
     Outstanding                                       28,322,903        25,385,294
                                                     ============      ============


          See accompanying notes to consolidated financial statements.

                    PURADYN FILTER TECHNOLOGIES INCORPORATED

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

                                                                               NOTES                    ACCUMULATED
                                                               ADDITIONAL   ACCUMULATED                     OTHER        TOTAL
                                       COMMON STOCK  PAID-IN   RECEIVABLE      FROM       COMPREHENSIVE STOCKHOLDERS'
                                          SHARES      AMOUNT    CAPITAL     STOCKHOLDERS     DEFICIT    INCOME (LOSS)   DEFICIT
                                       ------------ --------- ------------ ------------- -------------- ------------- ------------
Balance at December 31, 2005           22,276,099   $  22,276 $ 37,078,716 $ (1,088,590) $ (40,730,646) $     13,398  $ (4,704,846)
Foreign currency
 translation adjustment                        --          --           --           --             --      (166,107)     (166,107)
Net loss                                       --          --           --           --     (2,653,463)           --    (2,653,463)
                                                                                                                      ------------
Total comprehensive loss                       --          --           --           --             --            --    (2,819,570)
Exercise of stock options                   5,000           5        2,595           --             --            --         2,600
Issuance of common stock
 in private Placement, net
 of issuance costs                      4,971,903       4,972    2,262,028           --             --            --     2,267,000
Issuance of warrants to
 nonemployee directors                         --          --        2,250           --             --            --         2,250
Issuance of warrants to
 employee/director                             --          --      100,500           --             --            --       100,500
Issuance of warrants to investors              --          --       66,492           --             --            --        66,492
Interest receivable related
 to notes receivable from stockholders         --          --           --      (48,066)            --            --       (48,066)
Compensation expense associated
 with option modification                      --          --      173,350           --             --            --       173,350
Stock options issued to employees              --          --       29,250           --             --            --        29,250
Stock options issued in lieu of
 compensation                              57,350          57       48,160           --             --            --        48,217
Compensation expense associated
 with unvested option awards                   --          --       11,190           --             --            --        11,190
                                       ----------   --------- ------------ ------------  -------------  ------------   -----------
Balance at December 31, 2006           27,310,352      27,310   39,774,531   (1,136,656)   (43,384,109)     (152,709)   (4,871,633)

Foreign currency translation
 adjustment                                    --          --           --           --             --        14,287        14,287
Net loss                                       --          --           --           --     (2,441,101)           --    (2,441,101)
                                                                                                                       -----------
Total comprehensive loss                       --          --           --           --             --            --    (2,426,814)
Exercise of stock options                  76,000          76       28,424           --             --            --        28,500
Issuance of common stock in private
 Placement, net of issuance costs       2,014,286       2,015    1,472,985           --             --            --     1,475,000
1Issuance of warrants to investors             --          --       34,200           --             --            --        34,200
Foregiveness of stockholder loans              --          --           --       21,506             --            --        21,506
Interest receivable related to notes
 receivable from stockholders                  --          --           --       51,119             --            --        51,119
Compensation expense associated with
 option modification                           --          --        1,202           --             --            --         1,202
Compensation expense associated with
 unvested option awards                        --          --       17,988           --             --            --        17,988
                                       ----------   --------- ------------ ------------  -------------  ------------   -----------
Balance at December 31, 2007           29,400,638   $  29,401 $ 41,329,330 $ (1,064,031) $ (45,825,210) $   (138,422)  $(5,668,932)
                                       ==========   ========= ============ ============  =============  ============   ===========


          See accompanying notes to consolidated financial statements.

                    PURADYN FILTER TECHNOLOGIES INCORPORATED

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                YEAR ENDED  DECEMBER 31,
                                                              ----------------------------
                                                                 2007             2006
                                                              -----------      -----------
OPERATING ACTIVITIES
Net loss                                                      $(2,441,101)     $(2,653,463)
                                                              -----------      -----------
Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation and amortization                                 96,001          183,728
     Gain on sale of assets                                           578               --
     Provision for bad debts                                       (3,079)           8,398
     Provision for obsolete and slow moving inventory             (62,564)         (24,819)
     Amortization of deferred financing costs included in
         interest expense                                          22,227           48,899
     Interest receivable from stockholders' notes                  72,626          (48,066)
     Compensation expense on stock-based arrangements
         with employees and vendors                                19,190          213,790
     Compensation expense on stock-based arrangements
         with investors and directors                              34,200          169,242
     Changes in operating assets and liabilities:
         Accounts receivable                                      118,687          (83,245)
         Inventories                                             (140,360)         (65,856)
         Prepaid expenses and other current assets                 (7,633)          71,156
         Other noncurrent assets                                       --               --
         Accounts payable                                         277,656           46,326
         Accrued liabilities                                      168,617          167,644
         Deferred revenues                                         36,254           24,105
                                                              -----------      -----------
Net cash used in operating activities                          (1,808,701)      (1,942,161)

INVESTING ACTIVITIES
Proceeds from sale of property and equipment                        5,458               --
Purchases of property and equipment                               (60,878)         (39,455)
                                                              -----------      -----------
Net cash used in investing activities                             (55,420)         (39,455)

FINANCING ACTIVITIES
Proceeds from sale of common stock                              1,475,000        2,267,000
Proceeds from exercise of stock options                            28,500            2,600
Proceeds from notes payable to stockholder                      1,191,000          515,000
Payment of notes payable to stockholder                          (780,000)        (747,000)
Payment of capital lease obligations                               (5,931)          (4,987)
                                                              -----------      -----------
Net cash provided by financing activities                       1,908,569        2,032,613
Effect of exchange rate changes on cash and cash
     equivalents                                                   12,647         (151,379)
                                                              -----------      -----------
Net increase (decrease) in cash and cash equivalents               57,095         (100,382)
Cash and cash equivalents at beginning of period                   55,175          155,557
                                                              -----------      -----------
Cash and cash equivalents at end of period                    $   112,270      $    55,175
                                                              ===========      ===========
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest                                        $   453,916      $   462,784

NONCASH INVESTING AND FINANCING ACTIVITIES

Common stock issued in settlement of accrued bonus            $        --      $    30,000
                                                              ===========      ===========


          See accompanying notes to consolidated financial statements.

                    PURADYN FILTER TECHNOLOGIES INCORPORATED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007

1. SIGNIFICANT ACCOUNTING POLICIES

Organization

Puradyn Filter Technologies Incorporated (the "Company"), a Delaware corporation, is engaged in the manufacturing, distribution and sale of bypass oil filtration systems under the trademark Puradyn(R) primarily to companies with large fleets of vehicles and secondarily to original vehicle equipment manufacturer aftermarket programs. The Company holds the exclusive worldwide manufacturing and marketing rights for the Puradyn products pursuant to licenses for two patents and through direct ownership of various other patents.

Puradyn Filter Technologies, Ltd. (Ltd.), a wholly owned subsidiary in the United Kingdom, sells and distributes the Company's products in Europe, the Middle East and certain African countries. The results of the operations of Ltd. have been included in the Company's statements of operations since Ltd.'s formation on June 1, 2000.

New Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 48 ("FIN 48"), "Accounting for Uncertainty in Income Taxes," which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In accordance with FIN 48, the Company must adjust its financial statements to reflect only those tax positions that are more-likely-than-not to be sustained as of the adoption date. The effective date of FIN 48 for the Company is January 1, 2007. The adoption of FIN 48 has not had a material impact on the Company's condensed consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS 157"), which clarifies the definition of fair value, establishes guidelines for measuring fair value, and expands disclosures regarding fair value measurements. SFAS 157 does not require any new fair value measurements and eliminates inconsistencies in guidance found in various prior accounting pronouncements. SFAS 157 will be effective for the Company on January 1, 2008. The Company is currently evaluating the impact of adopting SFAS 157 on its financial position, cash flow, and results of operations, and its adoption is not expected to have a material effect on the Company's financial statements.

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115". This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities" applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, "Fair Value Measurements". The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51". This statement improves the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require; the ownership interests in subsidiaries held by parties other than the parent and the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, changes in a parent's ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value, entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS No. 160 affects those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary. SFAS

No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Puradyn Filter Technologies, Ltd. All significant intercompany transactions and balances have been eliminated.

Revenue Recognition

The Company recognizes revenue from product sales to customers, distributors and resellers when products that do not require further services or installation at the customer's site are shipped, there are no uncertainties surrounding customer acceptance and for which collectibility is reasonably assured in accordance with Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition in Financial Statements as amended and interpreted. Cash received by the Company prior to revenue recognition is recorded as deferred revenues. Sales are made to customers under terms allowing certain limited rights of return and other limited product and performance warranties for which provision has been made in the accompanying consolidated financial statements.

Amounts billed to customers in sales transactions related to shipping and handling, represent revenues earned for the goods provided and are included in net sales. Costs of shipping and handling are included in cost of products sold.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include all highly liquid investments with original maturities of three months or less at the time of purchase. At December 31, 2007 and December 31, 2006, the Company did not have any cash equivalents.

Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable, prepaid expenses and other assets, accounts payable, accrued liabilities and notes payable to stockholder approximate their fair values as of December 31, 2007 because of their short-term natures.

Accounts Receivable

Accounts receivable are recorded at fair value on the date revenue is recognized. The Company provides allowances for doubtful accounts for estimated losses resulting from the inability of its customers to repay their obligation. If the financial condition of the Company's customers were to deteriorate, resulting in an impairment of their ability to repay, additional allowances may be required. The Company provides for potential uncollectible accounts receivable based on specific customer identification and historical collection experience adjusted for existing market conditions. If market conditions decline, actual collection experience may not meet expectations and may result in decreased cash flows and increased bad debt expense.

The policy for determining past due status is based on the contractual payment terms of each customer, which are generally net 30 or net 60 days. Once collection efforts by the Company and its collection agency are exhausted, the determination for charging off uncollectible receivables is made.

Inventories

Inventories are stated at the lower of cost or market using the first in, first out (FIFO) method. Production costs, consisting of labor and overhead, are applied to ending finished goods inventories at a rate based on estimated production capacity. Excess production costs are charged to cost of products sold. Provisions have been made to reduce excess or obsolete inventories to their net realizable value.

Deferred Financing Costs

         The Company capitalizes financing costs and amortizes them using the effective interest method over the term of the related debt. Amortization of deferred financing costs is included in interest expense and totaled $22,227 and $48,899 for the years ended December 31, 2007 and 2006, respectively. Accumulated amortization of deferred financing costs as of December 31, 2007 was $662,628.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the related assets, except for assets held under capital leases, for which the Company records depreciation and amortization based on the shorter of the asset's useful life or the term of the lease. The estimated useful lives of property and equipment range from 3 to 5 years. Upon sale or retirement, the cost and related accumulated depreciation and amortization are eliminated from their respective accounts, and the resulting gain or loss is included in results of operations. Repairs and maintenance charges, which do not increase the useful lives of the assets, are charged to operations as incurred.

Impairment of Long-Lived Assets

Management assesses the recoverability of its long-lived assets when indicators of impairment are present. If such indicators are present, recoverability of these assets is determined by comparing the undiscounted net cash flows estimated to result from those assets over the remaining life to the assets' net carrying amounts. If the estimated undiscounted net cash flows are less than the net carrying amount, the assets would be adjusted to their fair value, based on appraisal or the present value of the undiscounted net cash flows.

Product Warranty Costs

In connection with the adoption of FIN 45, the Company is including the following disclosure applicable to its product warranties.

The Company accrues for warranty costs based on the expected material and labor costs to provide warranty replacement products. The methodology used in determining the liability for warranty cost is based upon historical information and experience. The Company's warranty reserve is calculated as the gross sales multiplied by the historical warranty expense return rate.

The following table shows the changes in the aggregate product warranty liability for the year ended December 31, 2007:

        Balance as of December 31, 2006                  $ 71,759
        Less: Payments made                               (10,895)
                Change in prior period estimate             1,397
        Add: Provision for current period warranties       27,548
                                                         --------
        Balance as of December 31, 2007                  $ 89,809
                                                         ========

Guarantees

In August 2003 the Company made a guarantee to its wholly owned subsidiary, Puradyn Filter Technologies, Ltd., that it would provide cash for working capital on an as needed basis for a minimum period of twelve months. The guarantee was provided as assurance that they will continue as a going concern for 2003. This guarantee is excluded from the recognition and measurement provisions of FIN 45, as it relates to a wholly owned consolidated subsidiary.

Comprehensive Income

SFAS No. 130, Reporting Comprehensive Income (SFAS 130) establishes rules for reporting and displaying of comprehensive income and its components. Comprehensive income is the sum of net loss as reported in the consolidated statements of operations and other comprehensive income transactions as reported in the consolidated statement of changes in stockholders' equity (deficit). Other comprehensive income transactions that currently apply to the Company result from changes in exchange rates used in translating the financial statements of its wholly owned subsidiary, Ltd. Comprehensive income as of December 31, 2007 and 2006 is not shown net of taxes because the Company's deferred tax asset has been fully offset by a 100% valuation allowance.

Advertising Costs

Advertising costs are expensed as incurred. During the years ended December 31, 2007 and 2006, advertising costs incurred by the Company totaled approximately $17,000 and $37,000, respectively, and are included in selling and administrative expenses in the accompanying consolidated statements of operations.

Engineering and Development

Engineering and development costs are expensed as incurred. During the years ended December 31, 2007 and 2006, engineering and development costs incurred by the Company totaled approximately $31,000 and $52,000, respectively, and are included in selling and administrative expenses in the accompanying consolidated statements of operations.

Foreign Currency Translation

The financial statements of the Company's foreign subsidiary have been translated into U.S. dollars in accordance with SFAS No. 52, Foreign Currency Translation (SFAS 52). All balance sheet accounts have been translated using the exchange rate in effect at the balance sheet date. Income statement amounts have been translated using an appropriately weighted average exchange rate for the year. The translation gains and losses resulting from the changes in exchange rates during 2007 and 2006 have been reported in accumulated other comprehensive income, except for gains and losses resulting from the translation of intercompany receivables and payables, which are included in earnings for the period. During the years ended December 31, 2007 and 2006, the Company recorded a foreign currency exchange rate gain of approximately $87,000 and a loss of approximately $198,000, respectively, which is included in selling and administrative expenses in the accompanying consolidated statements of operations.

Income Taxes

The Company accounts for income taxes under SFAS No. 109, Accounting for Income Taxes (SFAS 109). Deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Stock Option Plans

We adopted SFAS 123R effective January 1, 2006 using the modified prospective application method of adoption which requires us to record compensation cost related to unvested stock awards as of December 31, 2005 recognizing the amortized grant date fair value in accordance with provisions of SFAS 123R on straight line basis over the service periods of each award. We have estimated forfeiture rates based on our historical experience. Stock option compensation expense for the year ended December 31, 2007 has been recognized as a component of cost of goods sold and general and administrative expenses in the accompanying Consolidated Financial Statements.

In 2007 and 2006, respectively, 200,000 and 85,000 options were granted at fair market value on the date of grant pursuant to the Stock Option Plan.

The Company leases its employees from a payroll leasing company. The Company's leased employees meet the definition of employees as specified by FIN 44 for purposes of applying SFAS 123R.

Stock options and warrants issued to consultants and other non-employees as compensation for services provided to the Company are accounted for based on the fair value of the services provided or the estimated fair market value of the option or warrant, whichever is more reliably measurable in accordance with SFAS 123 and EITF 96-18, Accounting for Equity Investments That are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services, including related amendments and interpretations. The related expense is recognized over the period the services are provided.

Credit Risk

The Company minimizes the concentration of credit risk associated with its cash and cash equivalents by maintaining its cash and cash equivalents with high quality federally insured financial institutions. However, cash balances in excess of the FDIC insured limit of $100,000 are at risk. At December 31, 2007, the Company did not have cash balance above the FDIC insured limit. The Company performs ongoing evaluations of its significant trade accounts receivable customers and generally does not require collateral. An allowance for doubtful accounts is maintained against trade accounts receivable at levels which management believes is sufficient to cover probable credit losses. There are concentrations of credit risk with respect to trade receivables due to the amounts owed by five customers at December 31, 2007 whose trade receivable balances each represented approximately 24%, 10%, 8%, 8% and 7% for a total of 57% of total accounts receivable. The loss of business from one or a combination of the Company's significant customers, or an unexpected deterioration in their financial condition, could adversely affect the Company's operations.

Basic and Diluted Loss Per Share

The Company follows SFAS No. 128, Earnings Per Share (SFAS 128), which requires a dual presentation of basic and diluted earnings per share. However, because of the Company's net losses, the effects of stock options and warrants would be anti-dilutive and, accordingly, are excluded from the computation of earnings per share. The number of such shares excluded from the computations of diluted loss per share totaled 3,636,543 in 2007 and 3,470,043 in 2006.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

2. ISSUES AFFECTING LIQUIDITY AND MANAGEMENT'S PLANS

The Company's financial statements have been prepared on the basis that it will operate as a going concern, which comtemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has incurred net losses each year since inception and has relied on the sale of its stock from time to time and loans from third parties and from related parties to fund its operations.

These recurring operating losses, liabilities exceeding assets and the reliance on cash inflows from an institutional investor and current stockholder have led the Company's independent registered public accounting firm Webb & Company to include a statement in its audit report relating to the Company's audited consolidated financial statements for the year ended December 31, 2007 expressing substantial doubt about the Company's ability to continue as a going concern.

The Company has been addressing the liquidity and working capital issues and continues to attempt to raise additional capital with institutional and private investors and current stockholders. Cost reductions were and continue to be implemented by the Company, including acquiring alternative suppliers for raw materials, and the company expects to see results from these reductions, as well as other cost reduction plans through 2008. Additionally, the Company is reviewing cost of material increases, which are expected to be passed through to its customers as product price increases beginning January, 2008.

Additionally, we continue to address liquidity concerns because of inadequate revenue growth. As a result, cash flow from operations is insufficient to cover our liquidity needs for the immediate future. The Company is in the process of aggressively seeking to raise capital and is exploring financing availability and options with investment bankers, funds, private sources, members of management and existing shareholders. The Company has implemented further measures to preserve its ability to operate, including organizational changes, deferral of salaries, reduction in personnel and renegotiating creditor and collection arrangement. There can be no assurance that the Company will be able to raise the additional capital needed or reduce the level of expenditures in order to sustain operations.

The Company has sustained losses since inception in 1987 and used net cash in operations of approximately $1,809,000 and $1,942,000 during the years ended December 31, 2007 and 2006, respectively. As a result, the Company has had to rely principally on private equity funding, including the conversion of debt into stock, as well as stockholder loans to fund its activities to date.

On February 2, 2004, the stockholder amended the original loan agreements to extend the maturity dates to December 31, 2005 and to waive the funding requirement mandating maturity terms until such time as the Company has raised an additional $7.0 million over the $3.5 million raised in the Company's recent private placement offering; or until such time as the Company is operating within sufficient cash flow parameters, as defined, to sustain its operations; or until a disposition of the Company occurs.

In April 2005, the maturity date of the loan agreement was extended to December 31, 2006. As consideration of this extension, this stockholder was granted an additional 100,000 common stock purchase warrants at an exercise price equal to the closing market price of the Company's stock on the date of grant. In March 2006, 2007 and 2008, the stockholder extended the maturity date of the loan agreement to December 31, 2007, December 31, 2008 and December 31, 2009, respectively.

The Company experienced a modest reduction in cash used in operations in 2007 and anticipates additional reductions in cash used in operations in 2008; however, additional cash will still be needed to support operations. Management believes that the commitments received from its stockholder, the funds received from its recent current private placement offering, as well as cash from sales and current working capital will be sufficient to sustain its operations at its current level through May 2008. However, if budgeted sales levels are not achieved and/or significant unanticipated expenditures occur, the Company may have to modify its business plan, reduce or discontinue some of its operations or seek a buyer for all or part of its assets to continue as a going concern through 2008. There can be no assurance that the Company will be able to raise the additional capital needed to continue as a going concern.

3. INVENTORIES

At December 31, 2007, inventories consisted of the following:


         Raw materials                                   $    780,979
         Finished goods                                       779,005
         Valuation allowance                                  (84,604)
                                                         ------------
                                                         $  1,475,380
                                                         ============

4. PREPAID EXPENSES AND OTHER CURRENT ASSETS

At December 31, 2007, prepaid expenses and other current assets consisted of the following:

         Prepaid expenses                                $    101,857
         Deferred costs related to deferred revenue            79,791
                                                         ------------
                                                         $    181,648
                                                         ============

5. PROPERTY AND EQUIPMENT

At December 31, 2007, property and equipment consisted of the following:


         Machinery and equipment                         $  1,077,501
         Furniture and fixtures                               101,555
         Leasehold improvements                               122,622
         Website development                                   72,960
         Computer hardware and software                       119,262
                                                         ------------
                                                            1,493,900
         Less accumulated depreciation and amortization    (1,331,062)
                                                         ------------
                                                         $    162,838
                                                         ============

Depreciation and amortization expense of property and equipment for the years ended December 31, 2007 and 2006 is $96,001 and $183,728, respectively, of which approximately $18,000 and $126,000 is included in cost of products sold and approximately $78,000 and $58,000 is included in selling and administrative costs, respectively, in the accompanying consolidated statements of operations.

6. LEASES

The Company leases its office and warehouse facilities in Boynton Beach, Florida under a long-term noncancellable lease agreement, which contains renewal options and rent escalation clauses. A $235,000 security deposit was paid in 2002, which will be refunded ratably on an annual basis over the first three years of the lease term beginning on the last day of the first lease year, provided there has been no Event of Default, as defined, by the Company. Of this amount, $66,667 was paid to the Company in November 2003, January 2005 and January 2006, respectively. As of December 31, 2007, $34,970 is included in noncurrent assets in the accompanying consolidated balance sheet. The total minimum lease payments over the term of the lease aggregate approximately $774,000. The terms of the lease include a period of free rent and scheduled annual rate increases. As such, rent expense is recognized on a straight-line basis over the 68-month term of the lease.

The Company leases a condominium in Ocean Ridge, Florida to provide accommodations for Company use. The lease is renewable annually and is paid in three installments.

The Company's wholly owned subsidiary, Ltd., rented office space in Devon, England under a lease that extended through March 31, 2002 and was subsequently extended on a month-to-month basis. In September 2003, Ltd. moved to new office space by assuming the existing lease, which expired in August 2004 and was renegotiated in September 2005 and expires in September 2010. Rent expense under all operating leases for the years ended December 31, 2007 and 2006 totaled approximately $314,000 and $274,000, respectively, of which approximately $242,000 and $217,000 is included in cost of products sold and approximately $72,000 and $57,000 is included in selling and administrative costs, respectively, in the accompanying consolidated statements of operations.

In May 2007, the Company entered into a capital lease obligation for the purchase of approximately $8,525 of office equipment, which is included in property and equipment, net of approximately $995 of accumulated amortization, in the accompanying consolidated balance sheet.

Future minimum lease commitments due for facilities and equipment leases under noncancellable capital and operating leases at December 31, 2007 are as follows:

                                             CAPITAL      OPERATING
                                             LEASES        LEASES
                                            --------      ---------
2008                                        $  5,479      $149,524
2009                                           5,479        53,103
2010                                           5,479        39,282
2011                                           2,283
2012 and thereafter                               --
                                            --------      --------
Total minimum lease payments                $ 18,720      $241,909
                                            ========      ========
Less amount representing interest            (10,533)
                                            --------
Present value of minimum lease payments     $  8,187
                                            ========

7. ACCRUED LIABILITIES

At December 31, 2007, accrued liabilities consisted of the following:

Accrued wages and benefits                                 $  680,342
Accrued expenses relating to vendors and others                73,610
Deferral of straight-line rent expense                         16,790
Reclassified accounts receivable credit balances              138,016
Accrued warranty costs                                         89,809
Accrued interest payable relating to stockholder notes         55,504
                                                           ----------
                                                           $1,054,071
                                                           ==========

8. LONG-TERM DEBT

NOTES PAYABLE TO STOCKHOLDER

Beginning on March 28, 2002 the Company executed a binding agreement with one of its stockholders, who is also a Board Member, to fund up to $6.1 million. Under the terms of the agreements, the Company can draw amounts as needed to fund operations. Amounts drawn bear interest at the prime rate per annum (6.75% at December 31, 2007), payable monthly and were to become due and payable on December 31, 2005 or upon a change in control of the Company or consummation of any other financing over $7.0 million. In March 2006, March, 2007 and March 2008, the maturity date for the agreement was extended to December 31, 2007, December 31, 2008 and December 31, 2009, respectively.

At December 31, 2007, the Company had drawn $6.1 million of the available funds.

During December 2007, the Company received $100,000 in shareholder loans, which in March 2008 were converted to equity. In April 2005, the maturity date of the agreement was extended from December 31, 2005 to December 31, 2006. As consideration of this extension, this stockholder was granted an additional 100,000 common stock purchase warrants at an exercise price equal to the closing market price of the Company's stock on the date of grant, for a period of five years.

During the years ended December 31, 2007 and 2006, the Company incurred interest expense of approximately $481,000 and $465,000, respectively, on its draws, which is included in interest expense in the accompanying consolidated statements of operations.

MATURITIES OF LONG-TERM OBLIGATIONS FOR FIVE YEARS AND BEYOND

Long-term obligations consisted of the following at December 31, 2007:

        Notes payable to stockholder     $ 6,250,000
        Capital lease obligation               8,187
                                         -----------
                                           6,258,187
        Less: current maturities              (1,048)
                                         -----------
                                         $ 6,257,139
                                         ===========

The minimum annual principal payments of notes payable and capital lease obligations at December 31, 2007 were:

                           2008          $    1,048
                           2009           6,251,859
                           2010               3,270
                           2011               2,010
                                         ----------
                                         $6,258,187
                                         ==========

9. INCOME TAXES

The United States and foreign components of loss from continuing operations before income taxes are as follows for the years ended December 31:

                                                         2007          2006
                                                     -----------   -----------
        United States                                $(2,455,387)  $(2,704,731)
        Foreign                                           14,286        51,268
        Intercompany elimination                              --            --
                                                     -----------   -----------
Loss from continuing operations before income taxes  $(2,441,101)  $(2,653,463)

The significant components of the Company's net deferred tax assets are as follows for the years ended December 31:

                                                     2007              2006
                                                 ------------      ------------
     Deferred tax assets:
     Net operating loss carryforwards            $ 14,163,096      $ 13,214,958
     Depreciation and amortization                     78,177            73,200
     Accrued expenses and reserves                     58,801            77,795
     Impairment loss                                   78,304            78,304
     Compensatory stock options and warrants           57,354            57,354
     Capital Loss Carryover                            40,630            40,632
     Other                                             16,917            18,829
                                                 ------------      ------------
Total deferred tax assets                          14,493,279        13,561,072
Valuation allowance                               (14,493,279)      (13,561,072)
                                                 ------------      ------------
Net deferred tax assets                          $         --      $         --
                                                 ============      ============

SFAS 109 requires a valuation allowance to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. After consideration of all the evidence, both positive and negative, management has determined that a full valuation allowance of $14,493,279 against its net deferred taxes is necessary as of December 31, 2007. The change in valuation allowance for the years ended December 31, 2007 and 2006 is $932,207 and $1,024,603 respectively.

At December 31, 2007, the Company had approximately $38,990,150 of U.S. net operating loss carryforwards remaining, which expire beginning in 2022. The Company will record the benefit of approximately $1,355,000 of the net operating loss carryforwards through additional paid-in capital if and when the net operating loss carryforwards are utilized, as such amounts relate to the unrecognized tax benefit from stock option exercises.

As a result of certain ownership changes, the Company may be subject to an annual limitation on the utilization of its U.S. net operating loss carryforwards pursuant to Section 382 of the Internal Revenue Code. A study to determine the effect, if any, of this change, has not been undertaken.

A reconciliation of the Company's income taxes to amounts calculated at the federal statutory rate is as follows for the years ended December 31:

                                                           2007        2006
                                                          ------       -----
        Federal statutory taxes                           (34.00)%    (34.00)%
        State income taxes, net of federal tax benefit     (3.63)      (3.63)
        Nondeductible items                                 0.16        0.16
        Change in valuation allowance                      38.39       38.21
        Other                                               (.92)        .74
                                                          ------       -----
                                                              --%         --%
                                                          ======       =====

10. COMMITMENTS AND CONTINGENCIES

INVESTMENT BANKING AGREEMENTS

On April 24, 2006, the Company entered into a one-year non-exclusive agreement with CapitalLink, L.C., an investment banking firm, to assist in additional financing. The company agreed to pay a fee of 7% of gross proceeds received by the Company as a result of services performed under the contract, as well as reimbursement of pre-approved out of pocket expenses. There were no fees incurred and the company exercised its option not to renew the agreement.

On July 10, 2006, the Company entered into a maximum 90-day agreement with TN Capital Equities, Ltd., a subsidiary of TerraNova Capital Partners, Inc., and investment banking firm, to assist the Company in obtaining additional financing. The company agreed to pay a fee of 10% of the gross proceeds received by the Company as a result of services performed under the contract, as well as reimbursement of pre-approved out of pocket expenses. There were no fees incurred and the company exercised its option not to renew the agreement.

11. STOCK OPTIONS

The Company has three stock option plans, one adopted in 1996 and amended in July 1997 (the "1996 Option Plan"), one adopted in September 1999 and amended in June 2000 (the "1999 Option Plan"), and one adopted on November 8, 2000 (the "Directors' Plan"). The 1996 Option Plan provides for the granting of up to 2,200,000 options, the 1999 Option Plan provides for the granting of up to 3,000,000 options and the Directors' Plan provides for the granting of up to 400,000 options.

Both the 1996 and 1999 Plan provide for the granting of both incentive and non-qualified stock options to key personnel, including officers, directors, consultants and advisors to the Company, at the discretion of the Board of Directors. Each plan limits the exercise price of the options at no less than the quoted market price of the common stock on the date of grant. The option term is determined by the Board of the Directors or the Compensation Committee, provided that no option may be exercisable more than 10 years after the date of its grant and, in the case of an Incentive Option granted to an eligible employee owning more than 10% of the Company's common stock, no more than five years after the date of the grant. Generally, under the 1996 and 1999 plans, options to employees vest over four years at 25% per annum, except for certain grants to employees that vest 50% upon grant with remaining amounts over two years at 25% per annum.

The Directors' Plan provides for the granting of non-qualified options to members of the Board of Directors at exercise prices not less than the quoted market price of the common stock on the date of grant and options expire five years from the date of grant. In the event a person ceases to serve on the Board of Directors, the outstanding options expire one year from the date of cessation of service. Such options may be exercised commencing two years from the date of grant.

On May 11, 2006, the Company extended the expiration date of 270,000 fully vested stock options for an employee who left the Company and previously had options extended through September 30, 2006. The Company's Stock Option Plan permits an employee to exercise their stock options for up to one month after their termination date, at which time they expire. The exercise price of the options ranges from $1.72 to $1.75. In accordance with FIN 44, the Company compared the options' intrinsic value on the modification date to the original intrinsic value on the date of grant. The Company recorded approximately $88,000 of compensation expense related to this modification, which was included in the consolidated statement of operations for the year ending December 31, 2006.

On October 20, 2006, the Company extended the expiration date of 375,000 fully vested stock options for an employee who left the Company in October 2006. The Company's Stock Option Plan permits an employee to exercise their stock options for up to one month after their termination date, at which time they expire. The exercise price of the options ranges from $.21 to $.94. In accordance with FIN 44, the Company compared the options' intrinsic value on the modification date to the original intrinsic value on the date of grant. The Company recorded approximately $86,000 of compensation expense related to this modification, which was included in the consolidated statement of operations for the year ending December 31, 2006.

On May 23, 2007 the Company extended the expiration date of 11,650 vested stock options for a terminated employee who left the company in May, 2005. The exercise price of the options ranges from $.38 to $2.15. In accordance with SFAS 123, incremental compensation cost was recognized in an amount equal to the excess of the fair value of the modified award over the fair value of the original award immediately before the modification. The Company recorded approximately $1,202 of compensation expense related to this modification, which was included in the consolidated statement of operations for the year ended December 31, 2007.

During each of 2007 and 2006, 55,000 and 5,000 respectively, of options were issued to non-employee Directors.

Additional information concerning the activity in the three option plans is as follows:

                                                       2007                         2006
                                            --------------------------   -------------------------
                                                                                         WEIGHTED
                                                                                          AVERAGE
                                                                                         EXERCISE
                                                                           OPTIONS        PRICE
                                            ----------      ---------     ---------      ---------
Outstanding, beginning of year               1,880,400      $    3.10     2,152,070      $    3.18
     Granted                                   200,000            .40       135,000            .96
     Exercised                                 (76,000)           .38        (5,000)           .52
     Cancelled                                (130,000)          4.28      (159,000)          2.83
     Expired                                  (107,500)          5.86      (242,670)          3.73
                                            ----------      ---------     ---------      ---------
Outstanding, end of year                     1,766,900           2.65     1,880,400           3.10
                                            ==========                    =========
Exercisable, end of year                     1,505,650      $    3.03     1,708,650      $    3.30
                                            ==========                    =========
Options available for future grant, end
     of year                                 2,135,750                    2,168,250
                                            ==========                    =========

Summarized information with respect to options outstanding under the three option plans at December 31, 2007 is as follows:

                                 OPTIONS OUTSTANDING                            OPTIONS EXERCISABLE
                        ------------------------------------------          ---------------------------
                                      REMAINING
                                       AVERAGE
                                     CONTRACTUAL       WEIGHTED                            WEIGHTED
        RANGE OF          NUMBER       LIFE (IN        AVERAGE                NUMBER        AVERAGE
     EXERCISE PRICE     OUTSTANDING     YEARS)      EXERCISE PRICE          EXERCISABLE  EXERCISE PRICE
     --------------     -----------  -----------    --------------          -----------  --------------
    $ .21 - $1.70        1,218,400       5.56            $ .84                 957,150      $ .92
     1.86 -  4.50          198,500       4.03             2.39                 198,500       2.39
     8.50 -  9.25          350,000       1.59             9.14                 350,000       9.14
                        ----------       -----           -----               ---------      -----
           Totals        1,766,900       4.97            $2.65               1,505,650      $3.03
                         =========       ====            =====               =========      =====

Summarized information with respect to options outstanding under the three option plans at December 31, 2006 is as follows:

                                 OPTIONS OUTSTANDING                            OPTIONS EXERCISABLE
                        ------------------------------------------          ---------------------------
                                      REMAINING
                                       AVERAGE
                                     CONTRACTUAL       WEIGHTED                            WEIGHTED
        RANGE OF          NUMBER       LIFE (IN        AVERAGE                NUMBER        AVERAGE
     EXERCISE PRICE     OUTSTANDING     YEARS)      EXERCISE PRICE          EXERCISABLE  EXERCISE PRICE
     --------------     -----------  -----------    --------------          -----------  --------------

    $ .21 - $1.70        1,171,900       6.2             $ .89               1,020,525      $ .88
     1.86 -  4.50          246,000       4.0              2.42                 225,625       2.42
     8.50 -  9.25          462,500       2.1              9.07                 462,500       9.07
                         ---------       ----            -----               ---------      -----
           Totals        1,880,400       4.43            $3.10               1,708,650      $3.30
                         =========       ====            =====               =========      =====

12. COMMON STOCK

On January 30, 2006, the Company issued 40,000 shares of common stock, at $.75 per share, to an employee in lieu of a cash bonus that was previously accrued and deferred.

On February 26, 2006, the Company received cash proceeds of $910,000 from five accredited investors for the purchase of 3,033,333 shares of common stock at $0.30 per share. The purchase price of $0.30, previously agreed upon and approved by the Board of Directors, was discounted approximately 20% as part of the June 2005 Equity Placement Offering, wherein these five investors funded 50% of their total predetermined contribution at that time. The 2005 funds were contributed with the understanding that the 50% balance of investment would be priced at the same purchase price as the initial

On September 14, 2006, the Company issued a confidential private placement offering, with a purchase price of $0.70 per share of common stock. Each four shares purchased will entitle the purchaser to receive common stock purchase warrants to purchase one share of common stock at an exercise price of $1.25 on or prior to October 1, 2011. As of December 31, 2006, the Company had received gross proceeds of approximately $1.357 million for an aggregate of 1,938,570 shares of common stock.

In June 2007, the Company received cash proceeds of $975,000 from an accredited investor for the purchase of 1,300,000 shares of common stock at $0.75 per share as part of a private offering.

In August 2007, the Company converted $500,000 previously received in the form of advances into purchases of 714,286 shares of common stock at $0.70 per share.

13. WARRANTS

At December 31, 2007 and 2006, 1,869,643 and 1,594,643 shares, respectively, of common stock have been reserved for issuance under outstanding warrants. All of the warrants are fully vested and have expiration dates ranging from March 28, 2007 to December 19, 2016. Information concerning the Company's warrant activity is as follows:

                                                       2007                2006
                                              -------------------  ------------------
                                                  WEIGHTED AVERAGE    WEIGHTED AVERAGE
                                                      EXERCISE            EXERCISE
                                              -------------------  ------------------
                                               OPTIONS      PRICE  OPTIONS      PRICE
                                              ---------     -----  ---------    -----
Outstanding, at the beginning of year         1,589,643     $ .99    955,000    $1.53
     Granted                                    380,000     $1.25    634,643     1.25
     Exercised                                       --        --         --       --
     Expired                                    100,000      4.05         --       --
                                              ---------     -----  ---------    -----
Outstanding, at the end of year               1,869,643     $1.25  1,589,643    $ .99
                                              =========     =====  =========    =====

In consideration of the stockholder loan agreement (Item 12), the Company has granted the stockholder a total of 475,000 common stock purchase warrants at an exercise price equal to the closing market price of the Company's stock on the dates of grant. On March 28, 2002, the Company recorded a deferred charge of $318,000. The deferred charge was initially amortized over the commitment period and subsequently revised to include the repayment period, as amended. During the years ended December 31, 2007 and 2006, the Company had amortized approximately $6,000 and $29,000 of such costs, respectively, which are included in interest expense in the accompanying consolidated statements of operations.

On March 14, 2003, the Company recorded a deferred charge of $212,500. The deferred charge is being amortized over the repayment period of 21.5 months. During the years ended December 31, 2007 and 2006, the Company had amortized approximately $4,000 and $79,000 respectively, which is included in interest expense in the accompanying 2005 consolidated statement of operations.

On December 15, 2004, the Company extended the life of a director's warrants by one year. The expiration date of the warrant was extended from December 2004 to December 2005. The fair value of the modified warrant was estimated at the date of grant using a Black-Scholes option pricing model and the difference in the fair value of the old award and the new award was estimated to be $20,000.

During June and July 2005, the Company received cash proceeds of 1.48 million from the sale of 4,820,664 shares of common stock from a private placement offering. The funds were used for corporate purposes and to reduce the outstanding principle balance of the notes payable to stockholder. Additionally, warrants in the amount of 400,000 and 80,000 were offered to two separate participants in the private placement at a price of $0.80 per each share of common stock with an exercise date of June 17, 2006, and an expiration date of June 17, 2008. During 2006 and 2005, respectively, the Company recorded an expense of $66,492 and $79,908.

As part of the September 14, 2006 private placement offering, the Company granted to investors 643,643 warrants to purchase one share of common stock at an exercise price of $1.25 on or prior to October 1, 2011.

In June 2007, the Company received cash proceeds of $975,000 from an accredited investor for the purchase of 1,300,000 shares of common stock at $0.75 per share as part of a private offering. As part of the offering, the Company awarded 380,000 warrants to purchase one share of common stock at an exercise price of $1.25 on or prior to August 23, 2017.

14. MAJOR CUSTOMERS

During 2007 and 2006, two customers together accounted for approximately 44% and 39%, respectively, of the Company's net sales. In 2007, there were two customers that individually accounted for greater than 10% of net sales, or approximately $791,000 and $570,000, while in 2006 there were two customers that individually accounted for greater than 10% of net sales, or approximately $769,000 and $417,000. There were five customers at December 31, 2007, whose trade receivable balances equaled or exceeded 5% of total receivables, representing approximately 24%, 10%, 8%, 8% and 7% respectively, of total accounts receivable. The loss of business from one or a combination of the Company's significant customers could adversely affect its operations.

15. GEOGRAPHIC INFORMATION

The Company has two lines of product, which it manufactures and distributes from its locations in the United States and the United Kingdom. Information with respect to sales activity and long-lived assets (consisting entirely of property and equipment) in the United States and United Kingdom is as follows:

                                      YEAR ENDED DECEMBER 31
                                     ------------------------
                                        2007          2006
                                     ----------    ----------
        Net sales:
          United States              $1,873,017    $2,266,816
          United Kingdom              1,209,856       806,131
                                     ----------    ----------
                                     $3,082,873    $3,072,947
                                     ==========    ==========

        Long-lived assets by area:
         United States               $  153,139
         United Kingdom                   9,699
                                     ----------
                                     $  162,838
                                     ==========

16. SUBSEQUENT EVENTS

In February 2008, the Company received cash proceeds of $324,000 from an accredited investor for the purchase of 900,000 shares of common stock at $0.36 per share. As part of the offering, the Company awarded 225,000 warrants to purchase one share of common stock at an exercise price of $1.25 on or prior to February 5, 2018. This same investor had previously purchased 1.3 million shares of common stock in a June 2007 private offering priced at $0.75 per share, bringing the total shares of Puradyn common stock purchased by this investor to 2,200,000.

On February 18, 2008, the Company entered into a Master Distributor Agreement with Filter Solutions Ltd (FSL), whereby FSL assumes distributorship for the United Kingdom, Mainland Europe and Ireland. The contract contains minimum purchase requirements and shall have an initial term of five years. The Company expects that under this agreement FSL will absorb the majority of expenses attributable to the Puradyn, Ltd United Kingdom office.

On March 7, 2008, the repayment date of the stockholder loan was extended from December 31, 2008 to December 31, 2009.

During the quarter ending March 31, 2008, the Company received shareholder loans totaling $420,000.

On March 24, 2008, the Company converted $420,000 previously received in the form of advances into purchases of 1,200,000 shares of common stock at $0.35 per share. The purchases resulted in the issuance of 300,000 warrants to purchase one share of common stock at an exercise price of $1.25 on or prior to March 19, 2013.

On March 26, 2008, the Company converted $100,000 received in the form of advance into the purchase of 285,714 shares of common stock at $.35 per share and the issuance of 71,429 warrants to purchase one share of common stock at an exercise price of $1.25 on or prior to March 20, 2013.

Until ___________, 200_, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any of the underwriters. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.


                                TABLE OF CONTENTS

Page
About this Prospectus...................2
Prospectus Summary......................2
Selected Consolidated Financial Data....2
The Offering............................3
Risk Factors............................3
Cautionary Statements Regarding
Forward-Looking Information.............6                PURADYN FILTER
Market for Common Equity and Related                TECHNOLOGIES INCORPORATED
Stockholder Matters.....................7
Capitalization..........................7
Use of Proceeds.........................8                  PROSPECTUS
Dilution................................8
Plan of Distribution....................8
Management's Discussion and                     3,500,000 Shares of Common Stock
  Analysis or Plan of Operation.........9
Our Business............................21        Offering Price $[ ] per share
Management..............................27
Certain Relationships and                               Maximum Offering
    Related Transactions................35                    $[ ]
Principal Stockholders..................35
Description of Securities...............38
Shares Eligible for Future Sale ........39
Legal Matters...........................39
Experts.................................39
Where You Can Find Additional
      Information.......................39           ________________, 2008
Financial Statements....................F-1

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses payable by us in connection with the distribution of the securities being registered are as follows:

        SEC Registration and Filing Fee              $        29
        Legal Fees and Expenses*                           5,000
        Accounting Fees and Expenses*                      2,500
        Financial Printing*                                  400
        Transfer Agent Fees*                                  75
        Blue Sky Fees and Expenses*                          500
        Miscellaneous*                                        96
                                                     -----------
        TOTAL                                        $     8,600
                                                     ===========
--------------
*     Estimated

ITEM 14.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our Certificate of Incorporation and By-laws provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law ("DGCL").

         Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of any action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Our Certificate of Incorporation contains a provision which eliminates, to the fullest extent permitted by the DGCL, director liability for monetary damages for breaches of the fiduciary duty of care or any other duty as a director.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

ITEM 15.      RECENT SALES OF UNREGISTERED SECURITIES.

         Following are all issuances of securities by the registrant during the past three years which were not registered under the Securities Act of 1933, as amended (the "Securities Act"). In each of these issuances the recipient represented that he was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with any transaction, and the certificate evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. Unless specifically set forth below, no underwriter participated in the transaction and no commissions were paid in connection with the transactions.

         In February 2006, we executed subscription agreements with five accredited investors for the purchase of 3,033,334 shares of common stock at $0.30 per share for an aggregate purchase price of $910,000. Inasmuch each of the investors had a preexisting relationship with us, were stockholders and/or are members of management, and were accredited and sophisticated investors, the issuance of the securities was exempt from registration pursuant to an exemption provided by Section 4(2) of the Securities Act.

         Between September 2006 and November 2006, we received $1,357,000 from the sale of 1,938,570 shares of our common stock at $0.70 per share to 10 investors in a private placement. We issued the investors warrants to purchase a total of 475,714 shares of common stock exercisable at a price of $1.25 per share over a term of five years. Inasmuch as each of the investors were accredited, had a preexisting relationship with us, were highly sophisticated and had access to appropriate information concerning our company, the issuance of the securities was exempt from registration pursuant to an exemption provided by Section 4(2) of the Securities Act.

         During October 2006 we issued 17,350 shares of common stock valued at $ 18,217.50 to five employees, including two executive officers. The recipients were either accredited or sophisticated investors and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) thereof.

         In June 2007, we received gross proceeds of $975,000 from the sale of
1.3 million shares of common stock at $.75 per share to an accredited investor in a transaction was exempt from registration pursuant to an exemption provided under Section 4 (2) of the Securities Act.

         In August 2007, we converted $500,000 in shareholder loans to the sale of 714,286 shares of common stock at $.70 per share to accredited investors in a transaction which was exempt from registration under the Securities Act in reliance on an exemption provided by Section 3(a)9 of act.

         In February 2008, we received proceeds of $324,000 from an accredited investor for the purchase of 900,000 shares of common stock at $.36 per share. As part of the offering, we issued warrants to purchase 225,000 shares of common stock at an exercise price of $1.25 on or prior to February 5, 2018. The transaction was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In December 2007, we received loans from two shareholders, who were also members of the Board of Directors, in the amount of $100,000. During the quarter ending March 31, 2008, we received additional loans from the same shareholders, in the amount of $420,000. On March 24, 2008, $420,000 of these loans were converted into 1,200,000 shares of common stock, 600,000 shares issued to the Chief Executive Officer and a member of the Board of Directors, respectively, at $.35 per share, the closing price as of the date of approval. On March 26, 2008 a $100,000 loan from the Chief Executive Officer was converted into 285,714 shares of common stock, at $.35 per share, the closing price as of the date of approval. As part of the transaction we issued warrants to purchase 228,571 shares of common stock at an exercise price of $1.25 on or prior to March 24, 2013. Inasmuch each of the investors had a preexisting relationship with the issuer, are stockholders and/or are members of management, are accredited and sophisticated investors, the issuance of the securities was exempt from registration pursuant to Sections 3(a)(9) and 4(2) of the Securities Act.

         During May and June, 2008, we received proceeds of $630,000 from five accredited investors for the purchase of 2,319,955 shares of common stock at amounts varying between $.25 and $.305 per share. As part of the offering, we issued warrants to purchase 579,989 shares of common stock at an exercise price of $1.25 on or prior to July 1, 2013. The transaction was exempt from registration under the Securities Act in reliance on an exemption provided by
Section 4(2) of that act.

         In May 2008, we converted $100,000 in shareholder loans received from the Chief Executive Officer to the sale of 322,581 shares of common stock at $.31 per share. As part of the note conversion we issued warrants to purchase 80,645 shares of common stock at an exercise price of $1.25 on or prior to April 4, 2013. The transactions were exempt from registration under Section 3(a)9 and
Section 4(2) of the Securities Act of 1933.

         In July and August 2008, we received proceeds of $100,000 and $50,000, respectively, from two accredited investors for the purchase of 384,615 and 151,515 shares of common stock, respectively, at $0.26 and $0.33 per share, respectively. As part of the offering, we issued warrants to purchase 96,154 and 47,349 shares of common stock, respectively, at an exercise price of $1.25 on or prior to July 31, 2013 and August 25, 2013, respectively. The transaction was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         During October 2008, we issued 300,000 shares of common stock and warrants to purchase an additional 350,000 shares of common stock as compensation valued at $159,000 to an investor relations firm as compensation to their services to us under the terms of a one year agreement. The warrants have an expiration date of October 1, 2013, and warrants to purchase 175,000 shares of common stock are exercisable at $0.75 per share and warrants to purchase 175,000 of common stock are exercisable at $1.25 per share. Inasmuch each of the recipient was an accredited or otherwise sophisticated investor, the issuance of the securities was exempt from registration pursuant to Section 4(2) of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         The following documents are filed as a part of this registration statement or are incorporated by reference to previous filings, if so indicated:

EXHIBIT                                DESCRIPTION
   NO.
   3.1      Amended and Restated Certificate of Incorporation dated
            December 30, 1996 (2)
   3.2 Certificate of Amendment to Certificate of Incorporation dated February 3, 1998 (3)
   3.3      Bylaws (1)
   4.1      Form of common stock certificate (8)
   4.2      Form of Class A Warrant issued to Mr. Vittoria (9)
   4.3      Form of $1.25 common stock purchase warrant (7)
   5.1      Opinion of Schneider Weinberger & Beilly LLP *
  10.1      1996 Stock Option Plan (1)
  10.2      1999 Stock Option Plan (4)
  10.3      2000 Non-Employee Directors' Plan (5)
  10.4      2002 Audit Committee Charter (6)
  10.5 Agreement between T/F Systems, Inc. and T/F Purifiner, Inc. dated March 1, 1991 (1)
  10.6 Asset Purchase Agreement between T/F Systems, Inc. and T/F Purifiner, Inc. dated December 31, 1995 (1)
  10.7 Lease Amendment #2 between Puradyn Filter Technologies, Inc. and Premier Gateway Center at Quantum LLP (10)
  10.8 Master Distributor Agreement dated February 18, 2008 by and between Puradyn Filter Technologies Incorporated and Filter Solutions Ltd. *
  10.9 Employment Agreement dated July 3, 2000 between Puradyn Filter Technologies Incorporated and Kevin Kroger, as amended *
  14.1      Business Ethics and Conflicts of Interest Statement (6)
  21.1      Subsidiaries of the registrant *
  23.1      Consent of Webb & Company, P.A. *
  23.2      Consent of Schneider Weinberger & Beilly LLP (included in
            Exhibit 5.1) *
  99.1      Form of Subscription Agreement *
--------------
*     filed herewith

(1) Incorporated by reference from the exhibits to the registration statement on Form 10-SB, SEC File No. 001-11991, as filed with the Securities and Exchange Commission, on July 30, 1996, as amended.
(2) Incorporated by reference from the exhibit to the Current Report on Form 8-K as filed on January 9, 1997.
(3) Incorporated by reference from the exhibit to the Current Report on Form 8-K/A as filed on February 12, 1998.
(4) Incorporated by reference to the registration statement on Form S-8, SEC File No. 333-91379, as filed with the Securities and Exchange Commission on November 22, 1999.
(5) Incorporated by reference from the exhibits to the Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2000.

(6) Incorporated by reference from the exhibits to the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.
(7) Incorporated by reference to the Current Report on Form 8-K as filed on October 10, 2006.
(8) Incorporated by reference to exhibits to the Form 8-A as filed with the Securities and Exchange
         Commission on December 6, 2001.
(9) Incorporated by reference to exhibits to the Quarterly Report on Form 10-QSB for the period ended March 31, 2005.
(10) Incorporated by reference to the exhibits to the Quarterly Report on Form 10-Q for the period ended June 30, 2008.

ITEM 17. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

         i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
         ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
         iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
         iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boynton Beach, Florida, on November 3, 2008.


                            PURADYN FILTER TECHNOLOGIES INCORPORATED

                            By: /s/ Joseph V. Vittoria
                                -----------------------------------------------
                                Joseph V. Vittoria, Chairman of the Board and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph V. Vittoria his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to the registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

------------------------------------ ------------------------------------------------------ --------------------------
                 SIGNATURE                                   TITLE                                    DATE
------------------------------------ ------------------------------------------------------ --------------------------

------------------------------------ ------------------------------------------------------ --------------------------
/s/ Joseph V. Vittoria               Chairman of the Board and Chief Executive Officer,     November 3, 2008
----------------------               principal executive officer
Joseph V. Vittoria
------------------------------------ ------------------------------------------------------ --------------------------

------------------------------------ ------------------------------------------------------ --------------------------
/s/ Kevin G. Kroger                  President, Chief Operating Officer and director        November 3, 2008
-------------------
Kevin G. Kroger
------------------------------------ ------------------------------------------------------ --------------------------

------------------------------------ ------------------------------------------------------ --------------------------
/s/ Alan J. Sandler                  Vice President, Chief Administrative Officer and       November 3, 2008
-------------------                  corporate secretary
Alan J. Sandler
------------------------------------ ------------------------------------------------------ --------------------------

------------------------------------ ------------------------------------------------------ --------------------------
/s/ Cindy Lea Gimler                 Chief Financial Officer, principal financial and       November 3, 2008
--------------------                 accounting officer
Cindy Lea Gimler
------------------------------------ ------------------------------------------------------ --------------------------

------------------------------------ ------------------------------------------------------ --------------------------
/s/ John S. Caldwell                 Director                                               November 3, 2008
--------------------
John S. Caldwell, Lt. General
U.S. Army (retired)
------------------------------------ ------------------------------------------------------ --------------------------

------------------------------------ ------------------------------------------------------ --------------------------
/s/ Forrest D. Hayes                 Director                                               November 3, 2008
--------------------
Forest D. Hayes
------------------------------------ ------------------------------------------------------ --------------------------

------------------------------------ ------------------------------------------------------ --------------------------
/s/ Dominic Telesco                  Director                                               November 3, 2008
-------------------
Dominic Telesco
------------------------------------ ------------------------------------------------------ --------------------------

------------------------------------ ------------------------------------------------------ --------------------------
/s/ Charles W. Walton                Director                                               November 3, 2008
---------------------
Charles W. Walton, Ph.D.
------------------------------------ ------------------------------------------------------ --------------------------


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